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AMENDED AND RESTATED SETTLEMENT AGREEMENT

THIS AMENDED AND RESTATED SETTLEMENT AGREEMENT ("Amended Settlement Agreement") is made as of April 3 ,2009, by and between Calypso Wireless, Inc., a Delaware corporation ("Calypso Wireless"), and Drago Daic, an individual residing in Houston, Texas ("Daic").

WHEREAS, Drago Daic and other parties sued Calypso Wireless, Inc. and other parties in a lawsuit styled Drago Dalc, Curtis Scott Howell d/b/a Trlbeca, Champion Classic, Inc. and

U.S. Lights, Inc. v. Calypso Wireless, Inc., Carlos Mendoza and David Davila, Cause No. 200463048inthe 151s!DistrictCourt ofHarrisCounty,Texas(the"DaicLawsuit");and

WHEREAS a Final Judgment was rendered in the Daic Lawsuit, in favor of Daic and against Calypso Wireless, Inc. and other defendants, on December 8, 2006 (the "Daic Judgment") which all parties to this Agreement now agree is a valid and enforceable judgment underthe laws ofthe State ofTexas; and

WHEREAS, Calypso Wireless filed a lawsuit including a bill of review, seeking to set aside the Daic Judgment as to Calypso Wireless and also asserting claims against Daic, styled Calypso Wireless, Inc. v. Drago Daic, Cause No. 2007-22571 in the ISIS! District Court of Harris County, Texas (the "Calypso Wireless Bill of Review Lawsuit"), which all parties to this Agreement now agree is dismissed with prejudice; and

WHEREAS, Daic filed an application for turnover relief to enforce the Daic Judgment, with respect to certain patent rights owned by Calypso Wireless commonly known as "ASNAP" and more particularly described as United States Patent No. US 6,680,923 BI, together with all foreign patents for the same technology, as more particularly set forth the 2009 Patent Proceeds Assignment (as defined below), including the exhibits thereto (coliectively, the "ASNAP Patent"); and

WHEREAS, Daic also filed an application for turnover relief to enforce the Daic Judgment, with respect to certain patent rights owned by Calypso.Wireless commonly known as "Baxter Patents" and more particularly described as (i) United States Patent No. US 6,385,306;

(ii)
United States Patent No. US 6,765,996; (iii) United States Patent No. US 6, 839, 412; and
(iv)
United States Patent No. US 67, 031, 439, together with all foreign patents for the same technology, as more particularly set forth the 2009 Patent Proceeds Assignment, including the exhibits thereto (collectively, the "Baxter Patents"); and

WHEREAS, the lSI'! District Court entered orders granting turnover and injunction relief, both in the Daic Lawsuit and in the Calypso Wireless Lawsuit, with respect to the ASNAP Patent and Baxter Patents; and

WHEREAS, Daic and Calypso Wireless entered into a Settlement Agreement dated April 3, 2008 in an effort to resolve the disputes and litigation between them (the "Original Settlement Agreement") and the parties hereto have agreed that capitalized terms utilized herein and not otherwise defined shall have the meanings ascribed thereto in the Original Settlement Agreement;

WHEREAS, Calypso Wireless defaulted in certain of its obligations under the Original Settlement Agreement;

WHEREAS, Daic and Calypso Wireless have reached an agreement to resolve the defaults under the Original Settlement and, in connection therewith have further agreed to inter into this Amended Settlement Agreement for the purpose of (i) amending and restating the Original Settlement Agreement, (ii) evidencing their agreement, and (iii) implementing that agreement at a closing of the transactions contemplated hereby, such closing to occur simultaneous with the execution ofthis Amended Settlement Agreement (the "Closing");

WHEREAS, while Williamson P.C. was not a party to the Original Settlement Agreement, Williamson P.C. did receive certain promissory notes and other consideration provided for therein, a portion of which is being amended or cancelled, and accordingly, WilliamsonPC hasjoined in the execution ofthis Amended SettlementAgreement;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein, Daic, Williamson P.C., Curtis Scott Howell d/b/a Tribeca, Champion Classic, Inc., U.S. Lights, Inc. and Calypso Wireless agree as follows:

  Contemporaneously with the closing of the Original Settlement Agreement (the "Original Closing"), Calypso Wireless paid to Daic and Williamson P.C., the sum of ONE HUNDRED THOUSAND AND NO/IOO DOLLARS ($100,000.00) (the "Original $100,000 Cash Payment"), as required by the terms ofthe Original Settlement Agreement.

  At the Original Closing, Calypso Wireless executed and deliverd to Daic and Williamson P.C. a promissory note made payable to Daic and Williamson, P.C. in the original principal amount of NINE IWNDRED THOUSAND AND NOIlOO DOLLARS ($900,000.00), bearing interest at the JP Morgan Chase prime rate plus I%, and being due and payable within thirty days from the Original Closing, or on May 3, 2008 (the "Original $900K Promissory Note"). The Original $900K Promissory Note was not paid, and the failure to pay such note wasa default under the Original Settlement Agreement. As a portion of the consideration for this Amended Settlement Agreement, Daic and Williamson hereby agree that effective as of the Closing, the Original $900K Promissory Note, including all accrued and unpaid interest thereon, is cancelled.

  3. At the Original Closing, Calypso Wireless executed and deliverd to Daic and Williamson P.C. a promissory note made payable to Daic and Williamson, P.C. in the original principal amount of THREE HUNDRED FIFTY THOUSAND AND NO/IOO DOLLARS ($350,000.00), bearing interest at the JP Morgan Chase prime rate plus 1%, and being due and payable within sixty days from the Original Closing, or on June 2, 2008 (the "Original $350K Promissory Note"). Only $50,000 of the Original $350K Promissory Note was paid, and the failure to pay the remainder ofsuch note was a default under the Original Settlement Agreement. As a portion of the consideration for this Amended Settlement Agreement, Daic and Williamson hereby agree that effective as of the Closing, the Original $350K Promissory Note, including all I accrued and unpaid interest thereon, is cancelled.

  4. At the Original Closing, Calypso Wireless executed and delivered to Daic and Williamson P.c. a promissory note made payable to Daic and Williamson, P.C. in the original principal amount of ONE MILLION AND NO/lOO DOLLARS ($1,000,000.00), bearing interest at the JP Morgan Chase prime rate plus I%, and being due and payable in twelve months from

  Closing, or on April 3, 2009 (the "Original $IM Promissory Note"). Calypso has acknowledged to Daic that it will be unable to pay the Original $IM Promissory Note when due. As a portion ofthe consideration for this Amended Settlement Agreement, Daic and Williamson hereby agree that effective as of the Closing, the Original $1 M Promissory Note, including all accrued and unpaid interest thereon, is cancelled.

  5. At the Original Closing, Calypso Wireless sold, assigned, and transferred to Daic and Williamson P.C. an undivided twenty-five (25%) interest in and to the ASNAP Patent and Baxter Patents, pursuant to the Assignment Agreement. As a portion ofthe consideration for this Amended Settlement Agreement, Daic and Williamson hereby agree that effective as of the Closing, the Assignment Agreement is hereby terminated and of no further force or effect. At the Closing, Daic and Williamson P.e. shall execute and deliver to Calypso a Termination of Assignment Agreement in the form attached hereto as Exhibit "A" (the "Termination of Assignment Agreement") pursuant to which Daic and Williamson P.C shall effect the termination of their ownership interest in the ASNAP Patent and Baxter Patents. In connection therewith, Daic and Williamson P.C. shall cause the termination of its direct interest in the ASNAP Patent and the Baxter Patents to be recorded with the United States Patent and Trademark Office. Pursuant to the Original Settlement Agreement, once Daic and Williamson

  P.C. had received anaggregate of TWENTY MILLION DOLLARS ($20,000,000.00) in cash under the Assignment Agreement, Daic and Williamson P.C. were obligated to re-convey to Calypso Wireless all rights received pursuant to the Assignment Agreement and Calypso was obligated to execute and deliver to Daic and Williamson P.C. a Patent Proceeds Assignment pursuant to which Calypso would pay to Daic and Williamson P.C. five percent (5%) of the proceeds of the ASNAP Patent and Baxter Patents, without limit (such assignment having been referred to in the Original Settlement Agreement as the "Patent Proceeds Assignment", but referred to in this Amended Settlement Agreement as the "Original Patent Proceeds

  Assignment"). As a portion of the consideration for this Amended Settlement Agreement, the parties agree that the obligation to execute and deliver the Original Patent Proceeds Assignment is hereby terminated; however, at the Closing, Calypso shall execute and deliver to Daic and Williamson P.C. a Patent Proceeds Assignment in the form attached hereto as Exhibit "B" (the "2009 Patent Proceeds Assignment") pursuant to which Calypso shall, among other things, pay to Daic certain proceeds arising out of the ASNAP Patent and Baxter Patent, as more fully set forth in the 2009 Patent Proceeds Assignment.

    At the Original Closing,· Calypso Wireless granted a security interest in the ASNAP Patent and Baxter Patents to secure Calypso Wireless' obligations under the Original Settlement Agreement and the documents executed at the Original Closing, pursuant to a Patent Mortgage and Security Agreement (such agreement having been referred to in the Original Settlement Agreement as the "Patent Mortgage and Security Agreement", but referred to in this Amended Settlement Agreement as the "Original Patent Mortgage and Security Agreement"). At the Closing, Calypso shall execute and deliver to Daic and Williamson P.C. an Amended and Restated Patent Mortgage and Security Agreement in the form attached hereto as Exhibit "C" (the "Amended Patent Mortgage and Security Agreement"), which Amended Patent Mortgage and Security Agreement will supersede and replace in its entirety the Original Patent Mortgage and Security Agreement.

    At the Original Closing, Calypso Wireless agreed that it would issue, assign and deliver to Daic and Williamson P.C. TWELVE MILLION (12,000,000) shares of common stock in Calypso Wireless (the "Calypso Shares") out of its authorized and unissued shares. Calypso

  Wireless did deliver a certificate representing SEVEN MILLION (7,000,000) of the Calypso

  Shares at the Original Closing; however, Calypso defaulted on its obligation to deliver a certificate for the remaining FIVE MILLION (5,000,000) ofthe Calypso Shares (the "Remaining Shares"). Based upon it failure to deliver the Remaining Shares and/or shares provided for in any extension agreements, Calypso Wireless also agreed to issue to Daic and Williamson P.C. EIGHT MILLION FOUR HUNDRED THOUSAND (8,400,000) additional shares of Calypso Wireless (the "Additional Shares") out of its authorized and unissued shares; however, to date, Calypso has failed to issue and deliver such additional shares. Accordingly, Calypso Wireless acknowledges that it has an obligation to issue, assign and deliver to Daic and Williamson P.C. THIRTEEN MILLION FOUR HUNDRED THOUSAND (13,400,000) shares of common stock in Calypso Wireless out of its authorized and unissued shares, and will deliver a certificate representing such 13,400,000 shares (constituting the Remaining Shares and the Additional Shares) to Daic and Williamson P.C. within fifteen (15) days of the Closing (April 17, 2009). Further, within six months of the Closing (October 2, 2009) Calypso Wireless will cause the removal of the restrictions on the 7,000,000 shares of common stock of Calypso Wireless delivered to Daic and Williamson P.C. at the Original Closing.

  Calypso Wireless, as the issuer of the Calypso Shares, agrees to have its securities counsel provide an opinion letter pursuant to Securities Act Rule 144 to Calypso Wireless and its transfer agent to permit the transfer and sale of the Calypso Shares as and when such opinion letter is required under Rule 144. Daic and Williamson P.C. agree to provide the requisite representation letters from Daic and Williamson P.C. and their brokers. Calypso Wireless agrees to use its best efforts to meet the current publication requirement of the Securities Act Rule 144 and file and keep current filings for all required SEC reports, e.g. 10KSB, lOQSB, etc.

  The parties acknowledge that pursuant to the Original Settlement Agreement, Daic and Williamson P.C. and Calypso Wireless filed (i) an Agreed Order Dismissing Case with Prejudice, with respect to the Calypso Wireless Bill of Review Lawsuit, and (ii) an Agreed Order Dismissing Turnover Relief in the Daic Lawsuit (collectively the "Agreed Orders"). While under the Original Settlement Agreement, the failure of Calypso Wireless to deliver all of the Calypso Shares that were required to be delivered pursuant to paragraphs 1, 2, 3 and 7 of the Original Settlement Agreement gave rise to reinstatement of the tumover relief after judgment that is the subject of the Agreed Order in clause (ii) above, the parties have agreed not to reinstate theturnoverreliefafterjudgmentas ofthistime.

  As a result of the default by Calypso Wireless under the Original Settlement Agreement and the execution by each of the parties of this Amended Settlement agreement, all obligations of Daic to release the Daic Judgment are hereby terminated in all respects. Instead, Calypso Wireless hereby acknowledges and confirms that the Daic Judgment is final and in full force and effect, and that Calypso Wireless has no defenses to payment ofthe Daic Judgment. In connection therewith, the parties acknowledge and confirm that an aggregate of $146,050,645 (one hundred forty six million, fifty thousand and six hnndred forty five dollars), including accrued interest through March 24; 2009, is due and owning under the Daic Judgment, and that all unpaid amounts of the Daic Judgment shall accrue interest at 10% (ten percent) per annum nntil paid. In connection with the foregoing, Daic agrees not to execute or collect upon the Daic Judgment so long as Calypso Wireless has not defaulted upon its obligations hereunder or any of the agreements executed in connection herewith.

10. Each ofthe parties hereto agree and acknowledge that the T-Mobile Litigation (as defined in the 2009 Patent Proceeds Assignment) has been properly filed, and that the parties may proceed with such litigation. In connection with the foregoing, Calypso Wireless agrees not to interfere with or hinder the T-Mobile Litigation in any fashion. Futher, the parties agree that II

Daic shall be joined as a plaintiff in the I-Mobile Litigation, and that Daic's written eonsent shall be required to settle the T-Mobile Litigation andlor to enter into any license, assignment or sale ofthe ASNAP Patent andlor the Baxter Patents.

11. Calypso Wireless covenants and agrees that, except with respect to thc proposed increase in the number of authorized shares of Calypso Wireless from 200,000,000 shares of cornmon stock to 240,000,000 shares, Calypso Wireless shall not increase its authorized shares ofcapital stock without written consent ofDaic.

12. Time is of the essence. Default shall be conclusively shown, with respect to monetary payments, by payments not being made and received on the due date. I. The following items will also be a default for the purposes of this Amended Settlement Agreement:

(a)
Any attempt to arrange, negotiate or consummate any sort of transfer or assignment or impairment of the ASNAP Patent or Baxter Patents such that it would have an adverse impact upon the rights ofDaic to collect all ofthe amounts referred to herein;
(b)
Any attempt to materially secrete or hide assets of Calypso Wireless that would affect the rights of Daic to collect all monies contemplated in this I agreement. Should Calypso Wireless fail to pay all amounts due hereunder or under the 2009 Patent Proceeds Assignment, or make timely delivery of all of the Remaining Shares or Additional Shares, then Daic shall have the right to execute upon and collect the Daic Judgment. Default shall be conclusively shown, with respect to monetary payments, by payments not being made and received by the due date. Default shall be conclusively shown, with respect to the Remaining Shares or Additional Shares, by failure to deliver a certificate representing the Remaining Shares or Additional Shares enumerated herein in Paragraph 7 on the due dates.

  Calypso Wireless hereby releases, acquits and forever discharges Drago Daic, Curtis Scott Howell d/b/a Tribeca, Champion Classic, Inc., U.S. Lights, Inc., and Jimmy Williamson, P.C., from any and all claims, demands and causes of action that Calypso Wireless may now own or be entitled to assert against each of them.

  Contingent upon the timely receipt of all the consideration provided for in this Amended Settlement Agreement, including the delivery of a certificate evidencing the Remaining Shares, and the Additional Shares, after the Closing, Daic, Curtis Scott Howell d/b/a Tribeca, Champion Classic, Inc., and U.S. Lights, Inc., hereby releases, acquits and forever discharges Calypso Wireless from any and all claims, demands and causes of action that they/it may now own or be entitled to assert against it, including all claims that were or could have been asserted against Calypso Wireless in the Daic Lawsuit or the Calypso Bill of Review Lawsuit; provided, however, the foregoing release shall not be applicable to the Daic Judgment or any other obligations ofCalypso Wireless under the Amended Settlement Agreement or any other documents executed in connection therewith. Nothing herein releases the Daic Judgment against Carlos Mendoza or David Davila.

  Each party represents and warrants to the other (i) that he or it has been represented by attorneys in connection with the negotiation and drafting of this Amended Settlement Agreement, and has relied on the advice of his or its own attorneys in entering into this Amended Settlement Agreement; and (ii) that in entering into this Amended Settlement Agreement, he or it is not relying on any agreement, representation or promise except as expressly set forth herein.

  This Amended Settlement Agreement may be signed in multiple counterparts and shall be effective as ofthe date ofthe last signature as reflected below.

  This Amended Settlement Agreement is made and performable in Harris County, ~ Texas, and the validity, effect, and construction of this Amended Settlement Agreement shall be governed by the laws ofthe State ofTexas.

18. In the event that anyone or more of the provisions of this Amended Settlement

Agreement shall, for any reason, be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Amended Settlement Agreement.

  This Amended Settlement Agreement may not be amended, modified, waived, or terminated unless by writing and a notarized signature by all parties hereto.

  This Amended Settlement Agreement shall not be construed in favor of or against any party on the basis that the party did or did not author this Settlement Agreement, including anyattachrnent hereto. It is intended that this Amended Settlement Agreement shall be comprehensive in nature and shall be construed liberally to affect its purposes.

  Each signatory to this Amended Settlement Agreement hereby warrants and represents that such person has authority to bind the party for whom such person acts, and the claims, rights, and/or interests which are the subject matter hereto are owned by the party asserting same, have not been assigned, transferred or sold, and are free of any encumbrances.

  All payments and obligations provided for in the Amended Settlement Agreement to Oaic shall be due and payable to Oaic and/or his designee (or to his estate should Oaic be deceased) and to Jimmy Williamson, P.e. Any and all payments made or shares of stock provided by Calypso Wireless to Oaic and/or Jimmy Williamson, P.C. shall be retained by Oaic and/or Jimmy Williamson, P.C., notwithstanding the amendment of the Original Settlement Agreement pursuant to this Amended Settlement Agreement.

  The parties agree that this Amended Settlement Agreement, including the documents referred to herein, constitutes the full, final and complete settlement ofthe differences between them and supersedes all other written or oral exchanges, representations, agreements, or understandings between them concerning the subject matter of this Amended Settlement Agreement, including the Original Settlement Agreement, and further agree that there are no exchanges, representations, agreements, or understandings, oral or written, concerning the subject matter of this Settlement Agreement that are not fully expressed and incorporated herein.

(Remainder of Page Intentionally Left Blank)

CALYPSO WIRELESS:

Date: April 6,2009

STATE OF TEXAS § § ss. COUNTY OF HARRIS §

BE~RE ME, the undersigned authority, on thisU day of April, 2009, personally appeared ,li""/) S. l'd7"tI;tI , the 7>"R-e,:t.)~6AJr of Calypso Wireless, Inc., a Delaware corporation, known to me to be the person and officer whose name is subscribed 10 the foregoing instrument and acknowledged to me that he executed the same of his own free will for the purposes and consideration therein expressed and on behalf of said corporation.

(Signatures Continued on Following Page)

GMILLER\003870\OOO02\357968.3

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DAlC:

Date: April ~ 2009

STATE OF TEXAS § § ss. COUNTY OF HARRIS §

Before me, a notary public, on this O,,(J day of Aprii, 2009, personally appeared Drago Daic, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are

(Signatures Continued on Following Page)

13

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CURTIS SCOTT HOWELL D/B/A TRIBECA:

Date: April.l, 2009

STATE OF TEXAS § § ss. COUNTY OF HARRIS §

Before me, a notary public, on thiS~ day of April, 2009, personally appeared Curtis Scott Howell, known to me to be the person whose name is subscribed to the foregoing document and, being by me first duly sworn, declared that the statements therein contained are true and correct.

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CHAMPION CLASSIC, INC.:

CHAMPION CLA~SIC, INC.

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Title: 'P'H J;".$)PEP;

Date: April Zu 2009

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STATE OF TEXAS §

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§ ss. COUNTY OF HARRlS §

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BEFORE ME, the"undersigned authority, on this ~day of Ap!!.!" 2009, personally appeared 'J:>lttll'0 """"i:>A 14.. , the ::PAt;"., I bE")-J' of Champion I Classic, Inc., a corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same of his r own free Will for the purposes and consideration therein expressed and on behalf of said I corporation.

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(Signatures Continued on Following Page)

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U.S. LIGHTS, INC.:

Date: April.,:2,2009

STATE OF TEXAS §

§ ss. COUNTY OF HARRIS §

BEFORE ME, the undersigned authority, on1s;6~ day of April, 2009, personally appeared-=tfRA ~a :DJ4.1L. , the ~/i>ett>r ofU.S. Lights,

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Inc., a corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same of his own free will for the purposes and consideration therein expressed and on behalf of said

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JIMMY WILLIAMSON, P.C. JIMMY WILLIAMSON, P.C.,

STATE OF TEXAS	§
	§	ss.
COUNTY OF HARRIS	§

BEFORE ME, the undersigned authority, on this~ day of April, 2009, personally f appeared Cyndi Rusnak, Authorized Representative of Jimmy Williamson, P.C. d/b/a Williamson & Rusnak, a Texas professional corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that she executed the same of her corporation.

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EXHIBIT "A"

TERMINATION OF ASSIGNMENT AGREEMENT

This TE~INATION OF ASSIGNMENT AGREEMENT (this "Tennination") is executed this the~ay of April, 2009 (the "Effective Date"), by and between CALYPSO WIRELESS, INC., a Delaware corporation ("Calypso"), JIMMY WILLIAMSON, P.C., a Texas professional corporation ("Williamson"), and DRAGO DAlC, an individual residing in Houston, Texas ("Daic", and together with Williamson, the "Assignees").

WITNESSETH:

WHEREAS, a dispute had arisen between. Calypso and Daic with respect to certain patent rights owned by Calypso;

WHEREAS, Calypso and Daic entered into that certain Settlement Agreement dated April 3,2008 in an effort to resolve such dispute (the "Original Settlement Agreement");

WHEREAS, pursuant to the Original Settlement Agreement, Calypso and the Assignees entered into that certain Assignment Agreement with Respect to Undivided Interest in Patent dated April 3, 2008 (the "Assignment Agreement"), whereby Calypso assigned to the Assignees an undivided twenty-five percent (25%) interest in and to the Patents, as that tenn is defined in the Assignment Agreement, pursuant to the tenns more particularly described in the Assignment Agreement;

WHEREAS, Calypso defaulted in certain of its obligations under the Original Settlement Agreement;

WHEREAS, Calypso and the Assignees have entered into that certain Amended and Restated Settlement Agreement dated April, 2009, providing for the resolution of such defaults under the Original Settlement Agreement (the "Amended Settlement Agreement"):

WHEREAS, pursuant to the Amended Settlement Agreement, Calypso and the Assignees desire to teuninate the Assignment Agreement;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

1 Termination of Assignment Agreement. Calypso and the Assignees hereby acknowledge the tennination of, and hereby agree to tenninate, the Assignment Agreement, effective as of the Effective Date. The Assignees acknowledge and agree that, effective as of the Effective Date, any and all interest in the Patents, as that term is defined in the Assignment Agreement, held by the Assignees shall be, and hereby is, tenninated.

BROYALI003870 \000021361512.11

  Governing Law. This Tennination shall be governed under the laws ofthe State of Texas without regard to choice oflaw principles or conflicts oflaw rules.

  Further Assurances. The parties hereto agree to execute and deliver such instruments as are reasonably necessary to effectuate the transactions contemplated by this Termination.

  Binding Effect. This Tennination and all the terms and provisions hereof, shall be binding upon and shall inure to the benefit of Calypso and the Assignees, and their respective successors and permitted assigns.

  Invalidity. In case anyone or more of the provisions contained in this Termination shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Termination, and this Termination shall be construed as if such invalid, illegal or unenforceable provision had never been included in the Termination.

  Amendments. No amendment, modification, or alteration of the terms of this Termination shall be binding unless the same is in writing, dated subsequent to the date of this Termination, and duIy executed by the parties to this Termination.

  Counterparts. This Tennination may be executed in muItiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same Termination.

  Entire Agreement. This Termination constitutes the entire agreement of the parties with respect to the subject matter contained herein, and supersedes any prior agreements or understandings, whether oral or written, between the parties with respect thereto, if any.

BROYALI003870 \ 000021361512.12

IN WITNESS WHEREOF, the parties have executed this Termination to be effective as ofthe Effective Date.

CALYPSO:

CALYPSO WIRELESS, INC., a Delaware corporation

ASSIGNEES:

JIMMY WILLIAMSON, P.c. a Texas professional corporation

/

BROYALl003S70 \000021361512.13

EXHIBIT "B" 2009 PATENT PROCEEDS ASSIGNMENT

THIS 2009 PATENT PROCEEDS ASSIGNMENT ("Patent Proceeds Assignment") is entered into by and between Drago Daic, an individual residing in Houston, Texas ("Daic"), Jimmy Williamson, P.C., a Texas professional corporation ("Williamson PC") (Daic and Williamson being collectively referred to as the "Daic Parties"), and Calypso Wireless, Inc., a Delaware corporation ("Calypso"), on this day of April, 2009.

WITNESSETH

WHEREAS, Daic and other parties sued Calypso and other parties in a lawsuit styled Drago Daic, Curtis Scott Howell d/b/a Tribeca, Champion Classic, Inc. and u.s. Lights, Inc. v. Calypso Wireless, Inc., Carlos Mendoza and David Davila, Cause No. 2004-63048 in the 151" District Court of Harris County, Texas (the "Daic Lawsuit") which related to certain patent rights owned by Calypso commonly known as "ASNAP" and "Baxter" and more particularly described as (i) United States Patent No. US 6,680,923 B 1 , U.S. Patent Application Serial No. 11/040,482, and PCT Application No. PCTIUS01/07528 and such other patents and applications set forth on Exhibit "A" attached hereto, (ii) United States Patents No. 6,385,306, No. 6,765,996, No. 6,839,412 and No. 7,031,439;and (iii) all substitutions for and divisions, continuations, continuations-in-part, renewals, reissues, national phase entries, and extensions of such patents and applications throughout the world, including but not limited to all applications and patents that claim priority, directly or indirectly, in whole or in part, from such patents and applications, the foregoing items (i), (ii) and (iii) including patent applications and applications for like protection that have now been or may in the future be granted on the invention disclosed in such patent, including without limitation, those obtained or permissible under past, present, and future laws and statutes (collectively, the "ASNAP and Baxter Patents");

WHEREAS, a Final Judgment was rendered in the Daic Lawsuit, in favor of Dale and against Calypso and other defendants, on December 8, 2006 (the "Daic Judgment"), which all parties t() tl1isJ)at~lltProceedsA.ssignrnent now agree. is a valid and enforceable judgment under the laws of the State of Texas;

WHEREAS, the Parties have entered into that certain Amended Settlement Agreement between the parties hereto dated April , 2009 with respect to payment of the Daic Judgment (the "Amended Settlement Agreement");

WHEREAS, pursuant to the terms of the Amended Settlement Agreement and in furtherance of the payment of the Daic Judgment, Calypso agreed to assign a portion of the proceeds from the ASNAP and Baxter Patents to the Daic Parties pursuant to the terms and conditions contained in this Patent Proceeds Assignment;

NOW, THEREFORE, in consideration of the execution of the Amended Settlement Agreement, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged herewith by the Parties, and the mutual covenants and promises hereinafter made, it is mutually agreed by and between the parties, as follows:

GMlILER1OO38701000021354743.4 1

1. Definitions. The following capitalized terms used in this Patent Proceeds Assigllll).ent have the following meanings:

"Proceeds"shallmeanthevalue ofallconsiderationpaidto Calypsoattributable to: (i) the revenues realizedbyCalypso inconnectionwiththe use, sale,orimportation ofa method orproductfalling within at least one claim ofthe ASNAP and Baxter Patents, (ii) the license ofASNAP and Baxter Patents (or any portion thereof) to a third party, (iii) the assignment of the ASNAP and Baxter Patents (or any portion thereof) to a third party; (iv) any and all litigation relating to the ASNAP and BaxterPatentsincluding,butnotlimitedto, CaseNo.2:08-cv-TJW-CE; CalJ!Pso Wireless, Inc, v. TMobile USA. Inc... In the U.S. District Court for the Eastern District ofTexas (Marshall Div) (the "TMobileLitigation"), (v)the salc ofthe ASNAP andBaxterPatents oranyportionthereof; and/or(vi) anyandallotherrevenue ofanykindwhatsoeverrealizedbyCalypsoarisingfrom theASNAP and Baxter Patents, further including but not limited to all monies, revenues, and non-monetary considerationreceivedinsettlement oforasdamages for (includingenhanceddamages)any dispute, suit, action, or claim arising out of or related to the ASNAP and Baxter Patents,

"Affiliate" shall mean with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

"Person" shall meanany individual,corporation, partnership,jointventure,association,jointstockcompany, trust,.unincorporated organization,.limitedliabilitycompanyorgovermnentorother. entity,

2, Term. This Patent Proceeds Assignment shall be effective until the later to occur of the expiration of all ASNAP and Baxter Patents or the fmal payment of all amounts arising out of any litigation relating to the ASNAP and Baxter Patents (the ''Term'').

3, Payment. Calypso hereby agrees to pay the Daic Parties as follows (herein, the "ASNAPlBaxter Payments"):

(a) onehundredpercent(100%) oftheProceedsuntilsuchtimeastheDaic

I

Parties have received the sum of $3.5 million plus interest at six percent I (6%) per armum on $3.5 ullllion frol1!-..:\pril 2, 2009 to thepte ~f I b ymentthereqf; '\he.. .f:J 3,6 million pa.'1W!eh I WII e... II ()~ '. fA-ppIIUL -to IA. red.uc..-fI'lfYV o-f prll'1Glpa.-l -Pv-om '!hi;

\V--(b after all amounts provided for in clause (a) have lieen paid in full, fifty 1)til./ (., . percent (50%) of the Proceeds until such time as the Daic Parties have JudaemJrt-.SJU received pursuant to clause (a) above and this clause (b) in an amount J I sufficient to pay in full the Daic Judgment (as further descried in the ;

~

~

~ended Settlement Agreement), including all accrued and unpaid mterest thereon,' ,

~ !

(c) after all amounts provided for in clauses (a) and (b) have been paid in full, five percent (5) ofthe Proceeds.

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All ASNAPlBaxter Payments shall be made and delivered to the Daic Parties in care of the Jimmy Williamson, P.C., trust account. Simultaneous with the execution of this Patent Proceeds Assignment, Williamson shall provide Calypso with the details ofthe Jimmy Williamson,

P.C. trust account and shall update such information as it may change from time to time. To the extent that ASNAP/Baxter Payments are to be made from revenues received from a third party, whether through sale, licensing or otherwise, Calypso shall require that such third party make all ASNAPlBaxter Payments directly to the Jimmy Williamson, P.C. trust account. Such third party payments shall include, without limitation, any and all amounts arising under the T-Mobile Litigation; however, amounts due as a result of the T-Mobile Litigation shall be payable after deduction for attorney's fees and expenses ofthe attorneys.

All ofsaidASNAPlBaxter Payments that are notpaiddirectlybythirdparties to the Daic Parties shall be due and payable to the Daic Parties and/or their respective designees within thirty (30) days of the end of each calendar quarter for Proceeds received by Calypso or due to Calypso during the immediately preceding calendar quarter.

  Payment Reports. Along with the ASNAPlBaxter Payments, Calypso shall also provide to the Daic Parties, within thirty (30) days after the end of each calendar quarter during which any ASNAPlBaxter Payments are due, a report, duly certified by an officer or authorized agent ofCalypsohavingcapacity tosocertifY,specifYing: (a)thetimeperiodcoveredbythereport; (b)the total Proceeds received by or due to Calypso in such quarter; and (c) the ASNAPlBaxter Payment amount payable to the Daic Parties (the "Reports").

  Audit. Calypso shall make and retain true and accurate records, files and books of accountcontainingail the datareasonablyrequired for the full computationandverification ofthe ASNAP/Baxter Payments to be paid and the information to be given in the Reports forno less than three (3) years after each such calendar quarter. Once each year during the Term ofthis Agreement, Calypso shall permit an independent audit of such records, files and books of account, by an independent accountant ofthe Daic Parties' choosing (the "Daic Parties' Accountant"), and at the DaicParties' cost(exceptasprovidedbelow),uponreasonablenotice toCalypsobytheDaicParties. Theselection oftheDaicParties' Accountantshall besubjecttotheapproval ofCalypso;which approval shall not be unreasonably withheld or delayed. The Daic Parties' Accountant shalilintit hislher review only to those materials reasonably necessary, in the discretion of said Daic Parties' Accountant, to determine the accuracy of said Reports and the amounts due and owing under this Patent Proceeds Assignment, ifany. The Daic Parties' Accountant shall maintain the confidentiality ofall materials so reviewed, even as to the Daic Parties, limiting hislher reporting (herein, the "Daic Parties' Accountants' Report") to the Daic Parties, with a copy to Calypso, only to whether or not the Reports are accurate and the amount of any discrepancy. If, as a result of any such audit, it is determined that additional payments were due and owing to the Daic Parties from Calypso ("Additional Payment"), suchAdditionalPaymentshallbepaidto the DaicPartieswithinthirty(30) daysofthemutualverification ofsaiddiscrepancybyCalypso. IntheeventthePartiesareunableto agree as to the Additional Payment, if any, within sixty (60) days of the submission of the Daic Parties' Accountant'sReporttotheDaicPartieswithacopytoCalypso,thenthePartiesshalljointly engage the services ofeither theHoustonoffice ofUHYLtd. orBKD (so longasnone oftheparties have utilized the services of such fmn(s) within the five year period prior to such engagement), as

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determined by agreement ofthe Daic Parties and Calypso (and ifno such agreement can be made, then chosen at random by a drawing supervised by counsel for the Parties), with the accounting fmn so chosen referred to herein as the "Neutral Accountant". Upon such selection, the parties shall submittheReports,togetherwiththeDaicParties' Accountant'sReportandtheworkpapers ofthe Daic Parties' Accountant, to the Neutral Accountant for review, whose determination as to the accuracyofsaidReportsandtheamount ofanydiscrepancyshallbefinal. Ifbothofsuchfirmsare excluded as a result of having worked fur either of the Daic Parties or Calypso, the parties shall jointly choose another regional accounting firm as the Neutral Accountant. The cost of such audit shall be shared equally by Calypso and the Daic Parties; however, in the event the Daic Parties' Accountants' Report reveals an error in the Reports of at least five percent in favor of the Daic Parties and either such report is accepted by Calypso or such an error ofnot less than five percent is confirmed by the Neutral Accountant, then the cost ofboth the Daic Parties' Accountant's Report and the audit ofthe Neutral Accountant shall be paid by Calypso (or any amounts already paid by the Daic Parties refunded by Calypso to the Daic Parties).

6. Agreement with Attorneys. Calypso and the Daic Parties will execute such documentationas isreasonablyrequiredto addDaicasaplaintiffin the T-Mobile Litigation and to authorize and direct counsel for the plaintiffs, Williams Kherkher Hart Boundas, L.L.P. (or any attorneys thatassumerepresentation ofsuchplaintiffs)(the"Attorneys"), tofacilitatethepayments to the Daic Parties required hereunder out ofany proceeds ofthe T-Mobile Litigation. In connection therewith, should there be a disagreement between Calypso and the Daic Parties with respect to distribution of proceeds from the T-Mobile Litigation resulting in the Attorneys unwillingness to distributeproceeds ofthe T-MobileLitigation inaccordance withtheterms ofthis Agreement, the parties hereto will enter into an Escrow Agreement in the form attached hereto as Exhibit "B" providing for the escrow of disputed portion of the proceeds of the T-Mobile Litigation, with the escrow agent to be selected by mutual agreement of the parties hereto. If the parties hereto are unable to agree upon an escrow agent, the escrow agent shall be appointed by the Attorneys.

7. General Provisions: Nothing contained in this Agreement shall be construed as:

(a) Conferring to the Daic Parties any ownership in and to said ASNAP and

(b) RequiringanownershipinterestinsaidASNAPandBaxterPatentsonthepart ofthe Daic Parties as a conditionforreceivingthe ASNAP!BaxterPayments setforth herein.

  Transaction Restriction. As provided in the Settlement Agreement and reaffmned hereby, Calypso shall not license or sell the ASNAP and Baxter Patents (or any portion thereof) to any Affiliate or other related party, or in any other transaction that is not at arms length between the parties, without the prior written consent ofthe Daic Parties.

  Notice. Any notices or other communications required or permitted under, or otherwise in connection with this Patent Proceeds Assignment, shall be in writing and shall be deemedto have beendulygiven(i) whendelivered inperson; (ii) uponconfmnation ofreceiptwhen transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand delivery on the next business day; (iii) three (3) days following deposit in a regularly

GMILLERI0038701000021354743.4

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maintained receptacle for the United States mail, registered or certified, postage fully prepaid; or (iv) on the next business day iftransmitted bynational ovemight courier, ineach case to the address set forth below or at such other address as such party may have previously specified by notice provided in accordance herewith:

Ifto Calypso, to:

Calypso Wireless, Inc. 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380 Attention: Richard Pattin Facsimile No. .281-362-2704

Ifto the Daic Parties, to:

Drago Daic 11 Lake Sterling Gate Drive Spring, Texas 77379 Facsimile No. (281) 444-4727

and to:

Jimmy Williamson, P.C. 4310 Yoakum Boulevard Houston, Texas 77006 Facsimile No. 713-223-0001

with a copy to:

Boyar & Miller, P.C. 4265 San Felipe, Suite 1200

Attention: Gary W. Miller Facsimile No.: (713) 552-1758

  Limitations on Restrictions. Nothing contained in this Agreement shall be construed as restricting the rights of Calypso to make, have made, import, use, sell or ship goods covered under the ASNAP and Baxter Patents, or except as expressly provided herein, to restrict Calypso's rights to license or assign the ASNAP and Baxter Patents.

  Enforceability. Ifany provision of this Agreement shall be held to be invalid or unenforceableforanyreason,theremainingprovisionsshallcontinueto bevalidandenforceable, If a court finds that any provision ofthis Agreement is invalid or unenforceable, but that by limiting such provision it would become valid and enforceable, then such provision shall be deemed to be written, construed, and enforced as so limited.

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  Authority. Each party represents and warrants to the other that it has the full right, power and authority to enter into this Agreement and to perform all ofits obligations hereunder, and that its below-signed representative has authority to execute this Agreement on its behalf.

  NoWaiverorReleaseofAmendedSettlementAgreement. Byenteringintothis Assignment, the parties do not waive or release any provision of the Amended Settlement Agreement.

  Applicable Law. It is agreed by the parties that this Agreement shall be construed accordingto the laws oftheUnitedStatesand oftheState ofTexas, U.S.A., andthatanyactionsto enforce the terms hereof, or for breach hereof, shall be brought in either the federal or state courts of the State ofTexas, without regard to principles ofconflicts oflaws..

  Entire Agreement. This Agreement, the Amended Settlement Agreement, and the other documents described in the Amended Settlement Agreement set forth the entire agreement and understanding between the parties as to the subject matter hereof and merge all prior discussions between them, and none of the parties shall be bound by any conditions, definitions, warranties, understandings or representations with respect to such subject matter other than as expressly provided herein or as dilly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized officer or representative ofthe party to be bound thereby.

  No Partnership. Nothing in this Agreement shall in anyway be interpreted as creating a partnership, joint venture or any other joint business endeavor between Calypso and the Daic Parties, oreither ofthem.

  Headings. The paragraph order and headings are for convenience only, and shall not be deemed to affect in any way the language, obligations or the provisions to which they refer.

[Signatures on Following Page]

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IN WITNESS WHEREOF, this Patent Proceeds Assignment has been signed by the respective parties by their dilly authorized officers or representatives as of the day and year first above written.

CALYPSO:

CALYPSO WIRELESS, INC., a Delaware corporation

B;' ~/~'

N~me~ ~~¥~4t-'~r---

Title~

GMlLLER10038701000021354743.4 7

!Jnited States Patent: 6,680,9k~ I...J--:;;;;.Ex!....-:-A1B:;ITPage 1 of13...IIIIIIiII

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United States Patent 6,680,923 Leon January 20, Zfl04

Communication system and method

. Abstract

A system and met-hoQ. for establishing communication ~th anyone of a variety ofdifferent wireless communication devices including through the provision ofa short range transceiver assembly so as to provide data communication from a sender to the wireless communication device either over the Internet, utilizing an Internet access facility, such as a computer, or alternatively using an over-the-air network; compatible with the communication device. The vvireless communication device is structured to operate on either ofat least two independent frequencies for communication with·the computer or with the over-the-air network, dependent on predetermined parameters including the acceptance ofa unique identifier or code and/or the positioning ofthe wireless communication device, within a predetermined vicinity range relative to the computer. An auto switching capability establishes data communication with the computer or with the overthe-air neMork, dependent on whether the identification and vicinity parameters have been met.

Inventors: Leon; Robert (Miami, FL)

~~r'h 1.,~Oh~~ WiI'ele!,s, Inc. (Miami, FL)

Appl. No.: 577812

Filed: May 23, 200(}

Current U.S. Class: 370/328; 370/352 Intern'l Class: H04L 012164 Field of Search: 370/328,329,330,338,345,349,352,353,354,355,356,343,395.2,395.3,395.52

References Cited [Referencoo By) United States Patent: 6,680,9£5 Page 2 of13

5910946 6023241 6028764 6040784	Jun., 1999 Feb., 2000 Feb., 2000 Mar., 2000	U.S. Patent Documents Csapo Clapper. Richardson et aL Miller.	370/328.
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6047047	Apr., 2000	Aldridge et 81.
6049291	Apr., 2000	Kikinis.
6052812	Apr., 2000	Chen et aI.
6272348	Aug., 2001	Saario·"t 81.	455/452.
6549543	Apr., 2003	Shin	370/474.
6570871	May., 2003	Schneider	370/356.
6601040	Jul., 2003	KolIs	705/14.
6608832	Aug., 2003	Forslow	370/353.

Primary Examiner: Y80; Kwang Bin Attorney, Agen.t or Firm: Malloy & Malloy, P.A.

Claims

What is clahned is:

1. A hybrid communication system for wireless data communication said system comprising:

a) a wireless communication device including a unique identifier and capable ofconJu~tingdata communication through an over-the-air network,

b) a computer confIgured for computerized network access,

c) a transceiver assembly operative on a short range communication standard and structured to interconnect said wireless communication device with a computer facility to establish data communication therewith,

d) said transceiver assembly including a first transceiver connected to said computer and at least a second transceiver connected to said wireless communication device and an auto-switching capability responsive to pre-determined parameters,

eo)saidauto·switehing capability beillg determinative ofelatacommunicationvxith said wireless communication device either over the comput.erized netWork through saidcomput.er facility.or by thl:l9ver~ the-air network dependent on the establishment ofsaid redetermined parameters, and

f) at least one ofsaid predetermined paramet.ers comprising a pre-established vicinity range.

  A system as recited in clahn 1 wherein said transceiver assembly is operat.ive on a short range frequency.

  A system as recit.ed in clahn I wherein said auto-switching'capabiJity establishes data communication with. said wireless communication device outside said pre-established vicinity range. .

  A system as recited in claim 3 wherein said transceiver assembly automatically establishes communicative recognit.ion between said computer and said wireless communication device within said pre-estabJished vicinity range.

  A system as recited in claim 4 wherein said predetermined paramet.ers further comprise recognition complianceofsaid wirelesscommunicationdevicebasedatleastpartially onsaiduniqueidentifier.

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6. A hybrid communication system for data communication, said system comprising:

a) a plurality ofwireless communication devices each including a unique identifier and capable of establishing messaging communication by an over-the-air netl'i'ork,

b)aplurality ofInternetaccess facilitieseachcapable ofrecognizingdifferentOnes ofsaidwireless communication devices by means of said unique identifiers,

c) a transceiver assembly comprising a plurality of first transceivers each connected to a different one of said Internet access devices and a plurality ofsecond transceivers each COlJllected to a different one of said plurality ofwireless communication devices,

d) said transceiver assembly including an auto-switching switching capability reSponsive to said predetermined parameters,

e) said predetermine parameters comprising acceptance of said unique identifiers and a pre-established vicinity range existing between anyone of said wireless communication devices and anyone of said plurality ofInternet access devices, and

f) said transceiver assembly and said auto-switching capability determinative ofdata communicationwith said wireless communication devke, either by said over-the-air network or by Internet access, dependent on the establishment of said predetermined parameters.

  A system as recited in claim 6 wherein said transceiver assembly includes a scanner capability.

  A system as recited in claim 7 wherein said scanner capability is structured to provide continuous searching by at leastone ofsaid first plurality oftransceivers orsaid secondplurality oftransceivers for the other and establish communication tbere betlveen, when a corresponding one ofsaid plurality ofwireless communication devices is within said pre-established vicinity range ofsaid plurality ofInternet access facilities.

9: A system as recited as recited.illc1ai01 7 iurthercomprisillg a ()onfiguration facility selectively operative to regulatetransmission ofdatato any'one ofsaidplurality ofwirelessCOinmunicationdevices bymeans'ofsaid over-tbe-air netlvark.

10. A system as recited in claim 9 wherein said over-the-air netl'i'ork is responsive to selectively store all data intendedfor transmission to anyoneofsaidplurality ofwireless communication devices andlor transmit data thereto within a selectable time window.

11.Amethod ofhybridcommunicationutilizingamulti-frequency wireless communicationdevice and an Internet aooess facility, said method comprising:

a) establishing communication betl'i'een the Internet access facility and the wireless communication device when both are located within a pre-establish vicinity range,

b) communicating data to the wireless communication devioe over he Internet through the Internet access facility,

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United States Patent: 6,680,~kJ Page 4 of 13

c) altemaltively establishing data communication Vilith the Wireless communication device by a compatible over-the-air network when the Internet access facility and the wireless communication device are disposed outside of the pre-established vicinity range, and

d) automatically switching messaging communication with said wireless communication device between the Internet and the over-the-air network dependent at least on said wireless communication device being inside or outside said pre-established vicinity range relative to the Internet access facility.

  A method as recited in claim 11 comprising establishing at least two-way messaging with the wireless communication device over the Internet throu.gh the Internet access facility.

  A method as recited in claim 12 comprising establishing at least one-way messaging mth said wireless communication device by the over-the-air network.

14.A method asrecitedinclaim 11 comprisingconductingascanbyatleastone ofthe'wireless communication device or Internet access facility for the other to establish communication therebetween when both are within the precestablished vicinity range.

15. A method as recited in claim 11 comprising configuring either the wireless coriununication device or the Internet access facility to selectively regulate time andlor content of messaging data to the wireless conuntinication device.

'~.'

16. A hybrid communication system for wireless data communication said system comprising:

a) a wirelesscommunication device including a unique identifier and capable ofconducting data communication through an over-the-air network,

b) a computer configured for computerized network access,

c) a transceiver assembly operative on a short range conimunication standard and structured to interconnect said wireless communication device and a computer facility to establish data communication therewith, .

d) said transceiver assembly including a frrst transceiver connected to said computer and at least a second transceiver connected to said wireless communication device and an auto-switching capability responsive to

e) said auto-switching capability being determinative ofdata communication with said wireless communication device either over the computerized network through said computer facility or by the over the-air network dependent on the establishment ofsaid predetermined parameters,

t) at least one ofsaid predetermined parameters comprising a pre-established vicinity range, and

g) said wireless communication device compri~ing a pager assembly including multi-line communication capabilities operable on at least two independent frequency ranges.

  A system as recited in claim 16 wherein said first and second transceivers are operative to at least establish data communication between said computer facility and said pager assembly within said pre establiShed vicinity range.

  A system as recited in claim 17, wherein said pager assembly is operative to establish data communication by said over-the-air network outside ofsaid pre-established vicinity range.

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  A system as recited in claim 18 wherein said auto-switching capability is responsive to said preestablished vicinity range to automatically establish at least two way messaging between said pager assembly and said computer facility when said pager assembly is 'within pre-established said vicinity range.

  A system as recited in claim 18 wherein said auto-switching capability is responsive to said preestablished vicinity range to automatically establish at least one-way messaging with said over-the-air network when said pager assembly is outside said vicinity range.

  A system as recited in claim 20 wherein said auto-switching switching capability is responsive to said preestablished vicinity range to automatically establish at least two-way messaging between said pager assembly and said computer when said pager assembly is within said vicinity range.

22, A system as recited in claim 21, wherein said auto switching capability is structured to automatically switch said pager assembly from data communication through said over-the-air network, when said pager assembly is outside.said vicinity range to data comIimnication with said c;.omj:lUter facility, when said pager assembly is within said vicinity range.

  A system as recited in claim 22 wherein said pager assembly comprises an alphanumeric pager.

  A hybrid communication system for wireless data communication said system comprising:

~.

a) a wireless communication device including a unique identifier and capable ofconducting data communication through an over-the-air network,

b) a computer configured for computerized network access,

c) a transceiver assembly operative on a short range communication standard and structured to interconnect said wireless communication device a computer facility to establish data communication therewith,

d) said transceiver asselIlbly including a fIrst transceiver connected to said computer and at least a second transceiver coimected to said wireless communication device and an auto-switching capability responsive to pre-determined par8Il1eters,

e)saldauto:sw!tchingcapabilitybeingdeterminil,tiveofdai:a coIlllllun1cationwithsaidwireless . communlcation device either over the computerized network through said computer facility or by the 'overc the-air network dependent on the establishment ofsaid predetermined pa.rameteis,

f) at least one ofsaid predetermined parameters comprising a pre-established vicinity range, and

g) said transceiver assembly including a scanning capability, said scanning capability structured to provide continuous searching by at least one of said fIrst or second transceivers for the other ofsaid transceivers and establish communication there between when said wireless communication device is within said pre

. established vicinity range.

  A system as recited in claim 24 wherein said pre-established vicinity range defInes at least one of said predetermined parameters.

  A system as recited in claim 25 wherein said pre-established vicinity range comprises at least 100 meters.

  A hybrid communication system for wireless data communication said system comprising:

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United States Patent: 6,680,923 Page 6 of 13

a) a wireless communication device including a unique identifier and capable of conducting data communication through an over-the-air network,

b) a computer configured for computerized network access,

c) a transceiver assembly operative on a short range con:imunication standard structured to interconnect said wireless co=unication device a computer facility to establish data communication therewith,

d) said transceiver assembly including a fIrst transceiver connected to said computer and at least a second transceiver connected to said wireless communication device and an auto-switching capability responsive to pre-determined parameters,

e) said auto-switching capability being determinative of data communication with said wireless communication device either over the computerized network through said computer facility or by the over the-airnetwork dependentonthe establishment ofsaidpredeterminedparameters,

f) at least one of said predetermined parameters comprising a preestablished vicinity range, and .

-,-' .-, . ,-.

g) said transceiver assembly inc1udmg selective configuration capability responsive to said first and second tranSceivers being located-within said pre-established vicinity range; said system structured to instruct. said over the air nefwork to regulate transmission of data to said 'wireless communication device,

  A system as recited in claim 27 wherein said over-the-air neti7Vork is responsive to selective storage ofall data to said wireless communication device and/or transmit data to said wireless communication device within a selectable time window.

  Asystem asrecitedinclaim 28 whereinmodifIcation ofsaidselectiveconfigurationcapabilityis performed through said wireless communication device.

3O. A system as recited in claim 29 wherein modification of said selective configuration capability is performed through said computer.

Descriptio/!

BACKGROUND OF THE iNVENTION

1. Field of the Invention

This invention is directed to a system and method of establishing wireless communication either over the Internet, through an Internet access facility, such as a computer, or alternatively by a compatible over-the-air network, dependent on whether the wireless communication device and the Internet access facility are relatively located inside or outside a pre-established vicinity range. The system includes auto-sv..:itching capabilities for determining the route ofcommunication with the wireless communication device dependent, at least in part, on predetermined parameters, which may include the pre-established vicinity range and recognition ofa unique identifier associated with at least the wireless communication device.

2. Description ofthe Related Art

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At the present time, it is well recognized that the vmeless communication industry is enjoying a period of dramatic growth. Although the number ofsubscribers is still relatively low, as compared to the maximum capacity available, carriers are offering networks with excellent coverage, lower prices and an increasing variety ofadditional options. As such, there is a recognized limit to the traditional wireless communications capabilities. As such, even with the recent advancements in vmeless communication technology there exists even more opportunity to provide subscribers with vastly improved vmeless communication standards.

Additionally, it is recognized that with the increasing popularity oflocal or global computerized networks, individuals are relying more and more heavily on alternate means ofcommunication and information gathering. Still, however, each ofthese communications mediums despite there usefulness, are maintained generally independent from one another, requiring a user to utilize the specified technological medium applicable. Moreover, as the technologies are maintained generally independent from one another, they donot take full advantage ofintegration possibilities available due to advances in technology. For example, one increasingly popular medium for wireless communication relates to the use of "Bluetooth" technology. Such technology allows short range, wireless comniunication between devices, thereby providing more versatility and eliminating many cabling limitations/requirements that may limit expansion. Still, however, despite the advantageousnature ofsuchwirelesscommunicationsprotocols, theuseofsuchtechnologyiscurrently limited to traditional communicative linlcs, replacing a more traditional connectivity solution. As such, the art has failed to truly explore the cross-over potentials available through the expansion of such technology.

Accordingly there is a substantial need in the art for a system and method wbien. enables the integration or

~ cross-over of various generally related technologies so as to substantially,inerease the versatility and productivity ofthe communications services offered. Specifically, as will be described within the context of the present invention and has yet been un-addressed in the aJ:t, such improved technology could include a hybrid communication system wbich will operate using standard flex paging protocol in combination with Bluetooth or similar technology for short range messaging. Such an improved hybrid communication system should have the ability to automatically switch to messaging communication with the wireless communication device using, for example, an Internet access facility, such as a personal computer (FC), when two transceivers incorporating the Bluetooth or equivalent technology are. within the pre-established vicin.ity range. Alternatively, such an improved system as provided by the present invention could automatically switch to over-the-air network messaging with the wireless communication device, when outside the preestablished vicinity range, representing substantial savings for both the carriers and the users. In particular, carriers could save money by freeing up limited band width and thereby have the capacity to subscribe more users, while not having to upgra4e current infrastructure hardware. Users on the other hand could save money because they would have the .abililY tQ ~end andreceive large messages and e-mail wirelessly, when within theaforementionedpre-establishedvicinityrange, at acostno·morethanthe cost oftheir clJir~Ilt getwork connection, plus current one-way messaging service. . .

SUMMARY OF THE INVENTION

'This invention is directed to a system and method of hybrid communication which provides data communication including, but not limited to, voice, video and/or alphanumeric messaging, either over the computerized network, such as the Intemet, using an appropriate access facility, such as a personal computer, or altematively by means ofan over-the-alr network such as, but not limited to, a cellular/paging· network satellite communication and other applicable types ofcommunication networks. The wireless communication device, as set forth above, may include a pager, cellular telephone, personal digital assistant (FDA) or other applicable wireless communication devices structured and designed to perform data communication.

The system and method of the present invention incolporates a transceiver assembly operative on a recognized-spreadspectrumstandardcapable ofshortrangecommunicationsuchas "BJuetoothtechnology". As is recognized in the communication field, Bluetooth technology incolporates 2.4 GHz wireless data

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solution utilizing spread spectrum techniques as set forth in detail above. However, as utilized hereinafter the term "transceiver assembly" refers to any type ofshort range technology operable in the fashion of "Bluetooth technology" but not limited thereto.

More specifically, the hybrid communication system and method of the present invention comprises the utilizationofoneormore wirelesscommunicationdevices, ofthetypesetforthabove, eachhavinga transceiver conneCted thereto and operable on a short range radio frequency (RF), wherein each of the plurality ofwireless corrnuunication devices include a unique identifier or code capable ofbeing recognized bY.linother compatibletransceiver, whichalso defines apart oftheaforementionedtransceiverassembly. More specifically, a first transceiver designed to function in accordance with Bluetooth or equivalent technology, is connected to an Internet access facility such as, but not limited to, a computer facility or PC. A second transceiver is connected to the wireless communication device. Obviously, the system and method of thepresentinventioncontemplstestheprovision ofaplurality ofnetworkaccessfacilities orcomputersand a plurality ofwireless communication devices, wherein, for purposes ofclarity, each ofthe aforementioned pluralityofcomputersmay beconnectedtoafirst transceiverandeach oftheaforementionedplurality of wireless cOIi:ll:nunication devices may be connected with a second transceiver. The unique identifiers associatedwitheach oftheplurality.ofwirelesscommunicationdevicesareuniq1,le onto themselvesand serve as an identifYing code to anyone ofthe appropriately programed or configured frrst tra+JSCeivers associated

. WIthdifferentones oftheplurality ofcomputers. Recognitionandthe establishment ofmessaging communication may be dependent, at least in part, 011 at least one predetermined p<ir,ameter. One such' predeterinined parameter may be a vicinity range, wherein the first and second transceivers, in order to recognize one anou.'1er must be within a pre»established "!'ieinity. Currently such a pre~established vicinity range may be generally about 100 meters. However, it is emphasized thet the vicinity rangeis not limlted to lOO meters and can vary greatly based at least in part on technological advancements and the specific applications ofthepresent invention.Anotherpossiblepredeterminedparametermay be, the'uniqueidentifier

itself, wherein communication between anyone ofthe plurality ofnetwork access facilities or computers must identifY and accept the unique identifier or code ofthe wireless communication device as well as be within the predeterinined vicinity range. As set forth above, the vicinity tange may be pre-established and determined based on current technological standards and may VIUY greatly.

The communication system and method ofthe present invention also incorporates auto-switching capabilities, wherein data communication is automatically established with the access facility when at least one, or both of the aforementioned predetermined parameters (vicinity range and identification) have been established and wherein a first transceiver associated v;;ith the Internet access facility and the second traDBCeiver associated With the wireless communica1ion d"vice are configured to recognize and accept one another to establish such communication. Alternatively, the auto-switcb.i.llg capabilities ofthe present invention~§t<iblishesdata . communication by mea:tlS of a compatible over-the-air network, such as an appropriate paginglceilular network, satellite communication, etc. when either or both of the predetermined parameters lietween a given . access facility and a corresponding wireless communication device are not met. More particularly and also by way ofexample only, the wireless communication device, when in the acceptable vicinity range ofa computer, wherein both incorporate a first and second ·transceiver as set forth above, can perform data communication over the network, such as the Internet, by means ofth" computer or other access facility.

How"ver, when th" witekss communication device is disposed beyond the established vicinity rang", the auto-switching capabilities will automatically provide for data communication \:vith the wireless communication device by means of the over-the-air network, as set forth above. The wireJ"ss communication deviceassociatedwiththe systemandmethod ofthepresentinvention istherefore capabl" ofbeingoperative over at least two distinct frequency ranges, dependent on data communication being established with the computer or Internet access facility or a paging/cellular infrastructure, wbichmay define a compatible overth~airnetwmk, .

Other features ofthe system and method oftbe present invention comprise the transceiver assembly, whether

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incorporating Bluetooth technology or its equivalent, including a scanning capability wherein scanning for recognition, preferably ofthe unique identifier associated with each ofthe transceivers is conducted and when the aforementioned predetermined parameters, including for example an acceptable vicinity range of 100 meters or other pre-established distance, is met, mutual recognition ofthe first and second transceivers is accomplished. Such scanning may therefore be referred to as a "find-me-follow-me" procedure which may occur on a substantially continuous basis.

In addition to the above, the communication system and method of the present invention also may include coniiguration capabilities. This allows messages which would be normally communicated by means of the over-the-airnetworktobe"stored"until communicationwithaparticularone oftheplurality ofwireless communication devices is established with an appropriate computer incorporating the transceiver assembly technology of the type set forth above. Then, communication is established between the computer and the particular wireless communication device to which the messages were originally sent. Alternatively, the coniiguration capabilities may allow the selective configuring ofthe system, such that any stored messages would be transmitted orily during a pre-selected time window. Such configuring of course may asstune a variety of other data: regulating configurations.

Oneadvantage ofthehybrid communicationsystemand method ofthepresentinventionwhichmayserve as an inCentive is the concept of "revenue sharing". More specifically, the system provides the capability 6fthe owner of a computer to decide which wireless communication devices may have access to the network, ' utilizing his or her computer, assuming that boththe computerand anyone ofthe plurality ofwireless communicationdevicesoa:re associatedwith the samepiconet ofthe Bluetooth orequivalenttransc_ei'y'er. B$sembly technology. The system may include security software allowing only wireless devices 'with ' "pennission" to be' able to access the computer's network. As the incentive to open access to others, including strangers, revenue sharing would involve the service provider system giving credit, in the form of money or '

other incentives, to the owner ofthe computer which allows access to "stranger" wireless communication devices.

These and other features and advantages ofthe present invention will become more clear when the drawings as well as the detailed description are taken into consideration.

BRIEF DESCRlPTION OF TIrE DRAWINGS

,Forafuller understanding ofthe nature ofthepresentinvention,referenceshould be had to the following detailed description ta!(en in conn(X)tion with the accompimymgdrawings in. which:

FIG. 1isaschematicrepresentation ofthehybridcommunicationsystemandmethod ofthepresent invention; and

FIG. 2 is a schematic representation in flow chart form ofcertain operative steps which are representative of and atleastpartiallydefine thesystemandmethod ofthepresentinvention.

Like reference ntunerals refer to like parts throughout the several views ofthe drawings.

DETAILED DESCRlPTION OF THE PREFERRED EMBODIMENT

The present invention relates to a system and method ofhybrid communication wherein communication is established with anyone of a plurality of wireless communication devices, generally indicated as lOin FIG.

1. Such wireless communication devices may ofcourse include a pager assembly, cellular telephone, PDA, etc. More importantly, messaging communication can be established with any ofthe plurality ofwireless communication devices 10 either by means of a global or local computerized network, such as for example,

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the lutemet 12 through an luternet service provider 15 including one or more servers 16, or altematively by a compatible over-the-air network, generally indicated as 14, also including appropriate servers 18. The overthe-air network can be defIned by any compatible pa"oing andlor cellular infrastructure, satellite communication 17 or other appropriate communication facilities, dependent on the type of wireless communication device 10 being utilized and a variety of other related factors.

In one preferred embodiment of the present invention, a transceiver assembly is utilized to provide possible short range wireless communication. By way of example, this transceiver assembly may be in the form of or incorporate Bluetooth technology. Specifically, Bluetooth technology is a used for short range communication between various devices and is the official name ofa specification that has become one ofthe fastest growing technology standards in recent times. Simply put, Bluetooth is a specification for a global wireless technology standard that allows devices to communicate with each other using a secure radio frequency. As such, the use of a Bluetooth transceiver enables at least short range communication without the burden ofcables, but at a high rate of data transmission, without line-of-site requirements, typically necessary for infrared technology. In such an embodiment, the transceiver assembly may include at least one small, low power radio transceiver mounted on a chip that communicates with other Bluetooth-enabled device. Because it operates on radio frequency (RF) Bluetooth eliminates the need for cables and can connect on a one-to-one or on a one-t6-many basis. In addition, at least the illustrated Bluetooth transceiver has the enhanced versatility ofsupporting voice and video data as well as other data conununicatiollS; thereby allowing it to ·b~. extended into hands·free voice conununications. In an embodiment wherein the Bluetooth technol9GY is integrated, it rusy use a 2.4 GHz range, spread spectrum standard radio band, which is un-licensed 8Jld available almost worldwide. In addition, the transceiver assembly is preferably capable oftransrnitting through solid, non-metal objects, eruoying an operative range of generally from 10 cm to 10m; which is typically extended to a vicinity range ofabout 100 meters, by increasing the transmitting power, and is omni ·directional, supporting both isochronous and asynchronous services.

Also in the illustrated embodiment incorporating the Bluetooth technology, such a transceiver assembly enables a connection and communication wirelessly via short-range, ad hoc networks and can normally support up to eight peripheral devices in a "piconet", which may be defined as two or more Bluetooth or equivalent technology units sharing a common channel. Furthermore, the transceiver assembly may be structured to provide synchronous voice channels which allows the assembly to reserve bandwidth for carrying digital voice data. As such, the sYstem can support three or more simultaneous, full duplex voice conversations within a given piconet.

AlsointlliseIl1bodimentwhereina Bluetooth orsimilartransceiverisutilized, authentication andencryption is preferably provided in itS baseband protocol; For example, the authentication may rely on a challenge/response protocol utilizing a unique identifier (password, PIN, etc.). Two devices cOmmiiriicafing with one another within the appropriate or pre-established vicinity range must contain or have recognition of the same unique identifier. This protocol allows each device to authenticate the other, automatically. After the devices are authenticated it is possible to encrypt transmission for added security.

Additionally, it is noted that the Bluetooth and equivalent transceiver assembly technology integrated into the present invention may be designed to CaT!)' voice, data and video information at approximately, but not limited to, 760 Kbps. ·While this speed ofdata transmission is not favorably compared to present day wire speed, it is equal to or substantially better than the speed achieved by current digital subscriber lines (DSL)or cable modem services. At this speed, the transceiver assembly can handle video or full stereo sound, and can supply high resolution images at a somewhat lower frame rate while simultaneously carrying voice and data streams.

Ofcourse, despite the preceding, itis emphasized thatthe system and methodofthe presentinvention utilizes the term "transceiver assembly", which in the context ofthe present invention, is meant to include the

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aforementioned B1uetooth technology or any other transceiver technology utilizing an applicable frequency and/or short range communication standard which mayor may not have all of the functional characteristics of Bluetooth.As such,thesystemandmethod ofcommunicationofthepresentinventionisnotmeanttobe limited to Bluetooth technology, and the subsequent specific description utilization and explanation of certain characteristics previously recited as being characteristic of a Bluetooth transceiver are not intended to be limited to such technology.

Accordingly, the transceiver assembly ofthe present invention comprises at least one transceiver 19, preferably in the form of a transceiver chip operative on radio frequencies (RF), wherein such a first transceiver 19 is connected to one or a plurality of network access assemblies, such as a PC or like computer facility generally indicated as 20. The transceiver assembly ofthe system and method ofthe present invention also includes at least a second transceiver 21 also in the form of a radio chip connected to or incorporated within each oftheplurality ofwireless communicationdevices 10. Each ofthe wirelesscommunication devices. 10 may also include a unique identifier or "code" to facilitate recognition between the first and second transceiver chips 19 and 21. As explained in greater detail hereinafter, the unique identifier may define one of a plurality ofpredetermined parameters, more specifIcally referred to as an identification parameter, utilized to establish messaging communicatiQJ;l with appropriate ones of a plurality of wireless communic"tion devices1O.Whenrecognizedeach ofthewirelesscommunication'devices 10becomespart ofa:piconet, generally indicated as 24, wlUcIJ: may.exist in a home, office, or any other area incorporating one·or more' Internet access facilities pr .comPu!l'1rs 20.. The pkonet 24 may be clafmed by the oper"tive features .ofthe : aforemep.tioned transceiver assembly. At least one other predetermined parameter whjchway be established, bas~ at least in part on the short range frequency standard on which the transc.eiver assembly operates, is a pre-established vicinity range. More specifically, the pre-established vicinity range may be cUlTently defined as about 100 meters. However; it is emphasized that the actual vicinity range incorporated in ·the present . inventio)1 may vary greatly and is not limited to the indicated 100 meters. The pre-established vicinity range therefore allows data communication, over the computerized network, such as the Internet 12, with the wireless communication device 10, by means ofthe computer 20, provided that the first transceiver 19 associated with the computer 20 and the second transceiver 21 associated with the wireless communication device 10, are compatible or con:figured to recognize one another. In order to accomplish this identification panameter, the maximum distance between the wireless communication device 10 and the computer 20 must be within the pre-established vicinity range, which of course maY vary, as described above, .

Each of the plurality of wireless commwiication devices are multi-line, to the extent that they are capable of operating on at least two, but possibly more, distinct frequencies. Accordingly, once the communication device 10"Wanders outside o~the pre-established vicinity range cif iP-e piconet 24 an auto-switching capability associated with the system and method ofthe present invention preferablY,but not nec.essari1y,~utol!latically establishes communication between the wireless communication device 10 and the over-the-air network 14. As set forth above, the over-the-air network may be defined by appropriate cellular/pager infrastructure, including server 18 or other communication networks such as, but not limited to, satellite communication 17 and others. .

The communication system and method ofthe present invention also incorporates scanner capabilities, which is more specifically incorporated within the aforementioned transceiver assembly. Operative features of the scanner capabilities of the present invention provide for prefe~ably continuous scanning, wherein the first and second transceivers 19 and 21 are continuously searching to establish messaging communication between compatibly con:figured computers 20 and wireless communication devices 10, The scanning capabilities are completedwhen,for example,one oftheplurality of,welesscommunicationdevices 10wanders withinthe pre-e~lished vicinity range ofthe piconet 24 and includes a unique identifier or code which is recognizable by the first transceiver 19 associated with the computer 20. Upon recognition and when all the pre-determined parameters have been met, messaging communication between the computer 20 and the one or more wireless

.communication devices 10 is established. The communication system and method of the present invention

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also includes selective coniiguration capabilities which allows a user to coniigure his account to regulate data transmission to a particular wireless communication device. Such selective coniiguration can be accomplishedvia aparticularcommunication device 10 or alternatively through the websiteofthe Internet service provider 15 andlor the individual servers 16, at least wilen an Internet type computerized network is utilized.

TurningtoFIG. 2,andby way ofexampleonly, amethod ofoperationandutilization ofthecommunication system ofthepresentinventionis illustrated. More specifically, in operationanyone oftheplurality of wireless communication devices lOis activated as at 30 and, through opel'arion of the continuous scanning capabilities, as set forth above, a first and second transceiver 19 and 21, associated with the transceiver assembly ofthe present invention, provide for a "find-me-follow-me" procedure inan attempt to recognize one another and establish messaging communication, as at 32. Ifthe aforementioned pre-determine parameters ofidentification and vicinity range are not met the auto-switcb.i.n.g capabilities ofthe present

,invention are automatically operative to find an appropriate, compatible over-the-air network such, as a cellular/paging, satellite or other appropriate network, as at 34. However, assuming that the wireless communication. device 10 locates an Internet access facility or computer as at 36, it is next de:termined, through operative features ofth/> transceiver assembly and combined features of the scanningassembly, whether the computer 20 is.coniigured to recognize and'communicate with the wireless communication,

'device 1b, as indicated as 38. The coniiguring ofboth the computer 20 and the .wireless, commUJ;1ication

"'device 10 is accomplished by the appropriate progranlIDing ofthe fust and second trl'tllSceiyers 19 and 21 defining the aforementioned transceiver assembly. Next, assuming compatible coniiguration between the computer 20 and the wireless comn1unication.device 10 as indif)ated at 40, it is determined whether the computer,20 is coniigured to allow the particular wireless communication device 10 to access the Internet 12

. as at 42. Ifthe computer 20 is not so configured, then the scan capability is operative to contfiue searching. for a computer which is compatible to the extent ofallowing data communication to be established with the particular wireless communication device. However, ifno computer can be located, the auto-switching capabilityis.againoperativeto transferdataQommunicationto an appropriate orcompatibleover-the-air network 14, as at44. However, ifcomputer 20 is configured to access the computerized network 12, data communication is thereby established as at 46, wherein voice, video, alphanumeric or other data may be sent or received by virtue ofthe piconet 24, over the computerized network 12, utilizing the network service provider 15. Ifthe counection is lost as at 48, the auto-switching capability returns to the scanning capabilities as at 49, 44 to continuously search for a compatible Internet access facility or computer 20 or alternatively switches to communication with an over-the-air network, as at 34.

Alternatively, and aseJ{plained above, ifapredeterminedparameter ofestablishingdatacommunication within the piconet 24, between computer 20 and the wirdesscomrminica:tion device .l0, isnQt eStablislled,

.such as by the wireless communication 10 being located outside the pre-established vicinity. range, a search is made for a compatrble over-the-air network 14, such as, but not limited to a cellular, or paging netll\"ork infrastructure andlor server 18 or other appropriate over-the-air network, such as satellite communication. If one is not found, as at 52, the auto-switching capabilitieS, as well as the continuous scanning facility, are re activated, as at 32 and the procedure begins again. Altematively, assuming that the wireless communication devices areproperlyconfiguredto establishcommunicationbymeans oftheover-the-airnetwork 14, the decision as at 54 is made whether current data communication may be established. Ifnot, as at 56, the auto switching and scanning capabilities ofthe system are re-activated as set forth above. Assuming that current communication is allowed as at 55 data communication may be conducted, as at 58.

The sYstem and method ofthe present invention may further comprise selective configuration capabilities, as generally set forth above and as indicated as 60 in FIG. 2. This means that the receipt ofdata by means of the over-the-air network 14 or the computerized network 12, through the computer 20 may be pre-coniigured by the user. More specifically, the user may coniigure a particular account so as to regulate data communication with the particular wireless communication device 10, in terms ofhow and when such data may be received

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on either the computer 20 or the over-the-air network 14, By way of example only, the user 10 may selectively configure the account, utilizing either a particular wireless communication device 10 or alternatively the website ofthe Internet service provider 15, to establish communication, utilizing the transceiver assembly to only accomplish compatible recognition between specific computers 20 and certain wireless communication devices 10. Alternatively, the user can control or regulate what type of data andlor at what time certain communications can be sent by the over-the-air network 14 or over the Internet 12.

Since many modifications, variations and changes in detail can be made to the described preferred embodiment ofthe invention, it is intended that all matters in the foregoing description and shown in the accompanying drawings be interpreted as illustrative and not in a limiting sense, Thus, the scope of the invention should be determined by the appended claims and their legal equivalents.

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The ASNAP Patent

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Inited States Patent 7,031,439 ,axter, Jr. Apl'il 18, 2006

udio file transmission method

Abstract

computer implemented method of transmitting electronic voice messages including the steps of establishing a caller entity associated with a first telephone cOllllection, recording a first audio clip from the first telephone c01Ulection, :tablishing an email target string, encapsulating the first andio clip, the caller identity and the email target string into a rst email attachment, transmitting the first email attaclunent to a first email account associated with the email target ring, broadcasting the first audio clip to a second telephone cOllilection, prompting the second telephone connection for a ply recording, responsive to a record signa], recording a second aUdio clip from the second telephone connection, lcapsu]ating the second audio clip and the caller identity into a second email attachment, and transmitting tbe second nail attachment to a second enuii] account associated with the caller identity.

wentors: Baxter, Jr.; John Francis (Marco Is]and, FL) ,ppl. No.: 10/604,618 iled: August 5, 2003

Related U.S. Patent Documents

............ , ...._....-_...__._,-----_._-----------

AWlication Number Filing Date Patent Number Issue Date 0968243] Aug., 2001 6765996 09517415 May., 2002 6385306

........._--_....-_._--._-

:urrent U.S. Class: 379/88.14; 379/88.13; 379/88,17; 379188.21; 709/206 :urrent International Class: H04M 1/64 (20060101) 'ield of Search: 379/88.14,88.16-88.25,93.01,93.12,93,24,93.26 93.28,114.4,114.1,114.13,142.04,142.05, 142.06,335,0]-335.1,88,01 88.D4 370/351-356 709120],203,206 704/270,270.1,275

.... ,.. .. _ _,-------_._-----References Cited [Referenced Byj

. U.S. Patent Documents September 1996 Hyde-Thomson

'nited States Patent: 7031439			Page 2 of9
rm.s.44	June 2000	Goldberg et a1.
24(;>98.~	June 2001	Zou et a1.
385~06	May 2002	Baxter, Jr.
507643	January 2003	Groner
a24.'I2	February 2003	Garudadri et a1.
05444?	November 2003	Agraharam et al.
70789\	March 2004	Guedalia
705990	July 2004	Baxter, Jr.
784899	August 2004	Barrus et al.
001l0041S90	Novel)1ber 2001	Silberfenig et al.
OQ) (QQS5JZJ	December 2001	Baxter, Jr.
OQ~/.QQ55844	May 2002	L'Esperance et a1.
001£Q067!3.Q5..	June 2002	Andrews
OQ4/QQQ~Jg5	Apri120(j4	Agra11aram et al.
OQ4/Q !0954~	J\ll1e 2004	Baxter, Jr.
QQ.4!0132432	July 2004	Moores et al.
rimary Examiner: Foster; Roland G.

rtorney, Agent or Finn: Smith & HopeD, P.A. Hopen; Anton J.

Parent Case Text

ELATED APPLICATIONS

Ilis disclosure is a divisional application claiming the benefit ofthe filing date ofpending U.S. patent application ltitled: "Audio File Transmission Method," by the same inventor, filed on Aug. 31, 2001 now U.S. Pat. No.6,765,996, ,aring Ser. No. 09/682,431, which is a Continuation-in-Part to U.s. patent application Ser. No. 09/517,415 that was filed far. 2, 2000 and issued as U.S. Pat. No. 6,385,306 on May 7, 2002.

Claims

-----------_..-_.._.. -_ --.

11at is claimed is:

A computer implemented method of transmitting electronic voice messages comprising the steps of: establishing a lice command zone; establishing an array of voice cormnal1d instructions relating to the operation of an electronic essage system; receiving tbe voice command instructions by a microphone.input means; responsive to a voice command tablishing a caUer identity associated with a first telephone connection; recording a first audio clip from the first lephone connection; establishing an email target string; encapsulating the first audio clip, the caller identity and the l1ail target string into a first email attachment; transmitting the first email attachment to a first email account associated ith the email target string; broadcasting the first audio clip to a second telephone connection; prompting the second lephone connection for a reply recording; responsive to a record signal, recording a second audio clip fi'Om the second lephone connection; encapsulating the. second audio clip and the caller identity into a second email attac1ul1ent; msmitting the second email attachment to a second email account associated with the caller identity.

The method of c1ainl 1 further comprising the step of establishing a play command tbat broadcasts audio files attached email messages through a speaker means.

nited States Patent: 7031439 Page 3 of9

The method of claim 1 further comprising the step of establishing a text-to-voice synthesizer, synthesizing text essages into speech, and establishing a play command that broadcasts the synthesized speech through a speaker means,

The method of claim 1 wherein the voice command zone is established in an automobile passenger compalimenl.

The method of claim 1 wherein the voice command zone is established in a human-inhabitable dwelling,

The method of claim 1 wherein the microphone input means is oJIllli-directional.

Description

ACKGROUND OF INVENTION

Field ofInvention

he present invention relates generally to a method oftransmitting audio messages over a network, and 1110re particularly, method of emulating voice messaging using electronic mail technology.

Background of the Invention

lectronic mail ("email") has proliferated as a common method of communication. Initial communications consisted of scn (American Standard Code for Infonnation Interchange) text. In an ASCII file, each alphabetic, numeric, or special laracter is represented with a 7-bit binary number (a string of seven Os or Is). 128 possible characters are defined. owever, basic ASCII text email messages have progressed to include graphics, audio and even video. Graphic images, gital audio files and digital video all require an encoding and decoding process when transmitted over the Intemet. A ler wishing to encode a voice message and send the message to a preselected email address had to accomplish several eps and have certain hardware and software equipment. The user would typically record their voice message on a lmputer using a sound card attached or integrated into the motherboard of a computer.

he voice message is a sequence ofanalog signals that are converted to digital signals by the audio card, using a icrochlp called an analog-to-digital converter (ADC). When sound is played, the digital signals are sent to the speakers here they are converted back to analog signals that generate varied sound. Audio files are usually compressed for

Drage or faster transmission. Audio files can be sent in short stand-alone segments-for example, as files in the WAY

'nnat.In order for users,lo receive sound inreal~time for li Ii:Iuitilllediaeffect, listening to nmsic,.or in order to take paIi an audio or video conference, sound must be delivered as streanring sound. More advanQed audio cards suppOli avetables, or preeaptured tables of sound. The most popular audio file fonnat today is MP3 (MPEG-l Audio Layer-3),

neethesedigital audio filesresideontheharddrive oftheuser,theuserwouldattachthefile to anemailsenttoa 1ected recipient When the file is attached, it might be transmitted in a stmldardized protocol such as Multi-Purpose temet Mail Extensions (herein "MIME"). MIM:E is an extension ofthe original Internet e-mail protocol that lets people :etheprotocol toexchangedifferentkinds ofdatafiles ontheInternet: audio,video,images,applicationprograms, and her kinds, as well as the ASCII handled in the original protocol, the Simple Mail Transport Protocol (SMTP). In 1991 , athan Borenstein ofBelleore proposed to the Internet Engineering Task Force that SMTP be extended so that Intemet ut mainly Web) clients and servers could recognize and handle other kinds of data than ASCII text As a result, new file pes were added to "mail" as a supported Internet Protocol file type, ttempts have beenll1ade to develop unified messaging systems that link video, tex~ aUdio, document management and e like into a single system. However, such attempts have not provided a means to enable voice messaging to maintain 'ntinuity throughout a thread, store outbound voice communications, and provide a reply function equivalent to the .nplicity of email replies. Furthennore, many unified messaging application require expensive proprietaly equipment herein typical SMTP email servers are inexpensive, well-developed and already employed by most medium or larger lsiness entities.

frtited States Patent: 7031439 Page40f9

onsequently, there is a need in the art for a method of transmitting an audio voice message to an email address without

Ie need ofa computer.

here is a further need in the art for a method ofreplying to an audio voice message without the need to key in a kphone number.

here is a further need in the art for a method maintaining a thread ofvoice mail correspondence.

here is a further need in the art for a means to store and validate the transmission and content of an outgoing voice

!essage.

here is a further need in the art for a novel dual email and telephone extension identity for user to access voice messages om atelephone orcomputerusingacommonset ofalphanumericcharacters.

. here is a further need in the art for a new means of delivering audio advertisements to a captive audience.

here is a further need in the art for a new means of obtaining survey and demographic data.

here is a further need in the art for a method to provide untethered access to voice and email messaging using voice lmmand zones.

hereisafurtherneedinthe artforameans ofschedulingthedelivery ofvoicemessages toenhancetheimpact 011the dpien\.

owever, inview ofthe prior art in at the time the present invention was made, it was not obvious to those of ordil1alY

:ill in the pertinent alt how the identified needs could be fulfilled.

JMMARY OF INVENTION

1e above and other objects of the invention are achieved in the embodiments described herein by providing a computer lplemented method oftransmittingelectronic voice messages comprising the steps ofestablishing acalleridentity sodated with a first telephone connection. This may be achieved by parsing the Telco caller ID string and associating at string with a preexisting user record. In other words, a call from 727c507-8558 might be associated with the identity

.a law firm and linked to additional records such.as address, fax, user n<lll1e, email address and the like. For most

,plicatiorts, if is preferred that the caller ID string be linked to the email,,4gress ofthe caller in order that the recipient ay easily reply to the original message.

the next step, a first audio clip is recorded from the first telephone connection. The audio clip may be digitized in any IInber of computer readable formats including, but not limited to, WAY, AIFF, MP3 and the like. An email target string then established. This might be resolved by a number of alternative methods. First, a "speed dial" interface may be tablished. The interface mightbe resident in an operating system, network appliance or on a website. Users prenfigure their settings similar to speed dials used in standard telephone systems wherein numerals are associated with the 1ail target string. This has the advantage that alph<lllumeric characters are easily entered on a computer keyboard, but ten problematic on a telephone system. A typical telephone has twelve keys which may be depressed in various ,rations to resolve an alphabetic character. Alternatively, the individual alphanumeric characters may be individually oken and resolved with voice recognition means as disclosed in U.S. patent applicationSer. No. 09/517,415 filed Mar. 2000 which is incorporated by reference. .

Ie first audio clip, the caller identity and the email target string are all encapsulated into a first email attachment. The st email attachment is then transmitted to a first email account which is associated with the email target string. This is licallyan SMTP address accessed directly from <lll information store such as Microsoft Exch<lllge, Novell Groupwise or l like. Alternatively, it may be stored offsite alld accessed through a POP3 means. A second telephone connection ;esses the first email attachment wherein the first audio clip is broadcast to the second telephone cOllilection. Once

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roadcast, the caller is then prompted for a reply recording. Responsive to a record signal, a second audio clip from the ~cond telephone cOIDlection is then recorded. The second audio clip, the caller identity and the email target stling are all lcapsulated into a second email attached which is then transmitted to a second email account associated with the caller lentity.

1order to establish a thread of messages having a common topic, the flrst audio clip is appended to the second audio clip. he second audio clip might be placed after the flrst audio clip in order to preserve the chronological order the thread, or ,e second audio clip might be placed before the first audio clip in order to avoid the need to hear previously transmitted ldio data. It should be understood that the reply loops may continue on far beyond one initiating email and a single :ply. It is also anticipated that carbon copies, blind carbon copies and forwarded be enabled as they are standard SMTP mctions.

is preferred that the recording time is encapsulated into the email attachments with a dateltime stamp. This may be ;hieved by encoding the alphanumeric characters of the date and time into the text body of the email message. lternatively, the date and time may be synthesized as speech and appended to the audio clip.

'Oviding system security includes the steps of establishing the caller identity associated with the first telephone mnection by receiving a password entry from the flrst telephone connection and associating the password entry against a 'eexisting caller account. Receiving the password entry may include interpreting at least one DTMF signal responsive to ekeying ofbuttonsonatouch-tonetelephone. Alternatively,theprocess mayincludethestep ofreceivingthepassword ltry by interpreting at least one alphanumeric character as spoken into the telephone. In another embodiment, the vention utilizes biometrics by receiving a predetermined call phrase, reducing the call phrase to a voice patten], and :sociating the voice pattern against a preexisting caller account by speech identiflcation means such as described by U.S. It. No. 5,608,784 ofwhich speciflcation is incorporated by reference.

he email target string may be established by the steps of interpreting a plurality ofDTMF signals responsive to the ~ying of buttons on a touch-tone telephone. Alternatively, the step may include receiving a plurality of individually loken alphanumeric characters representative of the email target string and translating the spoken characters to their nary equivalent by a speech identification means.

'itb sensitive communications, it is preferred that the email attachment be encrypted. As an added security measure, an [dition step may be employed by establishing a hash of the first email attachment and storing the hash in a secure storage eans.

ther embodiment of the invention includes the steps ofestablishing a first SMTP email address, the flrst SMTP email lcfrei;shaVi11.gadistinctpreflxaddressandadomainaddress. FOU)Gll11ple,inacol1l1uonemailaddressfonnat such as 224848@uspto.gov" the preflx address would be "2224848" and the domain address would be "@uspto.gov." In tbe txt step a primary telephone number is established. This number is preferably a toll-free number that is easily membered with an alphabetic phrase correlated to the numerals ofthe number. For illustrative purposes, an example 1mber might be "1-800-555-EMAlL." In the next step, an extension to the primary telephone number is established. The tension contains alphanumeric characters identical to the distinct prefix adcfress. For example, the above-nlentiolled .1ail address'would have an extension of2224848. The full dialing string to the account would be "1-800-555-EMAIL,

t. 2224848." A text-to-speech synthesizer established which is responsive to a call to the primary telephone number and tension wherein email messages sent to the first SMTP adcfress are synthesized into computer-generated speech. A .ice digitizing means is then established wherein reply messages spoken to the primary telephone number and extension ~ converted into an audio computer file and transmitted to a second SMTP adcfress as an email attachment.

tIlers tbat wish to retrieve their email from a regular telephone may be identified by businesses as a potential target for rrketing new prodncts and services. FurthemlOre, the caUer is somewhat of a captive audience as tlle caller is seeking :olmation ofpersonal interest. An alternative embodiment ofthe invention includes the step ofbroadcasting a mmercial to callers of the first SMTP email adcfress. For example, the caller might hear "before we retrieve your ,ssages, please listen to a briefmessage from our sponsor ... " The caller might be presented witll an option to pay for a bscription if tlley flnd the sponsor messages alIDoying or may enjoy the service free by their exposure to the vertisements. Another step may include surveying callers to the primary telephone number regarding caller nited States Patent: 7031439 Page60f9

;lTIographics. The demographic may.include age, gender, occupation, residence and the like. Using this infol111ation, ;mographically targeted commercials maybe broadcast to callers according to survey results. To encourage callers to 19age in the survey questions, an additional step of offering prize incentives for engaging in survey activities may be eluded. The prize incentives may be long distance telephone credits and, preferably, the assiglID1ent of those credits to a 'eexisting long distance calling card.

neobjectiveofthecurrentinvention is to simplifYthetask ofvoicemessaging andremovingthetether ofelectronic juipmentfromtheuser.Accordingly, analternativeembodiment oftheinventionincludesthesteps ofestablishinga lice command zone. The voice command zone is a pre-designated area from which spoken commands and voice cordings are obtained. the zone may be established in an automobile passenger compartment, a human-inhabitable ",elling, or the like. An array of voice command instructions relating to the operation ofan electronic message system ·e established. A microphone input means receives the voice corrnnand instructions. Responsive to a record command, 1 audio message received by the microphone input means is encapsulated into an email attachment and transmitted to a 'edetennined SMTP address. A pJay command broadcasts audio files attached to emails through a speaker means. Itematively, a text-to-voice synthesizer synthesizes text messages into speech which is then broadcast through the leaker means responsive to the play command. For zones that have low ambient noise, an omni directional microphone appropriate. However, where voice corru::O.ands from a specific individual are desired, an altemative embodiment of the vention includes a target location sensor means. This may include an RF or JR transmitter placed on the individual. A rget acquisition means picks up the RF or JR broadcast and points a unidirectional microphone input means towards the dividual thereby avoiding extraneous audio noise.

yet another embodiment of the invention, a caller identity is established with a telephone connection and an audio clip recorded from the first telephone connection. An email target string is established. The andio clip, caller identity and nail target string are encapsulated into an email attachment. The email attachment is then transmitted to an email count associated with the email target string and the email attachment is also stored in a sent items repository. This nbodiment of the invention serves a critical function, particularly in the business and legal communities of providing a cord of outbound communication. In the prior art, one business person may leave a message on a voice mail system, but IS no means to prove that message was left, much less the actual content ofthat message. The ability to produce arecord ..outbound communication from one business to another serves the function to validate important communications and essages were actually transmitted. It is preferred that along with the email attachment, the email target string and a date ne stamp string are stored in association with the email attachment.

an altemative embodiment of the invention, a caller may wish to have a communication delivered at a predetelll1ined ne. Email communications are substantially instantaneous. Therefore, it might be known that an intended recipient may ,tbe currentavailable due to work schedule, time zone differences or the Iike.1fthe communication is immediately msmitted, the recipient may find it buried below more recent conrrnunications, :Furthermore, many message system ovide immediate feedback with sound or an interface display when a new message is received. Accordingly, it would: be vantageoustoprovidetheability toschedulethedelivery oftheconrrnunication. In thisembodimentoftheinvention, a ller identity is associated with a telephone cOllllection. An audio clip is recorded from the telephone connection. An lail target string is established. The audio clip, caller identity and email target string are encapsulated into an email achment. A broadcast time is established. the email attachment is then held in a queue until the broadcast time is lched wl;lerein the email attachment is transmitted to an email account associated with the email target string. The emai I 'get string may be associated with a time zone associated with the physical location ofthe intended recipient. The )adcast time then may be automatically calculated relative to the time zone.

~cordi!lgly, it is an object of the present invention to provide a method of transmitting an audio voice message to an lail address without the need of a computer.·

s another object ofthe present invention to provide a method ofreplying to an audio voice message without the need to y in a telephon:e number.

.sanotherobject ofthepresentinvention toprovideamethodmaintainingathread ofvoicemail cOlTespondence.

s another object of the present invention to provide a means to store and validate the transmission and content of an

Inited States Patent: 7031439 Page 7 of')

utgoing voice message. is another object of the present invention to provide a novel dual email and telephone extension identity for user to ~cess voice messages from a telephone or computer using a common set of alphanumeric characters. is another object ofthe present invention to provide a new means ofdelivering audio advertisements to a captive ldience. is another object of the present invention to provide a new means of obtaining survey and demographic data. is another object of the present invention to provide untethered access to voice and email messaging using voice lmmand zones.

isanotherobject ofthepresentinventiontoprovideameans ofschedulingthedelivery ofvoicemessages to enhance ,e impact on the recipient. 11 advantageoftheinventionisthatitincorporateswell-developedSMTPtechnology to delivervoicemessages globally ithout incurring long distance charges.

nother advantage ofthe invention is that those wishing to send an audio voice message do not need to have any )mputer equipment. . notheradvantage oftheinventionisthatrecipIents ofvoicemessagesnolongerarerequiredto find anddial thenumber

'the originator, the recipient can easily reply to the voice message with a single click, button or spoken command.

nother advantage of the invention is that the context ofa voice message discussion may be maintained as a thread. Past )]nments may be accessed and referenced as needed.. nother advantage ofthe invention is that oullioing voice messages may be easily saved in virtually any computer adable medium. Proprietary voice message systems are not required. nother advantage ofthe invention is that businesses may subrogate the costs ofthe messaging system infrastl11cture wi th

~mographically targeted advertising. Users unable to subscribe to the service can still have access paid for by adveliising lsinesses. nother advantli-ge ()fthe invention isthat deliveryofvoice messages may be coordinated to coincide with the schedule of

e recipient so that the voice'message is delivered at the optimum time;

lese and other important objects, advantages, and features ofthe invention will become clear as this description oceeds. ]e invention accordingly comprises the features of construction, combination ofelements, and arrangement of palis that ill be exemplified in the description set forth hereinafter and the scope of the invention will be indicated in the claims. UEF DESCRlPTION OF DRAWINGS lr a fullerunderstanding ofthenatureandobjects oftheinvention, referenceshould bemadeto thefollowingdetailed scription, taken in cormection.with the accompanying drawings, in which:

G. 1 is a schematic view of the invention as generally disclosed.

G. 2is aschematicview ofanembodiment oftheinventionusingacommonSMTPandtelephone extensionstring.

G. 3 is a schematic view ofan embodiment of the invention incorporating demographically targeted advertising :p:llpatft.uspto.govInetacgi/nph-Parser?Sectl=PTO1&Sect2=HITOFF&d=PALL&p=1&u=%2Fnetahtml%2... 1/4/2008 'ruted States Patent: 7031439 Page 8 of9

,spollsive to survey data..

IG. 4 is a schematic view ofan embodiment of the invention for hands-free voice messaging.

IG. 5 isaschematicview ofanembodimentoftheinventionforsavingoutboundvoicemessages.

lG. 6 is a schematic view ofan embodiment of the invention featuring scheduled message delivery.

-ETAILED DESCRlPTION

eferririg initially to FIG. 1, it will there be seen that an illustrative embodiment of the prior is denoted by the reference 1mber 10 as a whole. A fIrst telephone connection 20 is made. The caller identity is establish 30 and a first audio clip is 'corded 40. The caller identity may be established by a plurality ofmeans 35 which include, but are not limited to, TMF entries, voice recognition of entries, or identification of a preexisting voice pattern all associated with a preexisting >er account. An email target string is established 50. The email target string may be established by DTMF entlies, speed ial function or voice recognition 60. The caller identity, audio clip and email target string are encapsulated into a first nail attachment 70. Preferably, the attachment is encrypted 80 and a hash is generated. TIle attachment is transmitted to first email account 90. Responsive to a second telephone connection 100, the first email account is accessed and the Jdio clip is played 110 over the second telephone connection. The caller is prompted for a reply recording 120 and a 'cond audio clip is recorded 130. The second audio clip is encapsulated into a second email attachment 140 and Jtionally the flIst.audio clip is appended 150 to establish a thread ofrelated messages. The second email attachment is ,en transmitted to a second email account 160 associated 170 with tile original caller identity 30.

IG.2 shows an embodiment ofthe invention that provides a COlmnon identity for both telephone and email mmmnications while allowing access from either medium. An SMTP address is established 180 which contains an phanumeric character string common to a telephone extension 200 established offa primary telephone number 190. :eferably, the alphanumeric characters are all integers, and thus easily entered on atouch-tone telephone. A text-to leech synthesis means 210 reads text messages over the telephone and responses are digitized 220 for outgoing essaging over the telephone connection. Users are able to access the email account through standard POP3 mai I mnections as well.

lG.3 illustrates an embodiment of the invention wherein a call is made to the extension 230 and a commercial is 'oadcast240 to thecaller. This provides a means ofpaying for the infrastructure ofthetelecolUmurucations system ithout necessarily requiring a subscription to the service. Surveys may be initiated 250 which can then demographically rget 260 the most appropriate commercial broadcast 240 according to the characteristics of the individual caller. Survey izeincentiv.el;270 maybeofferedtoencourageactiveparticipation inthesurveys. Ameans ofdistributingthe dual "UP and extenl;ion infonnation may be through the use ofcalling cards; These calling cards are traditionally ul;~cl for ng distance service credits that are expended al; the user makes calls. Login passwords for the SMTP address and/or Ns for accessing the system via telephone may be secured as scratch-off areal; on the physical card itself. Altematively, e cards may be wrapped or covered with an opaque material that indicates if the material has been tan1pered with. Such ivacy sealing means are wel~ known and often employed for lottery tickets and sweepstakes prizes. Long distance rvice may be employed as an ulcentive for subillitting to surveys 280 which can then be used to encourage more use of e service 290.

FIG. 4, a voice command zone is established 300. .This zone may be the interior ofa vehicle 310 a hospital room 320, .anytype ofhumaninhabitabledwellings. Anarrayofvoicecommandinstructions330areestablishedandreceived by microphone means·340. The microphones 350 may comprise two general types:onrni directional 360 and lmidirectional '0. In the case ofOlnni directional microphones 360 sounds from in a 360 degree sweep are recorded. However, in the se of unidirectional microphones 370 a l;ingle point is recorded. Accordingly, an RF or IR transmitter may be placed on e person 380 sought to be recorded and an RF or IR acquisition means 390 dynamically tracks the location of the nitter 380 and points to the unidirectional microphone 370 towards the appropriate target. A voice command initiates a 'rresponding SMTP command 400 to generate a new message or reply to an existing message. Audio recording is itiated responsive to a record cOlmnand 410 and the audio recording is encapsulated 420 into an email attachment which then transmitted 430 to a predetennined email address.

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1 FIG. 5, a caller identity is established 30. An audio clip is recorded 40 and an email target string is established 50. The Iller identity, audio clip and target string are encapsulated 70 into an email attachment along with a date/time stamp 440. he email attachment is then transmitted 90 to an email account associated with the email target sll~ng. In addition, a cop" f the email attachment is stored 450 in a sent items repository.

I FIG. 6, a caller identity is established 30. An audio clip is recorded 40 and an email target string is established 50. A 'oadcast time is established 460. This time may be resolved automatically by calculating the time zone difference 470 otween the sender and recipient of the message. The caller identity, audio clip and email target sll~ng are all encapsu Jated to an email attachment 70 and then transmitted to a predetermined email address 90 associated with the email target ring at the established broadcast time.

will be seen that the objects set forth above, and those made apparent from the foregoing description, are efficiently tained and since certain changes may be made in the above construction without departing from the scope of the vention, it is intenlied that all matters contained in the foregoing description or shown in the accompanying dra\vings lall be interpreted as illustrative and not in a limiting sense.

isalso to beunderstoodthatthefollowingclaimsareintendedto cover allofthegenericandspecificfeatures ofthe ventionhereindescribed, and all statements ofthe scope oftheinventionwhich, as amatteroflanguage, mightbesaid fall therebetween.

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loited States Patent 6,839,412 ::uter, Jr. January 4, 2005

udio file transmission method

Abstract

computer implemented method of transmitting electronic voice messages including the steps of establishing a caller entity associated with a first telephone cOl1l1ection, recording a first audio clip from the first telephone connection, ;tablishing an email target string, encapsulating the first audio clip, the caller identity and the email target string into a rst email attachment, transmitting the first email attachment to a first email account associated with tl1e email target ring, broadcasting the first audio clip to a second telephone COl1l1ection, prompting the second telephone connection for a ply recording, responsive to a record signal, recording a second audio clip from the second telephone connection, lcapsulating the second audio clip and the caller identity into a second email attaclunent, and transmitting the second nail attachment to a second email account associated with the caller identity.

wentors: Baxter, Jr.; John Francis (Marco Island, FL)

,ppJ. No.: Hed:	10/604,617 August 5,2003
P"tp.nt.Docnments
	Application Number 682431 517415	filing Dat.e Aug., 2001 Mar., 2000	Pat.ent. Number' 6765996 6385306	Issue Date May., 2002

:urrent U.S. Class: .379/88.14; 379/88.13; 379/88.17; 379/88.2l; 7091206 :urrent International Class: H04L 12/58 (20060101); H04M 3/53 (20060101); H04M 3/50 (20060101); H04M 1165 (20060101); H04Q 1/30 (20060101); H04M 1157 (20060101); H04Q 1/45 (20060101); H04M 001/64 () ield of Search: 379/88.16-88.25,93.01,93.12,93.24,93.2693.28,114.01,114.1,114.13,142.04,142.05,142.06,335.01-335.1 370/351-356709/201,203,206

References Cited lRefereu ced By/

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niled States Patent: 6839412 Page 2 of9

U.S. Patent Docnmellts
Z.L1'Ml	February 1998	Hyde-Thomson
Jg5;?::?1	July 2000	Agrabaram et aL
246983	June 2001	Zou et aI.
29)lJ28	October 200I	Ramey et al.
3Q4.Si16	October 200I	Goldberg et al.
38530<>	May 2002	Baxter, Jr.
~63n4	October 2002	Okada et aL
5'1.96.12.	April 2003	Gifford et al.
325258	September 2003	Ram et al.
7059.99	July 2004	Baxter, Jr.
77:5'J59	August 2004	Ron et al.
'immy Examiner: Foster; Roland

lamey, Ageni or Firm: Hopen; Anton J. Smith & Hopen, P.A.

Parent Case Text

~LATED APPLICATIONS

lis disclosure is a divisional application claiming the benefit of the filing date ofU.S. patent application entitled: "Audio Ie Transmission Method," by the same inventor, filed on Aug. 31, 2001, bearing SeL No. 09/682,431 now U.S. Pat. No. 765,996, which is a Continuation-in-Part to U.S. patent application Ser. No. 09/517,415 that was filed Mar. 2,2000 and iUed as U.S. Pat. No. 6,385,306 on May 7, 2002.

Claims

hat is claimed is:

A computerimplementedmethod oftransmittingelectronicvoicemessages comprising'thestepsof: establishinga first I.fTP eroail address; the first SMTP email address having a.distinctprefix ilddress and adornain address; establishing a imary telephone number; establishing an extension to the primary telephone number, the extension containing )hanumeric characters identical to the distinct prefix address; establishing a text-to-speech synthesizer responsive to a 1I to the primary telephone number and extension wherein email messages sent to the first SlvITP address are nthesized into computer-generated speech; establishing a voice digitizing means wherein reply messages spoken to the imary telephone number and extension are converted into all audio computer file and transmitted to a second SMTP dress as an email attachment.

Themethod ofclaim I furthercomprisingthestep ofbroadcastingacommercialtocallers ofthefirstSMTP email dress.

The method of claim I further comprising the step ofsurveying callers to the primary telephone humber regardi ng lIer demographics.

The method ofclaim 3 further comprising the step ofbroadcasting demographically targeted commercials to callers ~ording to survey results.

The method ofclaim 3 further comprising the step of offering prize incentives for engaging in survey activities.

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Themethod ofclaim 5furthercomprisingthestep ofofferinglongdistancetelephonecreditsfor engagingin survey ;tivities.

The method of claim 6 wherein the long distance telephone credits are assigned to a preexisting long distance calling lrd.

Descriptwn

ACKGROUND OF INVENTION

Field ofInvention

he present invention relates generally to a method oftral1smitting audio messages over a network, and more particularly, method of emulating voice messaging using electronic mail technology.

Background of the Invention

lectrol1ic mail ("email") has proliferated as a commonmethod ofcommunication. Initial communications consisted of SCI! (American Standard Code for Information Interchange) text. In an ASCII file, each alphabetic, numeric, or special laracter is represented with a 7·bit binary number (a string ofseven Os or Is). 128 possible characters are defined. owever, basic ASCI1 text email me~sages have progressed to include graphics, audio and even video. Graphic images, gital audio files and digital video all require an encoding and decoding process when transmitted over the Internet. A ;er wishing to encode a voice message ani! send the message to a preselected email address had to accomplish several ~ps and have certain hardware and software equipment. The user would typically record their voice message on a Huputer using a sound card attached or integrated into the motherboard of a computer.

le voice message is a sequence ofanalog signals that are converted to digital signals by the audio card, using a icrochip called an analog-to-digital converter (ADC). When sound is played, the digital signals are sent to the speakers here they are converted back to analog signals that generate varied sound. Audio files are usually compressed for )rage or faster transmission. Audio files can be sent in short stand-alone segments--for example, as files in the WAV rmat. In order for users to receive sound in real-time for a multimedia effect, listening to music, or in order to take part an audio or video conference, sound must be delivered as streaming sound. More advanced audio cards support ofsound. The most popular audio file format today is MP3 (MPEG-I Audio Layer-3).

nce these digital audio files reside on the hard drive of the user, the user would attach the file to an email sent to a lected recipient. When the file is attached, it might be transmitted in a standardized protocol such as Multi-Pull)OSe ternet Mail Extensions (herein "MIME"). MIME is an extension of the original Internet e-mail protocol that lets peop Ie ,e the protocol to exchange different kinds ofdata files on the Internet: audio, video, images, application programs, and her kinds, as well as the ASCII handled in the original protocol, the Simple Mail Transport Protocol (SMTP). In 1991, athan Borenstein ofBelleare proposed to the Internet Engineering Task Force that SMTP be extended so that lntemet ut mainly Web) clients and servers could recognize and handle other kinds of data than ASCI! text. As a result, new file pes were added to "mail" as a supported Internet Protocol ftle type.

ttempts have been made to develop unified messaging systems that link video, text, audio, document management and e like into a single system. However, such attempts have not provided a means to enable voice messaging to maintain 'ntinuity throughout a thread, store outbound voice communications, and provide a reply function equivalent to the uplicity of email replies. Furthermore, many unified messaging application require expensive proprietary equipment herein typical SMTP email servers are inexpensive, well-developed and already employed by most medium or larger lsiness entities.

)nsequently, there is a need in the art for a method of transmitting an audio voice message to an email address without

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,e need of a computer.

ber,e is a further need in the art for a method ofrep1ying to an audio voice message without the need to key in a lephone number.

bere is a further need in me art for a method maintaining a thread of voice mail correspondence.

here is a further need in the art for a means to store and validate the transmission and content of an outgoing voice essage.

Jere is a further need in me art for a novel dual email and telephone extension identity for user to access voice messages :lm a telephone or computer using a common set ofalphanumeric characters.

lere is a further need in the art for a new means of delivering audio advertisements to a captive audience.

Jere is a further need in the art for a new means ofobtaining survey and demographic data.

lere is a further need i11me art for a memod to provide untethered access to voice and email messaging using voice ,mmlllld zones.

lere is a further need in the art for a means ofschedu1ing the delivery ofvoice messages to enhance the impact on the cipient

:lwever, in view of the prior art in at me time me present invention was made, it was not obvious to those of ordin31y ill in the pertinent art how the identified needs could be fulfilled.

JMMARY OF INVENTION

1e above and other objects of me invention are achieved in me embodiments described herein by providing a computer Iplemented method of transmitting electronic voice messages comprising the steps ofestablishing a caller identity sociated wim a first telephone connection. This may be achieved by parsing the Telco caller ID string and associating at string with a preexisting user ~ecord. In other words, a call from 727-507-8558 might be associated with the identity 'a law fiml and linked to additional records such as address, fax, user name, email address and the like. For most plications, it is preferred mat the caller ID string be linked to the email address of the caller in order that the recipient

J.y easily reply to the original message.

the next step; a first audio clip is recorded froiri the :6isfteleph6iie cotmection. The audio clip may be digitized in any rober ofcomputer readable fonnats including, but not limited to, WAY, AIFF, MP3 and the like. An email target string then established. This might be resolved by a number of alternative methods. First, a "speed dial" interface may be tablished. The interface might be resident in an operating system, network appliance or on a website. Users prenfigure their settings similar to speed dials used in standard telephone systems wherein numerals are associated with the lail target string. This has me advantage that alphanumeric characters are easily entered on a computer keyboard, but :en problematic on a telephone system. A typical telephone has twelve keys which may be depressed in various rations to resolve an alphabetic character. Alternatively, the individual alphanumeric characters may be individually :lken and resolved with voice recognition means as disclosed in u.s. patent application Ser. No. 091517,415 filed Mar. 2000 which is incorporated by reference.

,e first audio clip, me caller identity and the email target string are all encapsulated into a first email attachment. The st email attaclunent is then transmitted to a first email account which is associated wim the email target string. This is licailyan SMTP address accessed directly from an information store such as Microsoft Exchllllge, Novell Groupwise or ~ like. Alternatively, it may be stored offsite and accessed through a POP3 means. A second telephone connection ;esses the first email attachment wherein me first audio clip is broadcast to the second telephone cOilllection. Once ladcast, the caller is then prompted for a reply recording. Responsive to a record signal, a second audio clip from the ;ond telephone,coilllection is then recorded. The second audio clip, the caller identity and the email target string are aJ 1

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:1capsulated into a second email attached which is then transmitted to a second email account associated with tbe caller lentity.

1 order to establish a thread of messages having a common topic, the first audio clip is appended to the second audio clip. he second audio clip might be placed after the first audio clip in order to preserve the chronological order the thread, or Ie second audio clip might be placed before the first audio clip in order to avoid the need to hear previously transmitted ldio data.. It should be understood that the reply loops may continue on far beyond one initiating email and a single )ply. It is also anticipated that carbon copies, blind carbon copies and forwarded be enabled as they are standard SMTP lllctions.

is preferred that the recording time is encapsulated into the email attachments with a date/tune stamp. This may be ;hieved by encoding the alphanumeric characters of the date and time into the text body of the email message. ..lternatively, the date and time may be synthesized as speech and appended to the audio clip.

roviding system security includes the steps of establishing the caller identity associated with the first telephone )lmection by receiving a password entry from the first telephone connection and associating the password entry against a reexisting caller account. Receiving thepassword entry may include interpreting at least one DTMF signal responsive to Ie keyingofbuttonson atouch-tone telephone. Alternatively, theprocess may inc1udethestep ofreceivingthepassword 1try by interpreting at least one alphanumeric character as spoken into the telephone. In another embodiment, the lvention utilizes biometrics by receiving a predeteIDlined call phrase, reducing the call phrase to a voice pattem, and ,sociating the voice pattem against a preexisting caller account by speech identification means such as desclibed by U.S. at No. 5,608,784 ofwhich specification is incorporated by reference. .

he email target string may be established by the steps of interpreting a plurality ofDTMF signals responsive to the ;,yingofbuttons ona touch-tone telephone. Alternatively, the step may include receiving a plurality ofindividually Joken alphanumeric characters representative ofthe email target string and translating the spoken characters to their inary equivalent by a speech identification means..

lith sensitive corruilunications, it is preferred that the email attachment be encrypted. As an added security measure, an idition step may be employed by establishing a hash of the first email attachment and storing the hash in a secure storage :eans.

therembodiment oftheinventionincludesthesteps ofestablishingafirstSMTPemailaddress,thefirstSMTP email Idress havinga distinct prefix address and a domain address. For example, in a common email address fonnat such as ~224848@uspto.gov"the prefIx address would be "2224848"and the domain address would be "@uspto.gov." In the next ep a primary telephQWWl!l!lll"r is established. This numberis preferably a toll-free number that is easily remembered ith m alphabetic phrase correlated to the numerals ofthe number. For illustrative purposes, mexample mimbermight , "1-800-555-EMAlL." In the next step, an extension to the primary telephone number is established. The extension mtains alphanumeric characters identical to the distinct prefix address. For example, the above-mentioned email address ould have an extension of2224848. The full dialing string to the account would be "1-800-555-EMAIL, ext. 2224848."

text-to-speech synthesizer established which is responsive to a call to the primary telephone number and extension herein email messages sent to the first SMTP address are synthesized into computer-generated speech. A voice gitizing means is then established wherein reply messages spoken to the primary telephone number and extension are mverted into an audio computer file and transmitted to a second SMTP address as an email attachment.

allers that wish to retrieve their email fqJm a regular telephone may be identified by businesses as a potential target for arketing new products and services. Furthermore, the caller is somewhat ofa captive audience as the caller is seeking formationofpersonal interest. An alternative embodiment ofthe inventionincludes the step ofbroadcastiJlg a nnmercia! to callers ofllie firiit SMTP email address. For example, the caller might hear "before we retrieve your essages, please listen to a briefmessage from our sponsor. ; . " The caller might be presented with an option to pay for a .bscription if they find the sponsor messages annoying or may enjoy the service free by their exposure to the Ivertisements. Another step may include surveying callers to the primary telephone number regarding callec nuographics. The demographic may include age, gender, occupation, residence and the like. Using this i11fol111ation, 'mographically targeted commercials may be broadcast to callers according to survey results. To encourage callers to

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"tlited States Patent: 6839412 Page 6 of9

19age in the survey questions, an additional step of offering prize incentives for engaging in survey activities may be lcluded. The prize incentives may be long distance telephone credits and, preferably, the assignment of those credits to a :eexisting long distance callitig card.

11eobjectiveofthecurrent itlVentionistosinlplifythetask ofvoicemessaging a.ndremovitlgthetetherofelectronic luipment from the user. Accordingly, an alternative emboditnent of the invention itlcludes the steps of establishing a

Jice comma.nd zone. The voice command zone is a pre-designated area from which spoken commands and voice

,cordings are obtained. The zone may be established in an automobile passenger compartment, a hmnan-inhabitable

!Veiling,orthelike. AnalTayofvoicecommandinstructionsrelating to theoperationofanelectronicmessagesystem

'e established. A microphone input means receives the voice command instmctions. Responsive to a record command,

I audio message received by the microphone input means is encapsulated into an email attachment and transmitted to a

'edeterrnined SMTP address. A play command broadcasts audio files attached to emails through a speaker means.

lternatively, a text-to-voice synthesizer synthesizes text messages into speech which is then broadcast throngh the leaker means responsive to the play command. For zones that have low alUbient noise, an omni directional microphone appropriate. However, where voice cOUl111ands from a specific individnal are desired, an alternative embodiment of the vention includes a target location sensor means. This may include an RF or lR transmitter placed on the individual. A rget acquisition means picks up the RF or lR broadcast and points a unidirectional microphone input means towards the dividual thereby avoiding extraneous audio noise.

yei another embodiment ofthe invention, a caller identhy is established with a telephone connection and an audio clip recorded from the first telephone connection. An email target string is established. The audio clip, caller identi'ty and nail target string are encapsulated into an email attachment. The email attachment is then trallslnitted to all email ,count associated with the email target string and the email attachmentisalsostoredinasentitemsrepository.This [lbodiment ofthe invention serves a critical function, particularly in the bnsiness and legal cOlrnnunities of providing a cord of outbound cOllU11Unication. In the prior art, one business person may leave a message on a voice mail system, but .s no means to prove that message was left, much less the actual content of that message. The ability to produce a record 'outbound communication froIh one business to another serves the function to validate important communications and essages were actually transmitted. It is preferred that along with the email attachment, the email target string and a datene stamp string are stored in association with the email attachment.

an alternative embodinJent of the invention, a caller may wish to have a communication delivered at a predetenllined ne. Email communications are substantially instantaneous. Therefore, it might be known that an intended recipient may ,t be current available due to work schedule, tinJe zone differences or the like. Ifthe cOUl111unication is hnnlediately msmitted, the recipient may fmd it buried below more recent coUl111unications. Furthermore, mallY message system ovide hrnnediate feedback with sound or an interface display when a new message is received, Accordingly, it would be vantageous topl'Ovide the ability to schedulethe delivery ofthecommunieation. In this embodiment ofthe invention, a Her identity is associated with a telephone connection. An audio cHpis recorded from the telephone connectiOlhAn lail target string is established. The audio clip, caller identity and email target string are encapsulated into an email achmeut. A broadcast time is established. The email attachment is then held in a queue until the broadcast time is lched wherein the email attachment is transmitted to an email account associated with the email target stting. The email 'get string may be associated with a time zone associated with the physical location ofthe intended recipient. The Jadcast tinJe then may be automatically calculated relative to the tinJe zone.

:cordingly, it is an object ofthe present invention to provide a method oftransmitting an audio voice message to an rail address without the need of a computer.

,s another object of the present invention to provide a method of replying to an audio voice message without the need to y in a telephone number.

s another object ofthe present invention to provide a method maintaining a thread ofvoice mail correspondence.

s another object ofthe present hlVention to provide a means to store and validate the trallsmission and content of an tgoing voice message.

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[ruted States Patent: 6839412 Page 7 of9 is another object of the present invention to provide a novel dual email and telephone extension identity for user to ~cess voice messages from a telephone or computer using a common set of alphanumeric characters. is another object of the present invention to provide a new means ofdelivering audio advertisements to a captive ldience. is another object of the present invention to provide a new means ofobtaining survey and demographic data. is another object ofthe present invention to provide untethered access to voice and email messaging using voice )mmand zones. isanotherobject ofthepresentinventiontoprovideameans ofschedulingthedeliveryofvoicemessages to enhance .e impact on the recipient. . n advantage of the invention is that it incorporates well-developed SMTP technology to deliver voice messages gJobally ithout incurring long distance charges. nother advantage of the invention is that those wishing to send an audio voice message do not need to have any )mputer equipment. nother advantage ofthe invention is that recipients ofvoice messages no longer are required to find and dial the number 'the originator, the recipient can easilyreply to the voice message with a single click, button or spoken command. nother advantage ofthe invention is that the context ofa voice message discussion may be maintained as a thread. Past >Jmnents may be accessed and referenced as needed. nother advantage ofthe invention is that outgoing voice messages may be easily saved in virtually any computer adable medium. Proprietary voice message systems are not required. nother advantage ofthe invention is that businesses may subrogate the costs ofthe messaging system infrastructure with :mographically targeted advertising. Users unable to subscribe to the service can still have access paid for by advertising lsinesses. nother advantage ofthe invention is that delivery ofvoice messages may be coordinated to coincide with the schedule 0 f e recipient so that the voice message is delivered at the optimum time. lese and other important objects, advantages, aridfea1:Ufes Of the invention willbecome clear ast11is description oceeds. )e invention accordingly comprises the features ofconstruction, combination ofelements, and arrangement ofparts that ill be exemplified in the description set forth hereinafter and the scope of the invention will be indicated in the claims. liEF DESCRIPTION OF DRAWlNGS '1' a fuller understanding of the nature and objects of the invention, reference should be made to the following detailed scription, taken in COmlection with the accompanying drawings, in which:

G. I is a schematic view of the invention as generally disclosed.

G. 2 is a schematic view ofan"embodiment ofthe invention using a common SMTP and telephone extension string.

G. 3 is a schematic view ofan embodiment ofthe invention incorporating demographically targeted advertising ;ponsive to survey data.

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'nited States Patent: 6839412 Page 8 019

IG. 4 is a schematic view of an embodiment of the invention for hands-free voice messaging.

IG. 5isaschematicview ofanembodiment oftheinventionforsavingoutboundvoicemessages.

[G.6 is a schematic view of an embodiment of the invention featuring scheduled message delivery.

ETAILED DESCRIPTION

efening initially to FIG. 1, it will there be seen that an illustrative embodiment of the prior is denoted by the reference 1mber 10 as a whole. A first telephone connection 20 is made. The caller identity is establish 30 and a first audio clip is :corded40.Thecalleridentitymaybeestablishedbyaplurality ofmeans35which include,but arenotlimited to, TMF entries, voice recognition of entries, or identification of a preexisting voice pattern all associated with a preexisting ,er account. An email target string is established 50. The email target string may be established by DTMF entries, speed .al function or voice recognition 60. The caller identity, audio clip and email target string are encapsulated into a first' nail attachment 70. Preferably, the attachment is encrypted 80 and a hash is generated. The attachment is transmitted to first email account 90. Responsive to a second telephone connection 100, the first email account is accessed and the ,dio clip is played 110 over the second telephone connection. The caller is prompted for a reply recording l20 and a :cond audio clip is recorded 130. The second audio clip is encapsulated into a second email attachment 140 and )tionally the first audio clip is appended 150 t6 establish a thread of related messages. The second email attachment is .en transmitted to a second email account 160 associated 170 with the original caller Mentity 30.

[G. 2 shows an embodiment of the invention that provides a common identity for both telephone and email )lumunications While allowing access from either medium. An SMTP address is established 180 which contains an phanumeric character string common to a telephone extension 200 established off a primary telephone number 190. 'eferably, the alphanumeric characters are all integers, and thus easily entered on a touch-tone telephone. A text-to leech synthesis means 210 reads text messages over the telephone and responses are digitized 220 for outgoing essaging over the telephone cOlmection. Users are able to access the email account through standard POP3 mail >nnections as well.

:G. 3 illustrates an embodiment ofthe invention wherein a call is made to the extension 230 and a commercial is 'oadcast 240 to the caller. This provides a means ofpaying for the infrastructure ofthe telecommunications system ithout necessarily requiring a subscription to the service. Surveys may be initiated 250 which can then demographically rget 260 the most appropriate commercial broadcast 240 according to the characteristics ofthe individual caller. Survey ize incentives 270 may be offered to encourage active participation in the surveys. A means ofdistributing the dual ViTP and extension information may be through the use ofcalling cards. These calling cards are traditionally used for ng distanceservice creditsJlmt llIe expended as the user makes calls. Login passwords for the SMTPaddress andior Ns for accessing .the system via telephone may be secured as scratch-off areas on the physical carditself,Alternatively, e cards may be wrapped or covered with an opaque material that indicates if the material has been tampered with. Such ivacy sealing means are well known and often employed for lottery tickets and sweepstal(es prizes. Long distance rvice may be employed as an incentive for submitting to surveys 280 which can then be used to encourage more use of ~ service 290.

FIG. 4, a voice cOlllmand zone is established 300. This zone may be the interior of a vehicle 310 a hospital room 320,

any type of human inhabitable dwellings. An array of voice command instructions 330 are established and received by l1icrophone means 340. The microphones 350 may comprise two general types: omni directional 360 and unidirectional '0. In the case of omni directional microphones 360 sounds from in a 360 degree sweep are recorded. However, in the se of unidirectional microphones 370 a single point is recorded. Accordingly, an RF or IR transmitter may be placed 011 ; person 380 sought to be recorded and an RF or IR acquisition means 390 dynamically tracks the location of the litter 380 and points to the unidirectional microphone 370 towards the appropriate target. A voice command initiates a ITesponding SMTP command 400 to generate a Dew message or replyto an existing message. Audio recording is .tiated responsive to a record command 410 and the audio recording is encapsulated 420 into an email attachment which then transmitted 430 to a predetermined email address.

FIG. 5, a caller identity is established 30. An audio clip is recorded 40 and an email target string is established 50. The

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nited States Patent: 6839412 Page 9 of9

tlIer identity, audio clip and target string are encapsulated 70 into an email attachment along with a date/time stamp 440. he email attachment is then transmitted 90 to an email account associated with the email target string. In addition, a copy 'the email attachment is stored 450 in a sent items repository.

FIG. 6, a caller identity is established 30. An audio clip is recorded 40 and an email target string is established 50. A 'oadcast time is established 460. This time may be resolved automatically by calculating the time zone difference470 \tween the sender and recipient ofthe message. The caller identity, audio clip and email target string are all encapsulated to an email attachment 70 and then transmitted to a predetermined email address 90 associated wiih the email target ring at the established broadcast time. .

will be seen that the objects set forth above, and tll0se made apparent from the foregoing description, are efficiently tained and since certain changes may be made in tlle above construction without departing from the scope of the vention, it is intended tllat all matters contained in the foregoing description or shown in the accompanying drawings .all be interpreted as illustrative and not in a limiting sense.

is also to be understood that the following claims are intended to cover all of the generic and specific features of the vention herein described, and all statements of the scope of the invention which, as a matter of language, might be said fall therebetween.

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l!lited States Patent 6,385,306 :axter, Jr. May 7, 2002

.•.... _ __ _.__ _.._-_..__ _-

.udio file transmission method

Abstract

method oftransmitting one or more audio file attachments in an electronic message from a telephone including the epsof dialing into a predetermined telephone number, sending one or more DTMF signals on the touch-tone telephone >rresponding to a preselected email address wherein the one or more DTMF signals is associated with a predetermined phanumeric character, assembling a string of alphanmneric characters by repeating the DTMF signal entry until the 'eselected email address has been completed, recording an audio voice message over the touch-tone telephone, )IJverting the audio voice message into a digital audio file, attaching the digital audio file to an electronic message rected to the preselected email address, and transmitting the electronic message to the preselected email address.

wentors:. Baxter, Jr.; John Francis (Marco Island, FL) ..ppJ. No.: 09/517,415 iled: March 2, 2000

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:tirrent U;S; Class: . '. 379/88,13 ;379/88.24;379/93.28; 7091206 :urrent International Class: H04L 12/58 (20060101); H04M 3/53 (20060101); H04K·1 3/50 (20060101); H04M 1157 (20060101); H04M 1/65 (20060101); H04Q 1130 (20060101); H04Q 1/45 (20060101); H04M 01 1/000 ield of Search: 379/88.13,88.14,88.16-88.25,93.01,93.12,93.24,93.2693.28,114.01,114.1,114.13 370/351-356709/201,203,206

References Cited IReferenced By/

u.s. Patent Documents 5Q7'?1~ January 1986 Abraham ~2Q,?JQ May 1986 Abraham ~.?7.Q.?9 September 1996 Hyde-Thomson 0805H October 1997 Balcer et al. 70QSn June 1998 Brunson et al. 812&70 September 1998 Kikinis et aL

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nited States Patent: 6385306			Page 2 of 13
s.,UJ..J.2	November 1998	Schulhof et al.
867494	February 1999	Krislmaswamy et aL
870454	February 1999	Dahlen
901;214	May 1999	Shaffer et al.
90363Q	May 1999	Collins
933475	August 1999	Coleman
9.45989	August 1999	Freishtat et aL
999000	November 1999	Speicher
299525	December 1999	Krislmaswamy et aL
085) 01	July 2000	Jain et a1.
205432	March 2001	Gabbard et aL
23Ql:JZ	May 2001	Class et aL
Other References

:xcite, "What is Excite voicemail?", http://www.excite.ccimlInfo/inbox/faq.dcg. Feb. 15,2000..

•merican Voicemail Network, Internet Messaging Services, http://www.avnweb.netlhtrnllims.htrnl. Feb. 15, 000.. lneboi.Com, http://wwvv.onebox.comlservice!receiving. html, Feb. 15,2000.. retrnessage.Corn, Features, http://www.rngw03.getrnessage.comlfaq.Jeatures.htrhl. Feb. 15,2000.. luzme.Com, "Stay Online ... Stay In Touch?", http://www.buzme.coln/index.html, Feb. 15,2000.. ~rocker, David H., Standard For The Fonnat ofARPA Internet Text Messages, ttp:llwww.faqs.orglrfcs/rfc822.html, Feb. 15,2000..

10torola, Digital StarTAC Wireless Telephone User's Guide, p. 39..

rimary Examiner: Tsang; Fan ssistant Examiner: Foster; Roland G. !torney, Agen.t or Finn: Hopen; Anton J. Smith & Hopen, P.A.

Claims

lhat is claimed is:

. A method oftransmitting one or more audio file attachments in an electronic message fro111 a touch-tone telephone )mprising the steps of: l) dialing into a predetelmined telephone number; ) sending an identification code to a central server by sending DTMF signals on said touch-tone telephone; :) associating said identification code with a subscriber record; I) validating the authenticity ofsaid subscnber record;

~) authorizing the transmission ofsaid electronic message based upon whether said identification code is authentic;

'} sending one or more DTMF signals on said touch-tone telephone corresponding to preselected email address wherein

,id one or more DTMF signals results in a unique selection of a predetermined alphanumeric character;

H_ '//_ofl'< "o_f~ M"ln",t'r.o-i1nnh_PRr""r?~ectl=PT01&Sect2=HlTOFF&d=PALL&p=l&u=%2Fnetahtml%2... 1/4/2008

riited States Patent: 6385306 Page 3 of 13 .) providing a wait loop ofpredetennined duration to identify said predetennined alphanumeric character; ) identifYing said predetennined alphanumeric character according to the number of identical DTMF signals received ,ring said wait loop; . I appending said predetennined alphanumeric character as identified at the end of said wait loop; I assemblingastring ofalphanumeric characterspredetennined ofsaidpreselectedemailaddress; ) providing a text-to-speech audio confinnation ofsaid string of alphanumeric characters predetelmined of said ·eselected email address; . I prompting for an audio voice message by an automated voice response; 1) recording said audio voice message; ) detecting a DTMF stop signal; ) converting said audio voice message into a digital audio file; ) attaching said digital audio file to said electronic message directed to said preselected email address; ) associating an alphanumeric reply string with said subscriber record; ) encoding said alphanumeric reply string into said electronic message in a reply-to field wherein a recipient of said ectronic message may send a return electronic message addressed to said alphanumeric reply string; and ) transmitting said electronic message to said preselected email address. A method of transmitting one or more audio file attachments in an electronic message from a touch-tone telephone mprising the steps of: ) dialing into a predetermined telephone number; ) sending one or more DTMF signals on said touch-tone telephone corresponding to a preselected email address herein said one or more DIMF signals is associated with a predetermined alphanumeric character by providing a wait op of predetermined duration to identifY said predetermined alphanumeric character, identifYillgsaid predetermined phanumeric character according to the number ofidentical DTMF signals received during said wait loop, and appending id predetermined alphanumeric character as identified at the end ofsaid waiUoop; . ) assembling a string ofalphanumeric characters by repeating step (b) until said preselected email address has been '1llpleted; ) recording an audio voice message over said touch-tone telephone; ) converting said audio voice message into a digital audio file; ) attaching said digital audio file to said electronic message directed to said preselected email address; and ) transmitting said electronic message to said preselected email address. A method oftransmitting one or more audio file attachments in an electronic message from a touch-tone telephone .mprising the steps of:

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nited States Patent: 6385306 Page40fl3 I) dialing into a predetermined telephone number; I) sending one or more DTMF signals on said touch-tone telephone corresponding to a preselected email address herein said one or more DTMF signals is associated with a predetem1ined alphanumeric character; ) assembling a string of alphanumeric characters by repeating step (b) until said preselected email address has been nnpleted; I) recording an audio voice message over said touch-tone telephone; ) converting said audio voice message into a digital audio file; ) attaching said digital audio file to said electronic message directed to said preselected email address; ;) transmitting said electronic message to said preselected email address; :) playing an audio sponsor message upon making a connection to said predetermined telephone number; )selectingsaidaudio sponsormessagefrom anarray ofaudio sponsormessagesaccording to oneormoredemographic .ctors of the caller, wherein said one or more demographic factors are resolved from a caller-ID string; ) cross-referencing said caller-ID string against relative property values ofthe origin of the call; ) assigning a financial rating variable; and ) selecting said audio sponsor message from said array ofaudio sponsor messages according to said financial rating triable. A method of transmitting one or more audio file attachments in an electronic message from a telephone comprising the eps of: ) dialing into a predetermined telephone number; ) receiving one or more speech elements through said telephone; ) associating each individllal spe"ch "lement with one or more predetermined alphanumeric characters through a speech cognition means; ) assembling a string of alphanumeric characters by repeating steps (b) through (c) until a preselected email address has ,en completed by providing a wait loop ofpredetermined duration to identify said predetennined alphanumeric laracter, identifYing said predetermined alphanumeric character according to said one or more speech elements received Iring said wait loop, and appending said predetermined alphanumeric character as identified at the end of said wait loop;

) recording an audio voice message over said telephone; I converting said audio voice message into a digital audio file; ) attaching said digital audio file to said electronic message directed to said preselected email address; and ) transmitting said electronic message to said preselected email address.

Description

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'riited States Patent: 6385306 Page 5 of 13

rELD OF INVENTION

he present invention relates generally to a method oftransmitting audio messages over a network, and more pal1icu!nrly, method of recording and retrieving audio attachments to electronic mail by use ofa touch-tone telephone,

ACKGROUND OF 1HE INVENTION

lectronic mail ("email") has proliferated as a common method o(communicatiolL Initial communications consisted of SCll (American Standard Code for Information Interchange) text. In an ASCII file, each alphabetic, numeric, or special laracteris represented with a 7-bit binary number (a string ofseven Os or Is). 128 possible characters are defined. owever, basic ASCII text email messages have progressed to include graphics, audio and even video. Graphic images, gital audio flies and digital video all require an encoding and decoding process when transmitted over the Internet. A ;er wishing to encode a voice message and send the message to a preselected email address had to accomplish several eps and have celtain hardware and software equipment. The user would typically record their voice message on a )mputer using a sound card attached or integrated into the motherboard of a compnter.

he voice message is a sequence ofanalog signals that are converted to digital signals by the audio card, using a icrochip called an analog-to-digital converter (ADC). When sound is played, the digital signals are sent to the speakers here they are converted back to analog signals that generate varied sound.

udio files are usually compressed for storage or faster transmission. Audio files can be sent in short stand-alone .gments --for example, as files in the WAY format. In order for users to receive sound in real-time for a multimedia feet, listening to music, or in order to take part in an audio or video conference, sound must be delivered as streaming >und. More advanced audio cards support wavetables, or precaptured tables ofsound. The most popular audio file fOI111at day is MP3 (MPEG-l Audio Layer-3).

nce these digital audio files reside on the hard drive ofthe user, the user would attach the file to an email sent to a lected recipient. When the file is attached, it mightbe transmitted in a standardized protocol such as Multi-Purpose (ernetMailExtensions(herein"MIME"). MIMEisanextensionoftheoriginalInternete-mailprotocolthat letspeopIe :e the protocol to exchange differer1t kinds ofdata files on the Internet: audio, video, images, application programs, and her kinds, as well as the ASCll handled in the original protocol, the Simple Mail Transport Protocol (SMTP). In 1991 , athan Borenstein ofBellcore proposed to the Internet Engineering Task Force that SMTP be extended so that Internet ut mainly Web) clients and servers could recognize and handle other kinds ofdata than ASCII text. As a result, new file pes Were added to "mail" as a supported Internet Prot:c>C()1 file type.

,rvers insert the MIME header at the beginning ofany Web transmission. Recipients USe this header to select an ,propriate "player" application for the type ofdata the header indicates. Some ofthese players are built into the Web ient or browser (for example, all browsers come with GIF and JPEG image players as well as the ability to handle IML fileS); other components, snch as audio file players, may need to be downloaded.

S. Pat. No. 5,945,989 to Freishtat et al. describes a method of adding or altering the content ofa website by using a uch-tone telephone. Freishtat et al. describes a processing of converting a telephone message into an audio file which n then be posted on a website (col. 2, lines 19-22; col. 4, lines 33-34; and col. 5, lines 6-7 There is also a suggestion that ~ handsetonatouch·tonetelephone operatesas"akind ofsubstitutecomputerkeyboard." (col. 2, lines26-27 and col. :, lines 24-26). However, the patent does not describe or suggest any means for transmitting the audio file by emai 1. Nor ,es the touch-tone telephone entry describe or suggest a method ofkeying in any alphanumeric character based on the mber oftimes the telephone button is depressed within a specified wait loop. Rather, the Freishtat et al. patent requires ~ user to establish a pre-existing touch-tone ID for each page element. (col. 6, lines 48-49; col. 9, lines 62-65; and col. " lines 3-4). Accordingly, while the Freishtat et al. patent describes a method ofdigitizing recorded audio fi'om a touchle telephone to a file for publication on a web server, there is no description nor suggestion that the recording of the dio file would be transmitted to a predetermined email recipient. Furthermore, there is no teaching or suggestion for a

"thod of keying in the necessary array ofalphannmeric characters to properly designate an email recipient over a touch-

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me telephone without pre-existing email address identifiers.

.S. Pat. No. 5,996,006 to Speicher describes an online dating service that converts audio files received via telephone into .gital files for retrieval on the Internet. (col. 5, lines 27-29 and col. 6, lines 37-39). However, the Speicher patent does not ;scribe nor suggest a method ofdirectly sending the recorded audio file to a predetermined email recipient. Nor does the ?eicherpatentdescribeorteacha method ofkeyinginthenecessaryalphanumeric charactersnecessaryto establish a :eselected Intemet email address over a touch-tone telephone. (See col. 6, lines 60-63 wherein Speciher teaches that the nail address must be recorded by audio, then later manually translated to alphanumeric fonn).

number of companies such as Onebox.com, BuzMe.com, Inc., Getmessage.com, American Voicemail Network, Inc., ld Excite, Inc. currently offer services wherein a pre-configured recipient account may be set up to receive email with ldio file attachments originating from a regular voice mail system. However, in all ofthese systems, the recipient must ,t up an account in advance. Furthermore, these systems require tlle sender of the audio voice mail message to know lead oftime their voicemail telephone number which typically has a unique extension for that recipient.

onsequently, there is a need in the art for a method of transmitting digital audio file attachments to a preselected email Idress without requiring the recipient to first set up an account with a service.

here is a further need in the art for a method of transmitting digital audio file attachments wherein the only information quired by the sender is to know the recipient's email address.

owever in view of the prior art at the time the present invention was made, it was not obvious to those ofordinary skill the pertinent art how the identified needs could be fulfilled.

JMMARY OF THE INVENTION

le above and other objects of the invention are achieved ill the embodiments desctibed herein by providing a method of msmitting one or more audio file attachments in an electronic message from a touch-tone telephone comprising the ;ps ofdialing into a predetermined telephone number, sending one or mOre DTMF signals on the touch-tone telephone 'ffesponding to a preselected email address wherein the one or more DTMF signals is associated with a predete1111ined Jhanumeric character, assembling a string ofalphanumeric characters by repeating the DTMF signal entry until the eselected email address has been completed, recording an audio voice message over the touch-tone telephone, nverting the audio voice message into a digital audio file, attaching the digital audio file to an electronic message rected to the preselected email address, and transmitting the electronic message to the preselected email address.

a preferredembodimel1t, Iisllbscriber record is maintained so that the caller does not need to repeatedly enter in the me email addresses. The steps involved for utilizing a subscriber record system comprise sending an identification code a central server by sending DTMF signals on the touch-tone telephone, associating the identification code with a bscriberrecord, validatingtheauthenticity ofthesubscriberrecord, andauthorizingthetransmission ofthe electronic ;ssage based upon whether the identification code is authentic.

hen a recipient receives a message from the caller, the return email addresswilltypicallybethatofthecentralserver.lt preferable that the recipient have the ability to correspond directly back to the caller by email ifpossible.This is ~omplished by associating an alphanumeric reply string with the subscriber record and encoding the alphlillumeric reply ing into the electronic message in a reply-to field wherein a recipient ofthe electronic message may send a return :ctronic message addressed to the alphanumeric reply smng.

ectronicemailaddressesareuniqueandthereisgenerally nomarginoferroriftheyareincorrectlyentered. Therefore, s impoltant that the entry of the individual alphanumeric characters be as easy and seamless as possible. This may be [formed by providing a wait loop ofpredetermined duration to identifY the predetennined alphanumeric character, mtifyillg the predetermined alphanumetic character according to the number ofidentical DTMF signals received dwing : wait loop, and appending the predetermined alphanumeric character as identified at the end of the wait loop.

r example, pressing the numeral "2" once within two second results in the alphanumetic character "2" being recorded

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; the server. Pressing the numeral "2" t\\rice within two seconds results in the alphanmneric character "A" being recorded ; the server. Pressing the numeral "2" three tiines w,ithin two seconds results in the alphanumelic character "B" being "orded by the server. Pressing the numeral "2" four times within two seconds results in the alphanumeric character "C" ,ing recorded by the server. Pressing the number "1" once wi,thin two seconds results in the alphanumeric character" I" ,ing recorded by the server. Pressing the number "1" twice within two seconds results in the alphanumeric character "@" :ing recorded by the server. Pressing the number "1" thrye times within two seconds results in the alphanumeric laracter "." being recorded by the server.

dditional steps to verifY the correct email address ofthe proposed recipient may include providing a text-to-speech audio mfirmation of the string ofpredetennined alphanumeric characters comprising the preselected email address. For even ore specific confirmation, the text-to-speech confirmation is played upon detennination of each alphanumeric character 'lected. Oncetheemailaddress isenteredandconfmned,thenextset ofpreferredstepsincludeprompting for theaudio lice message by an automated voice response, recording the audio voice message, and detecting a DTMP stop signal.

he transmission of the audio voice messages presents a unique opportunity to disseminate inf6nnation. Additional audio ,gments may be spliced into the original audio voice message for public service announcements, musical interludes, or m1IDercial advertisements. Furthermore, such additional information is not limited to the audio segments of the email tachment, but may also be incorporated as text or graphic elements in the body of the electronic message. Accordingly, I additional step to the method describe above might inClude 'encoding a sponsor message1nto the electronic message herein the encoding a sponsor message comprises the step of appending the digital audio file with an audio sponsor essage. Alternatively, the method might include encoding a text-based sponsor message into the body of the electronic essage or encoding a sponsor message comprises the step of encoding one or more graphjc elements into the body of the, ectronicmessage.' , ." .,.. .

lereis also anopportunitytopresentadditionalinformation,notjust totherecipient oftheelectronicmessage, butalso the sender by playing an audio sponsor messageupon making a connection to the predetennined telephone number. ln 'der to enhance the effectiveness of the audio sponsor message, another step might include selecting the audio sponsor essage from an array of audio sponsor messages according to one or more demographic factors ofthe caller wherein the Ie or more demographic factors are resolved from a caller-ID string.

ccordingly, if the caller-ID string identifies the call is originating from Florida, the sponsor message selected from the ray might include advertisements for suntan lotion but not snow shovels. Caller-ill strings may also be used in 'l11bination with other databases to provide more detailed demographics on the caller. For example, the method might CIudetheadditionalsteps ofcross-referencingthecaller-IDstringagainstrelativepropertyvalues,oftheorigin of the .11, assigning a financial rating variable, and selecting the audio sponsor message from the array of audio sponsor essages according to the financiaLr1'\ling yarjable.For example, presenting a budget automobile advertisement to a caller iginatingfrom anareaofhighpropertyvalueswillprobablybelesseffectivethanpresentingaluxuryautomobile Ivertisement. 111afurtherembodiment oftheinvention,themethodincludesthestep ofprovidingaDTMF menuoption transfer into a sponsor's call center system wherein further information on a sponsor's p!,oducts or services may be ttained.

ectroruc devices can easily reproduce the DTMP signals. In an alternative embodiment of the invention, a personal gital assistant (herein "PDA") device transmits the one or more DTMP signals through the touch-tone telephone. tpular PDAs include the 3COM PalmPilot.RTM. and Windows CE.RTM. devices. These PDAs have easy to use and phisticated address book features. By utilizing a predetennined table of alphanumeric character to DTMP signal 'nversions, the PDAs can be programmed to dial into the predetennined telephone number and send the appropriate fMP identifiers for a particular email address. However, in this embodiment, it would disadvantageous to utilize a wait Dp forentry oftheDTMFsignalsasthePDAscanproducethesignals atamuchfasterratethancanbeachieved by anually pressing the buttons on a touch-tone telephone. Therefore, to overcome this problem, an entry of one or more fMP signals corresponding to, the unique selection of the predetermined alphanumeric character is followed by a stop fMF signal indicating acceptance ofthe predetermined alphanumeric character without utilizing the wait loop, lerefore, oncethe DTMFsignalorcombination ofsignalsarereceivedfollowedbythestopDTMFsignal,thenext ohanumeric character may be entered without waiting for a predetermined elapse oftime.

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Jthough speech recognition technology has advanced considerably, current technology generally requires high memory 1d CPU processing to enable most speech-to-text processes. TIus stems from the variations ofspeech between Idividuals and the tens-of-thousands ofspoken words that must be recognized for most applications. However, in, the 3.se0f speakingandtranslatingindividualalphanumericcharacters, thememoryandprocessingdemandsare ~ponentially less. FUlthemlOre, individual alphanumeric character translations and less susceptible to the villiatiolls of )eech andsound qualityoftelephonesystems.Accordingly, inapreferredembodiment oftheinvention, ently ofa reselected email address may be accomplished entirely through speech recognition means comprising the steps of dialing Ito a predetem1ined telephone number, receiving one or more speech elements through the telephone, assoCiating each' Idividual speech element with one or more predetermined alphanumeric characters through a speech recognition means, ;sembling a string of alphanumeric characters by repeating steps above until a preselected email address has been )tnpleted, recording an audio voice message over the telephone, converting the audio voice message into a digital auelio le, attaching the digital audio file to an electronic message directed to the preselected email address, illld transmitting the ,ectronic message to the preselected email address.

1order the maintain the low CPU and memory requirements ofthe system, the one or more speech elements are lbstantially restricted to an individual alphanumeric character. However, certain COlIlmon groupings lIlay be detected 'herein the phonetic equivalents of "dot com," "dot net," and "dot org" are associated with the alphanumeric character roupings of".com," ".net," and ".org" respectively through the speech recognition means.

·ther steps previously described above and utilizing DTMF signals may also be accomplished through speech recognition leans including the steps of sending an identification code to a central server by the speech recognition means, ;sociatingtheidentificationcodewithasubscriberrecord, validatingthea\lthenticity ofthesubscriberrecord, and lthorizing the transmission of the electronic message based upon whether tlle identification code is authentic. As an temative to the identification code, a single spoken code can be used to identify the caller 'and associate the call with thc lbscriber record based on the nnique characteristics ofthe caller's speech. Such technology is well known in the fielcl of iometrics.

peech recognition may be incorporated into a wait loop assembly of the preselected email address by the steps of :oviding a wait loop ofpredetermined duration to identify the predetermined alphanumeric character, identifying the :edetermined alphanumeric character according to the one or more speech elements received during the wait loop, and )pending the predetermined alphanumeric character as identified at tlle end of the wait 100p.1n addition, the speech ,cognition can be used to signal the start and stop ofthe recording phase wherein the steps comprise prompting for the ldio voice message by an automated voice response, recording the audio voice message, and detecting a speech element op signal. The speech element stop signal should be a unique word or combination ofwords. For exanlple, ifpart of thc ldio message included the phrase, "please do not stop sending our company such wonderful referrals," and the word ;top" was used !IS tl1e:stopsignal,"sending our company such wonderful referrals" would not be included in the audio )ice message as the recording phase would have alfeady ended.

is preferred that a combination ofvoice ill1d D1MF signals are used in this case wherein the caller is prompted to ;press a button on their touch-tone telephone to start and stop the recording process. DTMF functions palticularly well fen during concurrent speech as two discrete tones are emitted which are picked up ill1d i!Jterpreted by telephone vitches. The two tones represent each key on the telephone touch pad. (The "A", "B", "C", and "D" keys were used for ,e US militmy's Autovon phone system).

23 A 697 Hz 456B770 Hz789C852 Hz *0# D 941 Hz 1209 Hz 1336 Hz 1477 Hz 1633 Hz

Then any key is pressed, the tone of the column and the tone of the row are generated, hence dual tone. As an example, ·essing the '5' button generates tlle tones 770 Hz and 1336 Hz.

preferred embodin1ent oftlle invention includes the step of associating the preselected email address with the subscriber ,cord wherein the preselected email address may be retrieved at a later time without re-entry. To make the retlieval ofthe 'eselected email address as simple as possible, the method may include the step of tagging the preselected email address ith a description audio file wherein the description audio file is played back through the touch-tone telephone for :lecting a: previously entered email address. When speech recognition capability is included, additional steps may

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)mprise receiving a speech request associated with a previously entered email address, associating the speech request ith the previously entered email address through voice recognition means, and confinning identification of the 'eviously entered email address.

particular problem that currently exists with many voice mail systems is the inability to easily archive the voice essages. In many situations, it would be advantageous to store the voice message in a particular file directOIy or :sociate the message with a particular contact. Popular contact management software such as Symantec's ACT!.RTM. ldMicrosoft'sOutlook.RTM. arecapable oforganizingandstoringbinaryfilessuchasdigitalaudio. Whilecun'ent )icemail systems permit the user to save a voice mail message, tlle user must continually cycle through the old messages find the message of interest. By providing an easy to use, one-touch operation, voice messages stored on lecommunication devices, a.nd particularly wireless devices which are often used outside a formal office setting, may be 'chived, stored and organized for later retrieval and use.

n embodiment ofthe invention includes a method oftransmitting one or more audio file attachments in an electronic essage from a telecommunications device having voice mail capability. The steps comprise storing one or more phanumeric strings corresponding toone or more preselected email addresses in a telecommunications device, reeei ving I audio voice message into the telecommmlications device, forwarding the audio voice message to a voice mail server, mverting the audio voice message into a digital audio file, attaching the digital audio file to all electronic message rected to the preselected email address, and transmitting the electronic message to the one or more preselected em ai I Idresses. In a preferred embodiment, the one or more preselected email addresses are assigned to a single button, herein the depression of the single button forwards the audio voice message to the voice mail server. While the lecommunication device is anticipated to be a wireless device such as a cellular telephone or pager,it may also include m-wireless telephone. ' , '

addition, the telecommunication devices may be preconfigured to transmit an alphanumeric header string pel111itting tbe trticular voice mail being forwarded to be associated with a particular contact or file directory on the recipient's ImputeI'. For example, ifa user receives a voice message on his cellular telephone that relates to a business matter, he ightassigna"01"valueto thevoicemessagebeforeforwardingthemessageforultimatedelivery byemail. The "0I" tIue is associated with a business maiter and is placed in the subject field ofthe email message. The recipient's email mmunication program is pre-configured to recognized the "01" value and automatically place the email aDd attached gital audio file into a predetermined file folder. In Microsoft Outlook.RTM. this procedure is called a "rule." Iternatively, the user might assign a value of "02" to the message which directs it to a file folder on the recipient's 'mputer which holds personal voice messages.

;cordingly,itisanobject ofthepresentinventiontoprovideamethod oftransmitting anaudiovoicemessageto an need ofa Cpu.

isanotherobject ofthepresentinventiontoprovideamethod oftransmittinganaudiovoicemessageto anemaiI dress without requiring a pre-configured voicemail account.

is another object ofthe present invention to provide a method oftransmitting an audio voice message to an emaiJ dress without requiring a unique voicemail number or extension for the recipient.

1 advantage of the invention is that callers are able to send an audio voice message to any email address without any leI' information such as telephone, address, extension numbers or the like.

-lother advantage ofthe invention is that those wishing to send an audio voice message do not need to have any mputer equipment.

lother advantage ofthe invention is that persons with disabilities that make ifdifficult to type regular messages can nsmit communications through the Intemet by simply pressing touch-tone buttons, or alternatively, by speaking the ,hanumeric characters associated with an email address.

ese and other important objects, advantages, and features ofthe invention will become clear as this description

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roceeds.

heinventionaccordinglycomprisesthefeaturesofconstnlction,combination ofelements,andalTangement ofparts that ill be exemplified in the description set forth hereinafter and the scope ofthe invention will be indicated in the claims, RIEF DESCRIPTION OF THE DRAWINGS )[ a fuller understanding ofthe nature and objects ofthe invention, reference should be made to the followiI1g detailed

,scription, taken in connection with the accompanying drawings, in which: '

[G. 1 is a schematic view of the prior art showing the method ofencoding voice messages into email attachments ceived by a recipient.

~G. 2isaschematicview ofthepriorartprocess ofencodingadigitalaudiofileontoaharddrive,attachingitto an nail and transmitting the SalDe.

:G. 3isaschematicview ofthegeneralprocess ofresolvinganalphanumericemailaddressfromatable oftwelve )ssibIe DTMF signals found on a typical touch-tone telephone.

:G. 4 is a schematic illustration ofa possible DTMF to alphallumeric character interpretation on a typical touch-tone lephone.

:a. 5 is a DTMF to alphanumeric character translation table according to one embodinlellt of the invention. In this nbodiment, a wait loop is employed before each individual entry is interpreted.

G. 6 is a schematic view ofan embodinlent ofthe invention.

G. 7 is a schematic view ofthe encoding process for audio and text sponsor messages.

G. 8is a schematic view ofan embodiment of the invention wherein sponsor messages are introduced to the caller and n lk to the sponsor's own call center is provided via the detection of a DTMF signal ("1 ").

G. 9isaschematicview ofanembodiment oftheinventionwhereincaller-IDinformationiscross-referenced toa operty value database that results in a financial rating variable to determine an appropriate sponsor message based on , caller's demographics.

G. lOisaschematicview ofaPl5AprovidingDTMFsignalstoatypicaltouch-tonetelephoneinlieuofmanllalentry ,the caller.

G. 11 is a DTMF to alphallllmeric character translation table according to one embodiment ofthe invention wherein an d signal is transmitted after the DTMF coding for the associated alphanumeric character.

G. 12isaschematicview ofanalternativeembodinlent oftheinventionincorporatingaspeechrecognitionprocessor . resolving the alphallumeric characters of a preselected email address.

3. 13 is a DTMF to alphallumeric character translation table according to one embodiment ofthe invention wherein d-user speech is translated into the associated alphanumeric characters ofa preselected email address.

J. 14 is a schematic view ofa touch-tone operated email address book according to the invention.

J. 15 is a schematic view ofa method wherein voice mail delivered to a wireless telephone is forwarded to a voice mail ver where it is further packaged into an email attachment.

J. 16 is a schematic view of a method wherein voice mail delivered to a wireless pager is forwarded to a voice mai I p:1Ipatft.uspto.gov/netacgilnph-Parser?Sectl=PTO1&Sect2=HITOFF&d=PALL&p=1&u=%2Fnetahtm1%2... 114/2008

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,,"Vel' where it is further packaged into an email attachment.

'ETAlLED DESCRIPTION OF THE PREFERRED EMBODIMENT

eferring initially to FIG. 1, it will there be seen that an illustrative embodiment ofthe prior art is denoted by the :ference number 10 as a whole. One or more telephone callers 20 dial into a voice mail server 30 and record an aud io )ice message. In the prior art, it is necessary to dial a unique telephone number or unique telephone extension associated ith the particular recipient. Once the audio voice message is stored on the voice mail server 30, it can be encoded and tached 40 into an email addressed to the recipient and stored on an email sel"Ver 50. The recipient 60 downloads the nail and decodes the attached audio file to hear the original voice message. The fundamental limitation in this system is ,e requirement that the recipient 60, have a pre-existing account on the voice mail server 30 in addition to the 'quirement that the caller 20 must know which telephone number or telephone number with extension to dial in the first .ace.

[G. 2 illustrates the general audio encoding process 70 ofthe prior art. The telephone caller 20 leaves an audio voice ..essage which is digitized and stored 80 on a hard drive 90 as a digital audio file which is then associated 100 with a 'edetennined email address and encoded and attached 40 into an email message. The message is then saved 110 in an nail server where it is then transmitted 120 to the recipient's email account.

IG. 3 illustrates the general process of resolving an alphanumeric email address from a table oftwelve possible DTMF gnals found on atypicaltouch-tonetelephonewhereinacaller 20mighthavea group 130ofpossibletelephonenumbers dial. The first might be the recipient's direct dial telephone number 140 found in the original voice mail systems herein the recipient dials back into the voice mail server 150 to retrieve the messages. The second choice might be to.

ilize a telephone number with a predetermined extension 160 assigned to the recipient's account 170 to later encode and msmit the audio file attachment in an email as described in FIG. L Thetbird choice involves the instant invention herein the caller 20 dials into a central telephone number 180 without the need to know any pre-existing information lout the recipient other than his or her email address. The DTM:F to alphanumeric character interpretation 190 generally

)mprises associating an individual alphanumeric character to one or more DTM:F signals possible from standard DTMF

'Otocol 200. Once a string of alphanumeric characters are resolved 210, the voice message may be recorded and msmitted to the email "ddress represented by the string of alphanumeric characters.

fcourse, it is apparent that the number ofunique DTM:F signals available from the standard DTMF protocol,200 ' 'ailable on a typical, non-military telephone is woefully inadequate to produce the 40 to 50 required alphanumeric laractersneeded toresolveanemailaddress.Accordingly, onepossiblemethod ofidentifyingauniquealphanumelic laracter is by discerning a plurality of alphanumeric characters based on the number of times a button on a touch tone lephQI1~is depressed, In Fl(j. 4, a touch tone telephone keypad 220 is depicted wherein the depression the" 1" button Ice identifies the "@" character which is required for all Internet email addresses between the user account name and the llnainnameinformation.Depressingthe"1" buttontwiceidentifies the"."character. Depressingthe "1"buttonthree nes identifies the "-" character, and so on.

FIG. 5 a table is provided to illustrate the process of keying in an email address. The j,*" character on the touch-tone lephone is assigned to signal the begimJing of an email address entry. Pressing the numeral "2" on the keypad 220 once elds an alphanumeric equivalent ofthe letter "a." Pressing the numeral "6" twice, or "66" yields an alphanumeric uivalent ofthe letter "n." In a preferred embodiment, the association between the keypad 220 nnmeral and the . sociated alphanumeric equivalent is correlated to the standard letters typically printed on the buttons of touch tone ephones (e.g., ABC for the numeral 2; DEF for the numeral 3; Gill for the numeral 4; JKL for the nun1eral 5; MNO for ; numeral 6; PQRS for the numeral 7; TUV for the numeral 8; and WXYZ for the numeral 9).

G. 6 is representative ofthe method of the invention wherein a caller 20 dials into a voice mail server 30 which prompts , caller 20 for identification. The caller 20 enters in an identification code on the touch-tone telephone keypad 220. The ice mail server 30 validates the identification code and provides audio response messages 230 to guide the caUer 20 'Ough the system menus. The caller 20 can retrieve previously entered numbers in his or her address book 240 or may lnual1y enter a new email address using the touch-tone telephone keypad 220. After the initial entry of a new email dress, the caller 20 has the option of storing 250 the email address in his or her address book 240 for later retrieval. The

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)icemail server 30 then records the caller's audio voice message 90 onto a storage medium. The voice message is nnpressed and encoded into a digital audio file 40 and then attached to the email address previously identified 110. The 11ail and digital audio file attachment is then opened and listened to by the recipient 260.

[G.
7 is a detailed illustration ofan audio file encoding process complising the steps of encoding the caller's voice ..essage 270, appending a sponsor message 280, encoding the caller's email address in the reply field 290 of the email essageandencodingasponsormessageinthetext body300oftheemailmessage. Ifasponsormessage280 istobe lcoded, it is prefen-ed that it be plior to the caller's voice message to ensure that the content will be listened to by the cipient. Encoding the caller's email address in the reply field 290 ofthe email message provides convenience to the dpient wherein the recipient can communicate back to the caller by replying to the email message. Ofcourse, the vention does not require the caller to even have an email account, so in that case, the reply field of the email message ..ay simply indicate the email or central server that en90ded and sent the Oliginal message.
[G.
8 illustrates an embodiment of the invention wherein the caller is presented with a sponsor message. In the example, e greeting is presented to the caller 310. The voice mail system indicates that the caller has three messages 320. An 1portant feature of the present invention is not just that the caller can transmit audio voice messages via a telephone, bUl at he or she can retrieve text and audio messages from a telephone as well. For p)lrely text messages, a voice-to-speech 'nthesizer can play back received messages over the telephone connection. If a digital audio file is attached, the system . m playback the audio file attachment over the telephone system. Ofcourse, this requires additional pre-configuration hich may simply comprise the setup variables necessary to access the caller's existing POP3 server. Before the caller can ,cess his or her menu ofoptions, the system notifies the caller that a blief sponsor message will be broadcast 330. The ,onsor message may include an option to transfer the caller to its own call certter 340. Upon acceptance ofthe transfer, pically by sending a DTMF signal by depression of a button on the caller's touch tone telephone 350, the caller is msfened to the sponsor's call center 360. Alternatively, should the caller wish to proceed without the transfer, an tenlative DTMF signal 370 would pass the caller into the system menu 380 for sending hew audio voice messages.

FIG. 9, a call is received by the system 390 wherein a caller-ID string 400 determines the geographic location where e call originated from. The geographic location is then cross-referenced 410 against property values for that location. A lancial rating variable 420 is then assigned to the caller. Ifthe property values for the call's origin are relative high, then ,onsor messages are broadcast that match the demographics ofa high financing rating variable 430. Median ratings are atched with.the appropriate demographic sponsor messages 440 and low financial ratings are also associated with one or ore sponsor messages 450. .

)As are easily capable ofproducing the appropriate DTMF signals necessary to resolve the alphanumeric characters in

I email address. In FIG. 10, a PDA 460 transmits DTMF signals 470 to a standard touch-tone telephone 20. AI]

.vantageoftJilillg the PIlA is that most Pj)A include built-in address books wherein email addresses may be easily called. Should a PDA be used, a DTMF end signal shoUld be incorporated when resolving the alphanumeric character

)m the DTMF signals. This is shown in FIG. 11 wherein..each subset ofDTMF signals is followed by the pound "#"

Gnal (941 and 1477 Hz tones). This permits the PDA to rapidly enter in the preselected email address Witllout having to

.use for the wait loop disclosed in FIG. 5.

hUe voice recognition translation of audio messages to text would be very useful in telecommunication applications, rtain logistical considerations remain. There are large variations in the phonetics spoken by individuals which are fficult for software algorithms to interpret correctly and there are tens-of-thousands of words that must be identified and mslated for a voice recognition system to be useful in the traditional sense. High CPU and memory requirements, as ;11 as high-quality audio connections often make voice recognition expensive and unreliable.

)wever, rather than interpret thousands ofindividual words, it is much easier to recognize individual alphanumeric aracters spoken into a voice recognition system. An an-ay of50 alphanumeric characters and associated speech pattel'l1s mit the caller 20 in FIG. 12 to forgo manual DTMF entry wherein a call is placed to a voice mail server 30, the spoken, iividual alphanumeric characters are interpreted via a voice recognition processor 480 so that a string of alphanumeric aracters is assembled into an email address. In FIG. 13, a table is provided showing the steps to a voice recognition try of the alphanumeric characters comprising an email address. In a preferred embodiment, the caller is not required to Iividuallyspeakoutthe".com"".net"or".org"suffixes ofmostemailaddresses.Rather, thevoicerecognitionsystem is

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rovided additional entries to recognize the phonetic equivalents (e.g., "dot com" "dot net" and "dot org").

[G.
14 shows an address book feature ofthe present invention wherein an address book storage and recall menu is ;cessed 490 and a storage and retrieval type is selected 500. One type ofstorage and retrieval type may be an audio.gged email address 510 wherein the callerrecords a short audio description of the alphanumeric cbaracterstring :presenting the email address. For example, the caller might store his grandmother's email address then tag it with an ldio clip that plays "grandma." An added benefit to storing a short audio description is that the same descriptionl11ay be :trieved by voice recognition. Alternatively, previously stored email addresses may be reviewed by text-to-speech rnthesis 530 of the alphanumeric character string. Should voice recognition not be used, DTlv1F signals 540 may be used ,recall the previously entered email address.
[G.
15 shows an alternative embodiment of the invention wherein the caller 20 transmits voice mail 550 to a wireless lephone 560. The wireless telephone 560 is capable ofstoring one or more predetemlil1ed alphanumeric stings which present one or more email addresses. In a preferred embodiment, a single send key 570 enables the user to immediately ,rward 580 the current voice mail message stored on his or her wireless telephone to a voice mail server 30 where it is ,rther processed into an email attachment and ultimately delivered to a recipient 60.

:G. 16 shows substantially the same method as described in FIG. 15 with the exception that the telecommunication )Vice initially accepting the voice mail is a wireless voice pager 590.

will be seen that the objects set forth above, and those made apparent from the foregoing description, are efficiently tained and since certain changes may be made in the above construction without departing from the scope of the vention, it is intended that all matters contained in the foregoing description or shown in the accompanying drawings lal! be interpreted as illustrative and not in a limiting sense. '

is also to be understood that the following ClainlS are intended to cover all ofthe generic and specific features of the vention herein described, and all statements ofthe scope ofthe invention which, as a matter oflanguage, might be said fall therebetween. Now that the invention has been described,

*****

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Jnited States Patent ~axter, Jr.	6,765,996 July 20, 2004

~udio file transmission method

Abstract

I computer implemented method of transmitting electronic voice messages including the steps ofestablishing a caller ientity associated with a first telephone connection, recording a first audio clip from the first telephone cOlUlection, stablishing an email target string, encapsulating the frrst audio clip, the caller identity and the email target string into a irst email attachment, transmitting the first email attaclunent to a frrst email account associated with the email target tring, broadcasting the frrst audio clip to a second telephone connection, prompting the second telephone connection for a eply recording, responsive to a record signal, recording a second audio clip from the second telephone connection; ncapsulating the second audio clip and the caller identity into a second email attachment, and transmitting the second mail attachment to a second email acCOilllt associated with the caller identity.

:nventors: Ba"ter, Jr.; John Francis (Marco Island, FL)· ;"ppl. No.: 091682,431 "iled: August 31,2001

Related U.S. Patent Documents

Application Number Filing Date Patent Number

517415	Mar., 2000	6385306
:::urrent U.s. Class: :::urrent International Class: Field of Search:	379/88.14; 379/88.13; 379/88.17; 379188.21; 709/206 H04L 12/58 (20060101); H04M 3/50 (20060101); H04M 3/53 (20060101); H04M 1/65 (20060101); H04Q 1/30 (20060101): H04M 1/57 (20060101); H04Q 1/45 (20060101); H04M 001/64 () 379/88.16-88.25,93.01,93.12,93.24,93.2693.28,114.01,114.1,114.13,142.04,142.05,142.06,335.01-335.1 370/351-356 709/201,203,206
	References Cited [.B.&.f~Ji!!ce!l.l!Yl--_ ---_._._---_._-_.__ U.S. Patent Documents	_._	_---	-..-._ ..

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nJted States Patent: 6765996 Page 2 of 10

J.:rul5.2 September 1996 Hyde-Thomson 608784 March 1997 Miller 621658 April 1997 Jackson et a!. 684862 November 1997 Finnigan 97Q454 Febmary 1999 Dahlen 889&40 March 1999 Lang et a!. 937161 August 1999 Mulligan et aL J.52442 April 2000 Cooper et al. :)85101 July 2000 Jain et aL ~85nl July 2000 Agrahararn et al. !2Zm September 2000 Takaragi et aL 181780 January 2001 Finnigan ~Q80:'\8 March 2001 Rieley et al. 23331.8 May 2001 Picard et aL ~5745 September 2001 Barfuolomew et al.

22.55.51 September 2001 Shibata .

298.128 October 2001 Ramey et aL W463Q October 2001 Goldberg et al. 3.8.5..1<29. May 2002 Baxter, Jr.

80l/QQQJ'ls5A July 2001 Finnigan ?QVQQss:m December 2001 Baxter, Jr.

-il11a1y Examiner: Foster; Roland G. ·torney, Agent or Firm: Hopen; Anton J. Smith & Hopen, P.A

Parent Case Text

ELATED APPLICATIONS

lis application is a Continuation,incpart 1l.lld. clainls priority toU.8: patentappJication Ser. No. 09/517,415 filed Mar. 2, )00, now U.S. Pat. No. 6,385,306 Bl, incorporated herein by reference.

._----_.~.__..._._.~--_. __._ ...

Claims

........-.-.-_.-._-_..__.__._---------------------_.

nat is claimed is:

A computer implemented method oftransmitting electronic voice messages comprising the steps of: establishing a Her identity associated with a first telephone connection; recording a first audio clip from the first telephone connection; tablishing an email target string; encapsulating the first audio clip, the caller identity and the email target string into a 'St email attachment; transmitting the first email attachment to a first email account associated with the email target :ing; broadcasting the first audio clip to a second telephone connection; prompting the second telephone connection for :eply recording; responsive to a record signal, recording a second audio clip from the second telephone connection; !capsulating the second audio clip and the caller identity into a second email attaclnnent; appending the first audio clip the second audio clip to form a message thread; transmitting the second email attachment to a second email account sodated with the caller identity.

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'nited States Patent 6765996 Page 3 of 10

.Themethod ofclaimI furthercomprisingthestep ofencapsulatingtheemailtargetstringintothesecondemail tachment.

Themethod ofclaim Iwhereinadate/timestamprepresentingtherecordingtime ofthefirstaudioclip isencapsulated Ito the first email attachment.

The method of claim 3 wherein the date/time stamp is encoded in alphanUIl1eric characters appended to the text of the rst email message.

The method of claim 3 wherein the date/time stamp is encoded as a synthesized speech audio file appended to tIle first ldio clip of the first email attachment.

The method ofclaim I wherein the step of establishing the caller identity associated with the first telephone connection niher comprises receiving a PASSWORD entry from the first telephone connection and associating the PASSWORD ltry against a preexisting caller account. ..

The method of claim 6 wherein the step of receiving the PASSWORD entry comprises interpreting at least one DTMF gna! responsive to the keying ofbuttons on a touch-tone telephone.

The method ofclaim6wherein the step ofreceiving the PASSWORD entrycomprisesinterpreting at least one phanumeric character as spoken into the telephone.

The method ofclaim 1 wherein the step ofestablishing the caller identity associated with the first telephone connection trther comprises the steps of receiving a call phrase, reducing the call phrase to a voice pattern, and associated the voice lttern against a preexisting caller account by a speech identification means.

). The method ofclaim I wherein the step of establishing the email target string further comprises the steps of

.terpreting a plurality ofDTMF signals responsive to the keying of buttons on a touch-tone telephone.

I. The method of claim 1 wherein the step ofestablishing the email target stringfurther comprises the steps ofreceiving pluralityofindividuallyspokenalphanUIl1ericcharactersrepresentative oftheemailtargetstringandtranslating the token characters to their binary equivalent by a speech identification means.

1. The method of claim 1 further comprising the step of encrypting the first email attachment.

\. The method ofclaim 12wherein the step Qftmcrypting thefrrst email attachment further comprises the steps of :tablishing a hash of the fITst email attachment and storing the hash in a secUre storage means; ,

l. The method ofclaim 1 further comprising the step of storing the message thread in a sent items repository.

5. The method of claim 14 further comprising the step ofstoring the email target string in association with the email tachment in the sent items repository.

i. Themethod ofclaim 15furthercomprisingthestep ofstoringadate-timestampstringinassociationwith theemui J rget string and email attachment in the sent items repository.

7. The method ofclaim 1 further comprising the steps ofestablishing a broadcast time and holding the email altachmenls a queue until the broadcast time.

Descriptwn

A.CKGROUND OF INVENTION tn://tlatft.usvto.2:ov/netacgi/nph-Parser?Sectl=PTO1&Sect2=HlTOFF&d=PALL&p=l&u=%2Fnetabtm1%2... 1/4/2008

nited States Patent: 6765996 Page40fi0

he present invention relates generally to a method of transmitting audio messages over a network, and more palticul.arly, method of emulating voice messaging using electronic mail technology.

ACKGROUND OF THE INVENTION

lectronic mail ("email") has proliferated as a common method of communication.

litial communications consisted of ASCII (American Standard Code for Information Interchange) text. In an ASClI file. leh alphabetic, numeric, or special character is represented with a 7-bit binary number (a string of seven Os or 1s). 128 lssible characters are defined. However, basic ASCII text email messages have progressed to include graphics, audio ld even video. Graphic images, digital audio files and digital video all require an encoding and decoding process when ansmitted over the Intemet. A user wishing to encode a voice message and send the message to a preselected email Idress had to accomplish several steps and have certain hardware and software equipment. The user would typically :cord their voice message on a computer using a sound card attached or integrated into the motherboard of a computer.

he voice message is a sequence of analog signals that are converted to digital signals by the audio card, using a ,icrochip called an analog-to-digital converter (ADC). When sound is played, the digital signals are sent to the speakers here they are converted back to analog signals that generate varied sound. Audio files are usually compressed for orage or faster transmission. Audio files can be sent in short stand-alone segments--for example, as files in the WAV Irmat. In order for users to receive sound in real-time for a multimedia effect, listening to music, or in order to take part Ian audio or video conference, sound must be delivered as streaming sound. More advanced audio cards SUpp0l1 avetables,orprecapturedtables ofsound.Themostpopularaudiofile formattodayisMP3(MPEG-I AudioLayer-3).

'nce these digital audio files reside on the hard drive of the user, the user would attach the file to an email sent to a ~lected recipient. When the file is attached, it might be transmitted in a standardized protocol such as Multi-Purpose Itemet Mail Extensions (herein "MIME"). MIME is an extension ofthe original Internet e-mail protocol that lets people ;e the protocol to eXchange different kinds of data files on the Intemet: audio, video, images, application programs, and :her kinds, as well as the ASCII handled in the original protocol, the Simple Mail TranspOlt Protocol (SMTP). In 1991, 'athan Borenstein of Bellcore proposed to the Internet Engineering Task Force that SMTP be extended so that Intel11et lUtmainlyWeb)clientsandserverscouldrecognizeandhandleotherkinds ofdatathanASCIItext. Asaresult, new Ii Ie pes were added to "mail" as a Suppol1ed Internet Protocol file type..

ttempts have been made to develop unified messaging systems that link video, text, audio, document management and Ie like into a single system. However, such attempts have not provided a means to enable voice messaging to maintain 5ntifiUity throughout a thread, store outbound voice CClll1Il1unications, and provide a reply function equivalent to the mplicity of email replies. Furthermore, many unified messaging application require expensive proprietary equipment herein typical SMTP email servers are inexpensive, well-developed and already employed by most medium 01' larger ~siness entities.

onsequentIy, there is a need in the art for amethod oftransmitting an audio voice message to an email address without Ie need of a computer.' .

here is a further need in the art for a method of replying to an audio voice message without the need to key in a :lephone number.

here is a further need in the art for a method mairitaining a thread of voice mail correspondence.

here is a further need in the art for a means to store and validate the transmission and content of an outgoing voice lessage.

here is a further need in the art for a novel dual email and telephone extension identity for user to access voice messages 'om a telephone or computer using a common set of alphanumeric characters.

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here is a furtl1er need in the art for a new means of delivering audio advertisements to a captive audience.

here is a further need in the art for a new means of obtaining survey and demographic data.

here is a further need in the art for a method to provide untethered access to voice and email messaging using voice HUlUand zones.

here is a further need in the art for a means of scheduling the delivery of voice messages to enhance the impact on the dpient. .

owever, in view of the prior art in at the time the present invention was made, it was not obvious to those of ordinary :i1l in the pertinent art how the identified needs could be fulfilled.

JMMARY OF INVENTION

he above and other objects of the invention are achieved in the embodiments described herein by providing a computer 1plemented method of transmitting electronic voice messages comprising the steps of establishing a caUer identity :sodated with a first telephone cOID1ection. This may be achieved by parsing the Telco caller ID string and associating at string with a preexisting user record. In other words, a call from 727-507-8558 might be associated with the identity 'a law firm and linked to additional records such as address, fax, user name, email address and the like. For most 'plications, it is preferred that the caller ID string be linked to the email address of the caller in order that the recipient ay easily reply to the original message.

.the next step, a first audio clip is recorded from the first telephone connection. The audio clip may be digitized in any Imber ofcomputer readable formats including, but not limited to, WAV, AIFF, MP3 and the like. An email target string then established. This might be resolved by a number of alternative methods. First, a "speed dial" interface may be tablished. The interface might be resident in an operating system, network appliance or on a website. Users pre,nfigure their settings similar to speed dials used in standard telephone systems wherein numerals are associated with the nail target string. This has the advantage that alphanumeric characters are easily entered on a computer keyboard, but ten problematic on a telephone system. A typical telephone bas twelve keys which may be depressed in various :rations to resolve an alphabetic character. Altematively, the individual alphanumedc characters may be individually oken and resolved with voice recognition means as disclosed in U.S. patent application Ser. No. 09/517,415 filed Mar. 2000 which is incorporated by reference.

le first audio clip, the caller identity arid the email target string are all encapsulated into a fIrst email attachment. The 'st email attachm.~nt is fuen transmitted to a first email account which is associat~d with the email target string.

lis is typically an SMTP address accessed directly from an information store such as Microsoft Exchange, Novell 'oupwise or the like. Altemativ~ly, it may be stored offsite and accessed through a POP3 means. A second telephone nnection accesses the first email attachment wherein the first audio clip is broadcast to the second telephone connection. lce broadcast, the caller is then prompted for a reply recording. Responsive to a record signal, a second audio clip fro111 , second telephone connection is then recorded. The second audio clip, the caller identity and the email target stJing are encapsulated into a second email attached which is then transmitted to a second email account associated with the ller identity.

orderto establishathread ofmessageshavingacornmontopic,thefirstaudio clipisappendedto thesecond audio clip. Ie second audio clip might be placed after the first audio clip in order to preserve the chronological ordel'the thread, or , second audio clip might be placed before the fIrst audio clip in order to avoid the need to hear previously transmitted dio data 1t should be understood that the reply loops may continue on far beyond one initiating email and a single ,ly. 1t is also anticipated that carbon copies, blind carbon copies and forwarded be enabled as they are standard SMTP lctions.

.s preferred that the recording time is encapsulated into the email attachments with a date/time stan1p. This may be ueved by encoding the alphanumeric characters of the date and time into the text body of the email message.

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.ltematively, the date and time may be synthesized as speech and appended to the audio clip.

roviding system security includes the steps ofestablishing the caller identity associated with the first telepbone lllnection by receiving a password entry from the first telephone c0111lection and associating the password entIy against a :eexisting caller account. Receiving the password entIy may include interpreting at least one DTMF signal responsive to Ie keying ofbuttons on a touch-tone telephone.

.1tematively, the process may include the step ofreceiving the password entIy by interpreting at least one alphanumeric laracter as spoken into the telephone. In another embodiment, the invention utilizes biometrics by receiving a .·edetennined call phrase, reducing the call phrase to a voice pattern, and associating the voice pattern against a 'eexisting caller account by speech identification means such as described by U.S. Pat. No. 5,608,784 of which lecification is incorporated by reference.

he email target string may be established by the steps ofinterpreting a plurality ofDTMF signals responsive to the ~ying of buttons on a touch-tone telephone.

ltematively, the step may include receiving a plurality ofindividually spoken alphanumeric charactersrepresentative of e email target string and translating the spQken characters to their binary equivalent by a speech identification means.

'jth sensitive communications, it is preferred that the email attachment be encrypted. As an added security measure, an ldition step may be employed by establishing a hash of thefrrst email attachment and storing the hash in a secure storage eans.

ther embodiment of the invention includes the steps of establishing a frrst SMTP email address, the first 8MTP email ldress having a distinct prefix ad4ress and a domain address. For example, in a common email address fonnat such as :224848@uspto.gov" the prefix address would be "2224848" and the domain address would be "@Uspto.gov." In tIle ~xt step a primary telephone number is established. This number is preferably a toll-free number that is easily membered with an alphabetic plrrase correlated to the numerals of the number. For illustrative purposes, an example anber might be "l-800-555-EMAIL." In the next step, an extension to the primary telephone number is established. The :tension contains 'alphanumeric characters identical to the distinct prefix address. For example, the above-mentioned nail address would have an extension of2224848. The full dialing string to the account would be "1-800-555-EMAJ L, :1. 2224848." A text-to-speech synthesizer established which is responsive to a call to the primary telephone number and :tension wherein email messages sent to the first SMTP address are synthesized into computer-generated speech. A lice digitizing means is then established wherein reply messages spoken to the primary telephone number and extension e converted into an audio computer file and transmitted to a second 8MTP address as an email attachment.

..

illers that wish to retrieve their email from a reg1l1ar te1ephonemaybe identified by businesses as ,a potential target for arketing new products and services. Furthennore, the caller is somewhat of a captive audience as the caller is seeking fonnation of personal interest. An alternative embodiment ofthe invention includes the step ofbroadcasting a mmercial to callers ofthe first SMTP email address. For example, the caller might hear "before we retrieve your essages, please listen to a brief message from our sponsor ... " The caller might be presented with all option to pay for a bscription if they find the sponsor messages a111loying or may enjoy the service free by their exposure to the vertisements. Another step may include surveying callers to the primary telephone number regarding caller mographics. The demographic may include age, gender, occupation, residence and the like. Using this infonnation, mographically targeted commercials may be broadcast to callers according to survey results. To encourage callers to gage inthesurveyquestions, anadditionalstep ofofferingprizeincentives forengaginginsurveyactivities may be ~luded. The prize incentives may be long distance telephone credits and, preferably, the assignment of those credits to a eexisting long distance calling card. .

le objective ofthe current invention is to simplifY the task ofvoice messaging and removing the tether ofelectronic uipment from the user. Accordingly, an alternative embodiment of the invention includes the steps ofestablishing a .joe command zone. The voice command zone is a precdesignated area from which spoken commands and voice ;ordings are obtained. The zone may be established in an automobile passenger compartment, a human-inhabitable lelling, or the like. An array ofvoice command instructions relating to the operation ofan electronic message system

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lruted States Patent: 6765996 Page 7 of 10

re established. A microphone input means receives the voice command instructions. Responsive to a record command, n audio message received by the microphone input means is encapsulated into an email attachment and transmitted to a redetemlined SMTP address. A play command broadcasts audio files attached to emails through a speaker means. ,lternatively, a text-to-voice synthesizer synthesizes text messages into speech which is then broadcast through the peaker means responsive to the play command. For zones that have low ambient noise, an omni directionalmicrophol1C ; appropriate. However, where voice commands from a specific individual are desired, an alternative embodiment of the wention includes a target location sensor means. This may include an RF or IR transmitter placed on the individual. A lrget' acquisition means picks up the RF or IR broadcast and points a unidirectional microphone input means towards tbe ldividual thereby avoiding extraneous aJ,ldio noise.

1 yet another embodiment ofthe invention, a caller identity is established with a telephone COIDlection and an audio clip ; recorded from the first telephone cOIDlection. An email target string is established. The audio clip, caller identity and mail target string are encapsulated into an email attachment. The email attachment is then transmitted to an email . ccount associated with the email target string and the email attachment is also stored in a sent items repositOlY. This mbodimentoftheinventionservesacriticalfunction, particularly inthebusinessandlegal communities ofprovidinga ,cord ofoutbound communication. In the prior art, one business person may leave a message on a voice mail system, bu t as no meanstoprove thatmessage'wasleft, muchless theactualcontent ofthatmessage.The abilitytoprodncea :cordof outbound communication from one business to another serves the function to validate important communications nd messages were actually transmitted. It is preferred that along with the email attachment, the email target string and a ate-time stamp string are stored in association with the email attachment.

1an alternative embodiment ofthe invention, a caller may wish to have a communicationdelivered at a predetermined me. Email communications are substantially instantaneous. Therefore, it might be 1000wn that an intended recipient may ot be cunent available due to work schedule, time zone differences or the like.

,the communication is immediately transmitted, the recipient may find it buried below more recent coinmul1ications. urtberrnore, many message system provide immediate feedback With, sound or all interface display when a new message .received. Accordingly, it would be advantageous to provide the ability to schedule the delivery ofthe communication. 1this embodiment of the invention, a caller identity is associated with a telephone cOID1ection. An audio clip is recorded 'Om the telephone cOID1ection. An email target string is established. The audio clip, caller identity and email target string :e encapsulated into an email attachment A broadcast time is established. The email attaclnnent is then held in a queue uti! the broadcast time is reached wherein the email attachment is transmitted to an email account associated witb the nail target string. The email target string may be associated with a time zone associated with the physical location of the Itended recipient The broadcast time then may be automatically calculated relative to the time zone.

ccordingly,.it is an object ofth<:present invention to provide a method of transmitting an audio voice message to an nail address without the need of a computer.

is another object of the present invention to provide a method of replying to an audio voice message without the need to ,y in a telephone number.

is another object of the present invention to provide a method maintaining a thread of voice mail correspondence.

isanotherobject ofthepresentinventiontoprovideameansto storeandvalidatethetransmissionand content ofan . )tgoing voice message.

is another object ofthe present invention to provide a novel dual email and telephone extension identity for user to

;cess voice messages from a telephone or computer using a common set of alphanumeric characters.

is another object ofthe present invention to provide a new means ofdelivering audio advertisements to a captive ldience.

isanotherobject ofthepresentinventiontoprovideanewmeans ofobtainingsurveyanddemographic data

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is another object of the present invention to provide untethered access to voice and email messaging using voice lTnmaud zones. .

isanotherobject ofthepresentinventiontoprovideameans ofschedulingthedelivery ofvoicemessages to enhance ..e impact on the recipient. .

n advantage of the invention is that it incorporates well-developed SMTP teclmology tD deliver voice messages globally ithout incurring long distance charges.

nother advantage of the invention is that those wishing to send an audio voice message do not need to have any nnputer equipment .

notheradvantage oftheinventionis thatrecipients ofvoicemessagesnolongerarerequiredto find and dial thenumber 'the originator, the recipient can easily reply to the voice message with a single click, button or spoken command.

notheradvantage oftheinventionis thatthecontext ofavoicemessagediscussion maybemaintainedas athread. PasL nnments may be accessed and referenced as needed.

nother advantage of the invention is that outgoing voice messages may be easily saved in virtually any computer adable medium. Proprietsry voice message systems are not required.

notheradvantage oftheinventionis thatbusinessesmaysubrogatethecosts ofthemessagingsysteminfi"astructure with nnographically tsrgeted advertising. Users unable to subscribe to the service can still have access paid for by advel1ising lsinesses.

nother advantage of the invention is that delivery of voice messages may be coordinated to coincide with the schedule of e recipient so that the voice message is delivered at the optimum time.

lese and other important objects, advantages, and featmes of the invention will become clear as this descliption Dceeds.

le invention accordingly comprises the featUl'es of construction, combination of elements, and arrangement of pm1s that ill be exemplified in the description set forth hereinafter and the scope of the invention will be indicated in the claims.

R.IEF DESCRlPTION OF DRAWINGS

lr a fuller understanding (jfllie riiifufe and objects of the invention,Teference should be made to the following detailed ,scription, taken in connectionwith the accompanying dra'wings, in which:

G. 1 is a schematic view of the invention as generally disclosed.

G. 2 is a schematic view ofan embodiment of the invention using a COlmnon SMTP and telephone extension string.

G.3 is a schematic view ofan embodiment ofthe invention incorporating demographically targeted advertising ,ponsive to survey data.

G. 4 is a schematic view of an embodiment of the invention for hands-free voice messaging.

G. 5isaschematicview ofanembodimentoftheinventionforsavingoutboundvoicemessages.

G. 6isaschematicview ofan embodiment oftheinvention featuring scheduledmessagedelivery. ~TAILED DESCRlPTION

:p:llpatft.uspto.gov/netacgi/nph-Parser?Sectl=PTOI&Sect2=HITOFF&d=PALL&p=1&u=%2Fnetalltml%2... 1/4/2008 'nited States Patent: 6765996 Page 9 of I0

eferring initially to FIG. 1, it will there be seen that an illustrative embodiment of the prior is denoted by the reference 1mber 10 as a whole. A first telephone connection 20 is made. The caller identity is establish 30 and a first audio clip is :corded 40. The caller identity may be established by a plurality ofmeans 35 which include, but are not limited to, TMF entries, voice recognition ofentries, or identification ofa preexisting voice pattem all associated with a preexisti ng ;er account. An email target string is established 50. The email target string may be established by DTMF entries, speed al function or voice recognition 60. The caller identity, audio clip and email target string are encapsulated into a first nail attachment 70. Preferably, the attachment is encrypted 80 and a hash is generated. The attachment is transmitted to first email account 90. Responsive to a second telephone cOllilectionlOO, the first email account is accessed and the ldio clip is played 110 over the second telephone connection. The caller is prompted for a reply recording 120 and a :cond audio clip is recorded 130. The second audio clip is encapsulated into a second email attachment 140 and )tionally the first audio clip is appended 150 to establish a thread ofrelated messages. The second email attachment is ,en transmitted to a second email account 160 associated 170 with the original caller identity 30.

IG. 2 shows an embodiment of the invention that provides a common identity for both telephone and email llnmunications while allowing access from either medimn. An SMTP address is established 180 which contains an phanumeric character string common to a telephone extension 200 established off a prinlary telephone number 190, :eferably, the alphanumeric characters are all integers, and thus easily entered on a touch·tone telephone, A text-to 'eech synthesis means 210 reads text messages over the telephone and responses are digitized 220 for outgoillg essaging over the telephone connection. Users are able to access the email account through standard POP3 mail lllllections as well.

:G.3 illustrates an embodiment of the invention wherein a call is made to the extension 230 and a conunercial is 'Oadcast240to thecaller. Thisprovidesameans ofpayingfortheinfrastructure oftheteleconununicationssystem ithout necessarily requiring a SUbscription to the service. Surveys may be initiated 250 which can then demographically rget 260 the most appropriate commercial broadcast 240 according to the characteristics of the ,individual caller. Survey ize incentives 270 may be offered to encourage active participation in the surveys. A means ofdistributing the dual vfTP and extension infonnation may be through the use ofcalling cards. These calling cards are traditionally used for ng distance service credits that are expended as the user makes calls. Login passwords for the SMTP address anc1!o,: Ns for accessing the system via telephone may be secured as scratch-offareas on the physical can~ itself. Alternatively, e cards'may be wrapped or covered with an opaque material that indicates ifthe material has been tampered with. Such ivacy sealing means are well known and often employedJor lottery tickets and sweepstakes prizes. Long distance rvice lllay be employed as an incentive for submitting to surveys 280 which can then be used to encourage more lise of e service 290.

FIG. 4, a voice cOIUmand zone is established 300. This zone may be the interior of a vehicle 310 a hospital room 320,

any type ofhUlUan inhabitable dwellings. An array ofvoice command instructions 330 are established and received by nicrophone means 340. The microphones 350 lllay comprise two general types: Olnni directional,360 and unidirectional '0. In the case ofoumi directional microphones 360 sounds from in a 360 degree sweep are recorded. However, in the se of unidirectional microphones 370 a single point is recorded. Accordingly, all RF or IR transmitter may be placed on e person 380 sought to be recorded and an RF or IR acquisitionllleans 390 dynamically tracks the location of the litter 380 and points to the unidirectional microphone 370 towards the appropriate target. A voice cOllunand initiates a rresponding SMTP command 400 to generate a new message or reply to an existing message. Audio recording is itiated responsive to a record command 410 and the audio recording is encapsulated 420 into an email attachment which then transmitted 430 to a predetermined email address.

FIG. 5, a caller identity is established 30. An audio clip is recorded 40 and an email target string is established 50. The ller identity, audio clip and target string are encapsulated 70 into an email attachment along with a date/time stamp 440. Ie email attachment is then transmitted 90 to an email account associated with the email target string. In addition, a copy the email attachment is stored 450 in a sent items repository.

FIG. 6, a caller identity is established 30. An audio clip is recorded 40 and an email target string is established 50. A )adcast time is established 460. This time may be resolved automatically by calculating the time zone difference 470 tween the sender and recipient oftIle message. The caller identity, audio clip and email target string are all encapsulated :0 an email attachment 70 and then transmitted to a predetennined email address 90 associated with the email target

p:1Ipatft.uspto.gov/netacgilnph-Parser?Sect1=PTO1&Sect2=HITOFF&d=PALL&p=1&u=%2Fnetalltml%2.., 1/4/2008 nited States Patent 6765996 Page 100fi0 ring at the established broadcast time.

will be seen tllat ilie objects set forth above, and iliose made apparent from the foregoing description, are efficiently tained and since certain changes may be made in ilie above construction without departing from the scope ofthe .vention, it is intended that all matters contained in the foregoing description or shown in the accompanying drawings iall be interpreted as illustrative and not in a limiting sense.

is also to be wlderstood iliat the following claims are intended to cover all ofthe generic and specific features of the vention herein described, and all statements ofthe scope ofthe invention which, as a matter oflanguage, might be said fall therebetween. Now that the invention has been described,

**'1:'k*

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EXHIBIT liB II

ESCROW AGREEMENT

This ESCROW AGREEMENT ("Agreement"), dated as of April 3, 2009, by and between CALYPSO WIRELESS, INC., a Delaware corporation ("Calypso"), JIMMY WILLIAMSON, P.C., a Texas professional corporation ("Williamson PC"), DRAGO DAIC, an individual residing in Houston, Texas ("Daic" and together with Williamson PC, the "Daic Parties"), and WILLIAMS KHERKHER HART BOUNDAS, L.L.P., a Texas limited liability partnership ("Escrow Agent").

WHEREAS, Calypso and the Daic Parties have entered into that certain 2009 Patent Proceeds Assignment dated April 3, 2009, hereinafter known as the "Proceeds Agreement";

WHEREAS, pursuant to the terms of the Proceeds Agreement, Calypso and the Daic Parties have agreed to execute documentation as is reasonably required to add Daic as a plaintiff in Case No. 2:08-cv-TJW-CE; Cal1!]2so Wireless. Inc. v. T-Mobile USA, Inc.; In the U.S. District Court for the Eastern District of Texas (Marshall Div) (the "T-Mobile Litigation");

WHEREAS, Calypso and the Daic Parties have agreed to enter into this Agreement in the event there is a dispute between the parties regarding any proceeds from the T-Mobile Litigation; and

WHEREAS, Escrow Agent is willing to serve as escrow agent, and hold the Escrowed Funds (as hereafter defined) in accordance with the terms and conditions hereof;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I. In the event of a disagreement between Calypso and the Daic Parties with respect to the distribution of any proceeds from the T-Mobile Litigation, Escrow Agent agrees to hold such proceeds (the "Escrowed Funds"), in escrow until such disagreement is resolved pursuant to Paragraph 8 ofthis Agreement.

  Escrow Agent shall deposit the Escrowed Funds in direct obligations of, or obligations guaranteed by, the United States ofAmerica, orcertificates ofdepositorinterestbearing accountsofany bankortrustcompany, incorporatedunderthelaws ofthe United States ofAmerica or any state, which has combined capital and surplus ofnot less than $50,000,000, or in commercial paper rated at least AI-PI or better by Standard & Poors or Moody's Investor Services, all as selected by Escrow Agent in its sole discretion.

  Any and all interest, dividends or other amounts earned as a result of investment of the Escrowed Funds (the "Earnings") shall become a portion of the Escrowed Funds and shall be

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distributed to Calypso and the Daic Parties in accordance with the resolution of the disagreement pursuant to Paragraph 8 ofthis Agreement.

  Escrow Agent shall be entitled to rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to, any instruction, order, judgment, certification, affidavit, demand, notice, opinion, instrument or other writing delivered to it hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document.

  The duties of Escrow Agent are only as herein specifically provided, and are purely ministerial in nature. Escrow Agent shall neither be responsible for, or under, nor chargeable with knowledge or, the terms and conditions of any other agreement, instrument or document in connection herewith, and shall be required to act in respect ofthe Escrowed Funds only as provided in this Agreement. This Agreement sets forth all the obligations of Escrow Agent with respect to any and all matters pertinent to the escrow contemplated hereunder and no additional obligations of Escrow Agent shall be implied from the terms of this Agreement or any other agreement. Escrow Agent shall incur no liability in connection with the discharge of its obligations under this Agreement or otherwise in connection therewith, except such liability as may arise from the willful misconduct or gross negligence ofEscrow Agent.

  Escrow Agent may consult with counsel of its choice, and shall not be liable for any action taken or omitted to be taken by Escrow Agent in accordance with the advice of such counsel.

  Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless in writing and signed by Escrow Agent.

8. Escrow Agent shall be permitted to dispose of the Escrowed Funds or any relevant portion thereof upon receipt of (i) written notice requesting such disposition from both Calypso and the Daic Parties, such notice to include the terms pursuant to which the Escrowed Funds shall bedisposed or(ii)a certifiedcopyofafiiialjudgmeiiiofacoUrtofcompeieiiijiiiisdictioiiproviding for the disposition ofthe Escrowed Funds.

9. Escrow Agent is acting as a stakeholder only with respect to the Escrowed Funds. If any dispute arises as to whether Escrow Agent is obligated to deliver the Escrowed Funds or as to whom the Escrowed Funds are to be delivered or the amount thereof, Escrow Agent shall not be required to make any delivery, but in such event Escrow Agent may hold the Escrowed Funds until receipt by Escrow Agent of instructions in writing, signed by all parties which have, or claim to have, an interest in the Escrowed Funds, directing the disposition of the Escrowed Funds, or in the absence of such authorization, Escrow Agent may hold the Escrowed Funds until receipt of a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Funds. Escrow Agent may require, as a condition to the disposition of the Escrowed Funds pursuant to written instructions, indemnification and/or opinions of counsel, in form and substance satisfactory to Escrow Agent, from each party providing such instructions. If such written instructions, indemnification and opinions are not received, or if the Escrow Agent is

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uncertain as to which party or parties are entitled to the Escrowed Funds, Escrow Agent may either

(i)
hold the Escrowed Funds until receipt of (X) such written instructions and indenmification or
(Y)
a certified copy of a final judgment of a court of competent jurisdiction providing for the disposition of the Escrowed Funds, or (ii) deposit the Escrowed Funds in the registry of a court of competent jurisdiction; provided, however, that notwithstanding the foregoing, Escrow Agent may, but shall not be required to, institute legal proceedings of any kind.
  Calypso and the Daic Parties agree to indemnifY and to jointly and severally hold Escrow Agent harmless against and with respect to, any and all loss, liability, damage, or expense (including, without limitation, attorneys' fees and costs) that Escrow Agent may suffer or incur in counection therewith, except to the extent such loss, liability, damage or expense arises form the willful misconduct or gross negligence of Escrow Agent. Without in any way limiting the foregoing, Escrow Agent shall be reimbursed for the cost of all legal fees and costs incurred by it in acting as Escrow Agent hereunder. Escrow Agent shall have the right at any time and from time from time to charge, and reimburse itself from, the Escrowed Funds for all amounts to which it is entitled pursuant to this Agreement. Escrow Agent will provide notice to Calypso and the Daic Parties prior to any such reimbursement, which notice shall include the amount of reimbursement as well as a description ofthe services.

  Escrow Agent and any successor escrow agent may at any time resign as such by delivering the Escrowed Funds to either (i) any successor escrow agent designated by all the parties

I hereto (other than Escrow Agent) in writing, or (ii) any court having competent jurisdiction. Upon its resignation and delivery of the Escrowed Funds as set forth in this paragraph, Escrow Agent shall be discharged of, and from, any and all further obligations arising in connection with the escrow contemplated by this Agreement.

  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns. Nothing in this Agreement, express or implied, shall give to anyone, other than the parties hereto and their respective permitted successors and assigns, any benefit, or any legal or equitable right, remedy or claim, under or in respect of this Agreement or escrow cOliteiiiplaI(~d hl~iaiy

  Any notice authorized or required to be given to a party hereto pursuant to this Agreement shall be deemed to have been given when hand-delivered, or when mailed by United States certified or registered mail, postage prepaid, return receipt requested addressed to the address set forth under the name of such party on the signature page of this Agreement. Any party may change its respective address by giving notice thereof in writing to the other parties hereto in the same marmer as set forth above.

  This Agreement shall be construed and enforced in accordance with the laws of the State ofTexas. Each of the parties hereto agree to submit to personal jurisdiction and to waive any objection as to venue in the County of Harris, State of Texas. Service of process on any party hereto in any action arising out of or relating to this Agreement shall be effective if mailed to such party as set forth in the immediately preceding paragraph.

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  TO THE FULL EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREIN, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ESCROW AGENT ENTERING INTO THIS AGREEMENT.

  This Agreement may be executed in any number of separate counterparts, each of which shall, collectively and separately, constitute one agreement.

  All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the parties hereto taken within context may require.

  The rights or Escrow Agent contained in this Agreement, including without limitation the right to indemnification, shall survive the resignation of Escrow Agent and the termination ofthe escrow contemplated.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as ofthe day and year first written above.

CALYPSO WIRELESS, INC.

Address: 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380 Attention: Richard Pattin Facsimile No. 281-362-2704

di M. Rusnak, Authorized Representative

Address: 4310 Yoakum Boulevard Hou~on, Texas 77006 Facsimile No. 713-223-0001

Address:

Facsimile No. (281) 444-4727

WILLIAMS KHERKHER HART BOUNDAS, L.L.P.

By: _ Name: _

Address:

Facsimile No. _

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EXHIBIT "e" AMENDED AND RESTATED PATENT MORTGAGE AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED PATENT MORTGAGE AND SECURITY AGREEMENT ("Amended Security Agreement") is made as of April 3 , 2009 by and between Calypso Wireless, Inc., a Delaware corporation ("Debtor"), and Drago Daic, an individual residing in Houston, Texas ("Daic"), and Jimmy Williamson, P.C., a Texas professional corporation ("Williamson PC" and collectively with Daic, "Secured Party").

WHEREAS,

A. Debtor and Daic are parties to that certain Settlement Agreement dated April 3, 2008 (the "Original Settlement Agreement");

B. Debtor defaulted on its obligations under the Original Settlement Agreement and the parties hereto have entered into an Amended and Restated Settlement Agreement of even date herewith (the "Amended Settlement Agreement");

C. To secure Debtor's obligations under the Original Settlement Agreement as well as the various notes and other documents contemplated thereby, Debtor granted Secured Party certain liens and security interest pursuant to the Patent Mortgage and Security Agreement dated April 3, 2008 (the "Original Security Agreement"). As a result of the execution of the Amended Settlement Agreement, the parties have determined to amend and restate the Original Security Agreement through execution of this Amended Security Agreement;

D. Pursuant to the Amended Settlement Agreement, Debtor has agreed, among other things, to pay to Secured Party One Hundred Forty Six Million Fifty Thousand Six Hundred Forty Five Dollars ($146,050,645) (including interest as of March 24, 2009), plus interest thereon after March 24, 2009, and to deliver to Secured Party 13,400,000 shares of common stock of Debtor (all obligations of Debtor under the Amended Settlement Agreement as well as the obligations of Debtor under the 2009 Patent Proceeds Assignment (as defined below) being referred to herein as the "Obligations"); and

E. Pursuant to the Amended Settlement Agreement, Debtor and Secured Party have executed that certain 2009 Patent Proceeds Assignment, dated of even date herewith (the "2009 Patent Proceeds Assignment"), pursuant to which Debtor has assigned to Secured Party certain proceeds under the ASNAP Patent (as defined below) and the Baxter Patents (as defined below); and

F. To secure Debtor's obligations under the Amended Settlement Agreement, including without limitation its obligations under the 2009 Patent Proceeds Assignment, this Amended Security Agreement continues the security interest, originally granted by Debtor pursuant to the Original Security Agreement, in certain patent rights owned by Debtor commonly known as "ASNAP", including, but not limited to (1) United States Patent No. US 6,680,923 BI, U.S. Patent Application Serial No. 11/040,482, and PCT Application No. PCT/USO 1/07528; (2) all patents and

GMILLERI0038701000021354912.21

applications throughout the world that claim priority to, directly or indirectly, or from which the foregoing claim priority, directly or indirectly; (3) all substitutions for and divisions, continuations, continuations-in-part, renewals, reissues, patent cooperation treaty applications, foreign applications, national phase entries, and extensions ofthe foregoing patents and applications throughout the world, and includingpatentapplicationsandpatentsandapplicationsthroughout the world for likeprotection that have now been or may in the future be granted on the invention disclosed in any ofthe foregoing patents or applications, including without limitation, those obtained or permissible under past, present, and future laws and statutes; and (4) all right, title, and interest in and to any and all rights and causes of action based on, arising out of, related to, or on account ofpast, present, and future unauthorized use and/orinfringementofanyand allofthe foregoing, includingbutnot limited to all past, present, and future awards, damages, and remedies related thereto or arising therefrom (collectively, the "ASNAP Patent");

G. To secure Debtor's obligations under the Amended Settlement Agreement, including without limitation its obligations under the 2009 Patent Proceeds Assignment, this Amended Security Agreement grants, and/or continues the grant of, a security interest in certain patent rights owned by Debtor commonly known as "Baxter", including, but not limited to (1) United States I Patents No. 6,385,306, No. 6,765,996, No. 6,839,412 and No. 7,031,439; (2) all patents and applications throughout the world that claim priority to (directly or indirectly) the foregoing, or from I which the foregoing claim priority (directly or indirectly); (3) all substitutions for and divisions, continuations, continuations-in-part, renewals, reissues, patentcooperationtreatyapplications, foreign applications, nationalphase entries,andextensionsoftheforegoingpatentsandapplicationsthroughout the world, and includiog patent applications and applications throughout the world for like protection thathave nowbeenor mayinthe futul"Cbegrantedon theinventiondisclosedin anyofthe foregoing patentsorapplications, includingwithoutlimitation,thoseobtainedorpennissibleunder past,present, and future laws and statutes; and (4) all right, title, and ioterest in and to any and all rights and causes of action based on, arising out of, related to, or on account ofpast, present, and future unauthorized use and/or infringement ofany and all ofthe foregoing, including but not limited to all past, present, and future awards, damages, and remedies related thereto or arising therefrom (collectively, the "Baxter Patents").

I

NOW, THEREFORE, the parties hereto agree as follows:

1. COLLATERAL ASSIGNMENT, PATENT MORTGAGE AND GRANT OF SECURITY INTEREST. As collateral security for the prompt and complete payment and perfonnance of all of the Obligations, Debtor hereby grants a security interest, lien upon and I mortgage to Secured Party, as collateral security, in and to Debtor's entire right, title and interest in,

I

to and under the following (the "ASNAP and Baxter Collateral"):

(a) the ASNAP Patent;

I

(b) the Baxter Patents;

I

[

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GMILLER\003870\00002\3549J2.2

(b)
Any and all income, royalties, damages, claims, and payments now and hereafter due andpayableon account oftheASNAP Patentandlorthe BaxterPatents, including, without limitation, all claims for damages and payments by way ofpast, present and future infringement, misappropriation, or dilution ofany ofthe rights arising from the ASNAP Patent andlor the Baxter Patents; and
(c)
All proceeds and products of the foregoing, including, without limitation, all paymentsunderinsuranceoranyindemnity orwarrantypayable inrespect ofanyof the foregoing.

2. COVENANTS AND WARRANTIES. Debtor represents, warrants to, and covenants and agrees with Secured Party, as follows:

(a)
Except as set forth in the 2009 Patent Proceeds Assignment or in this Amended Security Agreement, Debtor is and will continue to be the sole and exclusive owner of the entire legal and beneficial right, title and interest in and to the ASNAP Patent and the Baxter Patents, free and clear ofany lien, charge, security interest or other encumbrance. Debtor will defend its right, title and interests in and to the ASNAP Patent and the Baxter Patents, and the ASNAP and Baxter Collateral against claims ofany third parties;
(b)
PerformanceofthisAmendedSecurityAgreementdoesnotconflictwithorresult ina breach ofany agreement to which Debtor is a party or by which Debtor is bound;
(c)
Debtor shall take any and all such actions (including but not limited to institution and maintenance ofsuits,proceedings oractions) as arenecessaryandappropriateto properlymaintain, protect, preserve, care for and enforce the ASNAP Patent, the Baxter Patents and the ASNAP and Baxter Collateral. However, Debtor shall not be required to incur costs or take other actions when, in the exercise of its reasonable business judgment, such costs or other actions would not be advisable. Without limiting the generality ofthe foregoing, Debtor shall pay when due such fees, taxes and other expenses which shall be incurred, which shall accrue, andlor which shall come due withrespectto any oftheASNAP andBaxterCollateral, includingbutnotlimitedto all prosecution, maintenance, and annuity fees related to the. ASNAP Patent andlor.the BaxterPatents. Debtor shall not abandon or dedicate to the public any ofthe ASNAP Patent, the Baxter Patents or related patent rights,nordo anyactnoromit todo anyact ifsuchactoromissionis ofa characterthattendsto cause or contribute to the abandonment or dedication to the public ofthe ASNAP Patent, the Baxter Patentsorrelatedpatentright orlossoforadverseeffect onanyrights inthe ASNAPPatentandlor Baxter Patents or related patent right;
(d)
Debtor shall in the future use statutory and other appropriate symbols, notices or legendsoftheASNAPPatentandBaxterPatentspending orissuedconsistentwith noticepractice;
(e)
Debtor shall do all things which are necessary and appropriate to insure that each licensee ofany portion ofthe ASNAP Patent andlorthe BaxterPatents, initsuse ofany orall ofthe ASNAP and Baxter Collateral in its business, shall: (a) comply fully with all applicable license agreements; and (b) satisfy and perfonn all the same obligations set forth herein (with respect to

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I I !II

I rI

Debtor's use ofthe ASNAP and Baxter Collateral) as fully as though such obligations were set forth with respect to such licensee's use ofthe licensed ASNAP and Baxter Collateral;

(f) In the event any infringement or unauthorized or improper use by any third party has been made and/or reasonably established by Debtor with respect to the ASNAP Patent, the Baxter Patents or the patent rights related thereto, Debtor shall promptly notifY Secured Party and Debtor shall take action against such infringement or unauthorized orimproper use. However, Debtor shall

i

not be required to incur costs or take other actions when, in the exercise ofits reasonable business judgment, such costs or other actions would not be advisable;

1

(g) DebtorherebyauthorizesSecuredPartytocausethisAmendedSecurityAgreementto be recorded with the United States Patent and Trademark Office and appropriate state agencies;

.(h) Duringtheterm ofthisAmendedSecurityAgreement,Debtorwill notsell,transfer, assign or otherwise encumber any interest in the ASNAP and Baxter Collateral, except (i) licenses or other assiguments granted by Debtor in the ordinary and normal course orits business or as set forth in this Amended Security Agreement or that do not, in the aggregate, impair the ASNAP and Baxter Collateral and, provided, further, that any such licenses or other assignments are made in a manner permitted by the 2009 Patent Proceeds Assignment and (ii) subject to Debtor's execution of

I

appropriate documents, in form acceptable to Secured Party, to perfect orcontinue the perfection of I Secured Party's interest in the ASNAP and Baxter Collateral as well as any other interest held by Secured Party, transfers to Affiliates (as defined in the 2009 Patent Proceeds Assignment) ofDebtor; and

i

I

(i) Debtor shall not enter into any agreement that would materially impair or conflict with Debtor's obligations hereunder without Secured Party's prior written consent.

3. SECURED PARTY'S RIGHTS. Secured Party shall have the right, but not the obligation, to take, at Debtor's sole expense, any actions that Debtoris required under this Amended

I Security Agreement to take but which Debtor fails to take, after fifteen (lS) days' notice to Debtor. Debtorshall reimburse and indemnifY Secured Party for all reasonable costs and reasonable expenses incurred in the reasonable exerciseofitsrights under this provision.

4. INSPECTION RIGHTS. Debtor hereby grants to Secured Party andits employees,

I

representatives and agents the right to visit, during reasonable hours upon prior reasonable and no lessthanthree business days advance writtennoticetoDebtor, any ofDebtor'splantsandfacilities that manufacture, install or store products (or that have done so during the prior six-month period) utilizing, in whole or in part, any ofthe ASNAP and Baxter Collateral, and to inspect the products and quality control records relating thereto upon reasonable written notice to Debtor and as often as may be reasonably requested.

S. FURTHER ASSURANCES; ATTORNEY IN FACT.

(a) Ona continuing basis for the purpose ofperfecting and maintaiuing the perfection of Secured Party's security interest in the ASNAP and Baxter Collateral, Debtor will make, execute, !.

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acknowledge and deliver, and file and record in the proper filing and recording places in the United States, all such instruments, including appropriate fmancing and continuation statements, and take all such action as may reasonably be necessary or advisable, or as reasonably requested by Secured Party, which Secured Party reasonably identifies as material to the operation ofDebtor's business on an on-going basis or the value ofthe ASNAP and Baxter Collateral, and otherwise to carry out the intentand purposes ofthis AmendedSecurityAgreement, or for assuring and confirmingtoSecured Party the grant or perfection ofa security interest in the ASNAP and Baxter Collateral.

(b) Debtor hereby irrevocably appoints Secured Party as Debtor's attorney-in-fact, with full authority in the place and stead of Debtor and in the name of Debtor, from time to time in Secured Party's discretion, to take any action and to execute any instrument which Secured Party mayreasonablydeemnecessary oradvisableto accomplishthepurposes ofthis AmendedSecurity Agreement, including (i) to file, in its reasonable discretion, one or more financing or continuation statements and amendments thereto, relative to the ASNAP and Baxter Collateral without the signature ofDebtorwhere permitted by lawand (ii) to transferthe ASNAP and BaxterCollateralinto the name of Secured Party or a third party to the extent permitted under the UCC provided that Secured Party agrees that it shall not exercise its powers as attorney-in-fact underthis Section except upon the occurrence and during the continuation ofan Event ofDefault (as hereinafter defined).

6. EVENTS OF DEFAULT. The occurrence ofany ofthe following shall constitute an "Event ofDefault" under this Amended Security Agreement:

(a)
Debtor breaches anywarranty or agreement made byDebtor in this Amended Security Agreement or breaches any other provision of this Amended Security Agreement and, as to any breach that is capable of immediate cure, Debtor falls to cure such breach within thirty (20) days after written notice ofsuch breach is given to Debtor (it being understood and agreed that no such notice and opportunity to cure shall be provided with respect to any breach that is not capable of immediate cure);
(h) Debtor falls to abide by the terms ofthe Amended Settlement Agreement; and
(c)
Debtor fails to make any payments.due.under.the terrnsofthe 2009 Patent Proceeds Assignment or any other agreement executed pursuant to the terms of the Amended Settlement Agreement and fails to cure such monetary default within ten (10) days from the date of written notice of same, or if Debtor breaches any non-monetary provision of the 2009 Patent Proceeds Assignment or any other agreement executed pursuant to the terms of the Amended Settlement Agreement and fails to (i) cure such monetary default within twenty (20) days from the date ofthe written notice ofsame or (ii)ifsuch non-monetary defaultis not ofthe nature thancan reasonablybe cured within twenty (20) days and promptly commences to cure the default within twenty (20) days and promptly completes such cure thereafter.

7. REMEDIES. Upon the occurrence and during the continuance of an Event of Default:

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(a)
SecuredPartyshallhavetherighttoexercisealltheremedies ofasecuredpartyunder the DCC, including, without limitation, the right to require Debtor to assemble the ASNAP and Baxter Collateral and any tangible property in which Secured Party has a security interest and to make it available to Secured Party at a place designated by Secured Party. Secured Party shall have a nonexclusive, royaltyfreelicenseorotherright, solelypursuanttotheprovisions ofthisSection,to use, without charge, the ASNAP and Baxter Collateral, to the extent reasonably necessary to permit Secured Party to exercise its rights and remedies pursuant to this Section, including, without limitation,thecompletion ofproduction,advertisingfor saleandthesale oftheASNAPandBaxter Collateral and, in connection with Secured Party's exercise of its rights hereunder, Debtor's rights under all licenses and all franchise agreements which constitute ASNAP and Baxter Collateral shall inuretothebenefit ofSecuredParty. Debtorwillpayanyexpenses(includingreasonableattorneys' fees) incurred by Secured Party in connection with the exercise ofany of Secured Party's rights hereunder, including, without limitation, any expense incurred in disposing of the ASNAP and BaxterCollateral. All ofSecuredParty'srightsandremedieswithrespecttotheASNAPandBaxter Collateral shall be cumulative.
(b)
Secured Party may notify any obligors with respect to the ASNAP and Baxter CollateralofSecuredParty's securityinterestandthatsuchobligors are to makepaymentsdirectlyto Secured Party. Secured Party may send this notice in Debtor's name or in Secured Party's name, and, at Secured Party's request, Debtor will join in Secured Party's notice, provide written confirmationofSecuredParty's security interestandrequest thatpaymentbe sentto SecuredParty. Secured Party may enforce this obligation by specific performance. Secured Party may collect all amounts due from such obligors. Dpon and after notification by Secured Party to Debtor, Debtor shall hold any proceeds and collections of any of the ASNAP and Baxter Collateral in trust for Secured Party and shall not commingle such proceeds or collections with any other of Debtor's funds, andDebtorshalldeliverallsuchproceedsto SecuredPartyimmediatelyuponDebtor'sreceipt thereof in the identical form received and duly endorsed or assigned to Secured Party.
(c)
Secured Party will give to Debtor reasonable notice of the time and place of any publicsale ofASNAP and BaxterCollateral, orpart thereof, orofthetimeafterwhichanyprivate saleorotherintendeddispositionthereofistobemade. Suchrequirement ofreasonablenoticeshall b", met ifSUClll10tice is delivered to the address of Debtor set forth in this Amended Security Agreement at least fifteen (15) calendar days before the time of the proposed sale or disposition. Any such sale may take place from Debtor's location or such other location as Secured Party may designate. Debtor shall remain liable for any deficiency in payment ofthe Indebtedness after any such sale.
(d)
Nothing herein shall be construed as obligating Secured Party to take any of the foregoing actions at any time.

8. LICENSE AGREEMENT OBLIGATIONS; LIABILITY FOR USES OF PATENTCOLLATERAL. NothinginthisAgreementshallrelieveDebtorfromanyperformance, inaccordancewiththis AmendedSecurityAgreement, ofanycovenant, agreement orobligationof Debtor under any license agreement now or hereafter in effect licensing any part ofthe ASNAP and Baxter Collateral, or from any liability to any licensee or licensor under any such license agreement

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or to any other party, or shall impose any liability on Secured party for any act or omission ofDebtor inconnectionwith anysuchlicenseagreement. Debtorshall beliableforanyandall usesormisuses ofandthepractice,manufacture,sales (orothertransfersordispositions) ofanyoftheASNAPand ! Baxter Collateral by Debtor and its Affiliates. Debtor shall also be exclusively liable for any claim, ,I suit,loss,damage,expenseorliabilityarisingout oforinconnectionwiththefault, negligence,acts oromissions ofDebtor(regardless ofwhethersuchfault, negligence,actsoromissionsoccurredor occur prior to or after such license termination).

  INDEMNIFICATION. Debtor shall indemnifY and hold harmless Secured Party from and against, and shall pay to Secured Party on demand, any and all claims, actions, suits, judgments, penalties, losses, damages, costs, disbursements, expenses, obligations or liabilities of any kind or nature (except those resulting from Secured Party's action or inaction in the form of gross negligence orwillful misconduct) arising in anyway out oforin connection with the custody, preservation, use, practice, operation, sale, license (or other transfer or disposition) of the ASNAP andBaxterCollateral, anyallegedinfringement ofthe intellectualpropertyrights ofanythirdparty, the production, marketing, provision, delivery and sale ofthe goods and services providedunder or in connection with or nsing or practicing any of the ASNAP Patent, the Baxter Patents or the ASNAP and Baxter Collateral, the sale of, collection from or other realization upon any of the ASNAP and Baxter Collateral, the failure. of Debtor to perform or observe any of the provisions hereof,ormattersrelating toanyoftheforegoing. Debtorshall makenoclaimagainstSecuredParty for or in connection with the exercise or enforcement by Secured Party of any right or remedy granted to it hereunder, or any action taken or omitted to be taken by Secured Party hereunder (except for the gross negligence or willful misconduct of Secured Party).

  NOTICES. Any notices or other communications required or permitted under, or otherwise in connection with this Amended Security Agreement, shall be in writing and shall be deemedtohavebeendulygiven(i)whendeliveredinperson; (ii)uponconfirmation ofreceiptwhen transmitted by facsimile transmission (but only if followed by transmittal by national overnight courier or hand delivery on the next Business Day; (iii) three (3) days following deposit in a regularly maintained receptacle for the United States mail, registered or certified, postage fully prepaid; or (iv) on the next Business Day iftransmitted by national overnight courier, in each case to the address set forth below or at such other.address as such party may have previously specified by notice provided in accordance herewith:

Ifto Debtor, to:

Calypso Wireless, Iuc. 21 Waterway Avenue, Suite 300 The Woodlands, Texas 77380 Attention: Richard Pattin Facsimile No..281-362-2704

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If to Secured party, to:

DragoDaic 11 Lake Sterling Gate Drive Spring, Texas 77379 Facsimile No. (281) 444-4727

and to:

Jimmy Williamson, P.C. 4310 Yoaknm Boulevard Houston, Texas 77006 Facsimile No. (713) 223-0001

with a copy to:

Boyar & Miller, P.C. 4265 San Felipe, Suite 1200 Houston, Texas 77027 Attention: Gary W. Miller Facsimile No.: (713) 552-1758

  SUCCESSORS AND ASSIGNS. This Amended Security Agreement and all obligations of Debtor hereunder shall be binding upon the successors and assigns of Debtor, and shall, together with the rights and remedies of Secured party hereunder, inure to the benefit of Secured Party and their successors and assigns.

  REASSIGNMENT. At such time as Debtor shall completely satisfy all of the obligations secured hereunder, Secured Party shall execute and deliver to Debtor all deeds, assignments and other instruments as may be necessary or proper to revest in Debtor full title to the property assigned hereunder, subject to any disposition thereof which may have been made by Secured Party pursuant hereto. .

  NO WAIVER. No failure or delay on the part ofSecured Party, in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof.

  ATTORNEYS' FEES. Ifany actionrelating to this Amended Security Agreement is broughtbyeitherpartyheretoagainsttheotherparty,theprevailingpartyshall beentitledtorecover reasonable attorneys' fees, costs and disbursements.

  AMENDMENTS. Except as otherwise provided herein, this Amended Security Agreement may be amended only by a written instrnment signed by each ofthe parties hereto.

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  COUNTERPARTS. This Amended Security Agreement may be executed in any numberofcounterparts, each ofwhich whensodelivered shall bedeemedanoriginal,butallsuch counterparts shall constitute but one and the same instrument. Each such Amended Security Agreementshall becomeeffectiveuponthe execution ofacounterparthereoforthereofbyeach of the parties hereto and telephonic notification that such executed counterparts has been received by Debtor and Secured Party.

  GOVERNING LAW; JURISDICTION; JURY WAIVER. This Amended Security Agreement shall be governed by, and construed in accordance with, the internal laws ofthe StateofTexas, withoutregardtoprinciples ofconflictsoflaw. DebtorandLenderconsenttothe exclusive jurisdiction ofany state or federal court located in Harris County, Texas.

  SEVERABILITY. In the event any tenn or provision of this Amended Security Agreement shall for any reason be held to be invalid, illegal or unenforceable to any extent or in any respect, or otherwise detennined to be of no effect, in any jurisdiction, such invalidity, illegality, unenforceability or detennination shall affect only such tenn or provision, or part thereof, in only suchjurisdiction. Thepartiesagreetheywillnegotiateingoodfaithtoreplaceanyprovisionsoheld invalid, illegal or unenforceable, or so detennined, with a valid, enforceable and effective provision which is as similar as possible in substance and effect to the provision which is invalid, illegal, unenforceable or ofno effect.

  AMENDMENT AND RESTATEMENT. This Amended Security Agreement amends, restates and supersedes in all respects the Original Security Agreement.

[REMAINDER PAGE INTENTIONALLY LEFT BLANK)

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IN WITNESS WHEREOF, the parties hereto have executed this Amended Security Agreement on the day and year first above written.

DEBTOR: CALVPSO WIRELESS, INC.

SECURED PART';:

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Date: y:-'5 ~ 6 L

Date:

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